UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Time Warner Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2014 ANNUAL
MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

Friday, June 13, 2014 at 10:00 a.m. (local time)
Burbank, California

April 21, 2014

Dear Fellow Shareholder:

You’re cordially invited to attend Time Warner Inc.’s 2014 Annual Meeting of Shareholders. The meeting will be held on Friday, June 13, 2014, at 10:00 a.m. (local time) at the Steven J. Ross Theater, Warner Bros. Studios, 4000 Warner Boulevard, in Burbank, California. A map with directions to the meeting is provided on the last page of this Proxy Statement. If you are unable to attend the meeting in person, please listen to the webcast live on the Internet at www.timewarner.com/annualmeetingmaterials.

Details about the business to be conducted at the Annual Meeting and other information can be found in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. As a shareholder, you will be asked to vote on a number of proposals.

Whether or not you plan to attend the Annual Meeting of Shareholders in person, your vote is important. After reading the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, please submit your proxy or voting instructions promptly.

We look forward to seeing those of you who are able to attend the Annual Meeting in person.

Sincerely,

Jeffrey L. Bewkes
Chairman of the Board
and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY INTERNET, TELEPHONE OR MAIL.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting (the “Annual Meeting”) of Shareholders of Time Warner Inc. (the “Company”) will be held on Friday, June 13, 2014, at 10:00 a.m. (local time). The meeting will take place at:

Steven J. Ross Theater
Warner Bros. Studios
4000 Warner Boulevard
Burbank, California 91522

     (see directions to the meeting and parking instructions on the last page of the accompanying Proxy Statement).

The purposes of the meeting are:

1.	To elect 12 directors named in the accompanying Proxy Statement for a term of one year and until their successors are duly elected and qualified;

2.	To ratify the appointment of the firm Ernst & Young LLP as independent auditor of the Company for 2014;

3.	To hold an annual advisory vote to approve named executive officer compensation;

4.	To consider and vote on a shareholder proposal included in the accompanying Proxy Statement, if properly presented at the Annual Meeting; and

5.	To transact such other business as may properly come before the Annual Meeting.

The close of business on April 14, 2014, is the record date for determining shareholders entitled to vote at the Annual Meeting or any adjournments or postponements of the meeting. Only holders of the Company’s common stock as of the record date are entitled to vote on the proposals described in this Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

Whether or not you plan to attend the Annual Meeting in person, please promptly submit your proxy or voting instructions by Internet, telephone or mail by following the instructions in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Any holder of record who is present at the Annual Meeting may vote in person, which will revoke any proxy previously submitted. If your shares are held through a bank or brokerage account and you want to vote in person at the Annual Meeting, you will need to contact your bank or broker to obtain a written legal proxy from the record holder of your shares.

If you are planning to attend the Annual Meeting in person, because of security procedures, you should register in advance to be admitted to the Annual Meeting. You can register in advance by calling (855) 333-3409 by Monday, June 9, 2014. In addition to registering in advance, you will be required to present government-issued photo identification (e.g., driver’s license or passport) to be admitted to the Annual Meeting. Inspection of packages and bags, among other measures, may be employed to enhance the security of those attending the Annual Meeting. These procedures may require additional time, so please plan accordingly. To avoid disruption, admission may be limited once the Annual Meeting begins.

TIME WARNER INC.

Paul F. Washington
Corporate Secretary

April 21, 2014

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

2014 PROXY STATEMENT SUMMARY

This summary highlights information contained in this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

Matters to Be Voted on at the Annual Meeting

Matter		Board Recommendation	Page Reference For More Information
Election of 12 directors for a term of one year and until their successors		FOR each nominee	Pages 3 to 11
are duly elected and qualified:
James L. Barksdale	Jessica P. Einhorn
William P. Barr	Carlos M. Gutierrez
Jeffrey L. Bewkes	Fred Hassan
Stephen F. Bollenbach	Kenneth J. Novack
Robert C. Clark	Paul D. Wachter
Mathias Döpfner	Deborah C. Wright
Ratification of the appointment of the firm Ernst & Young LLP as		FOR	Page 12
independent auditor for 2014.
Advisory vote to approve named executive officer compensation.		FOR	Page 13
Shareholder proposal regarding an independent Chairman of the Board.		AGAINST	Pages 14 to 16

The Company has a long-standing practice of engaging with its shareholders throughout the year on governance topics, including executive compensation. For many years, these discussions with shareholders have informed the Compensation Committee’s deliberations and decisions, such as having the entire increase in compensation under the Chairman and CEO’s employment agreement (effective January 1, 2013) consist of performance-based long-term incentive compensation, increasing the CEO’s stock ownership requirement in 2013, and selecting new performance measures for performance stock units (“PSUs”) implemented in 2012.

At the 2013 Annual Meeting, shareholders representing 93.0% of the votes cast at the meeting voted in favor of the compensation of the named executive officers (“NEOs”) included in the Company’s 2013 Proxy Statement. The Company believes that its executive compensation program, which reflects the feedback of shareholders, has been effective at driving strong financial and operating performance by the Company and providing executives a powerful incentive for individual performance, aligning the NEOs’ interests with those of the Company’s shareholders, and enabling the Company to continue to attract and retain talented executives. Taking into account shareholder feedback received in recent years and the results of the 2013 advisory vote on NEO compensation, the Compensation Committee determined to maintain the overall executive compensation structure for 2014.

Additional information regarding the executive compensation program and 2013 compensation is discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, beginning on page 34.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       1

One Time Warner Center
New York, NY 10019-8016

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Time Warner Inc., a Delaware corporation (“Time Warner” or the “Company”), for use at the Annual Meeting of the Company’s shareholders (the “Annual Meeting”) to be held on Friday, June 13, 2014, at the Steven J. Ross Theater at Warner Bros. Studios, 4000 Warner Boulevard, in Burbank, California, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. Shareholders attending the Annual Meeting in person should follow the directions provided on the last page of this Proxy Statement.

As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to send a Notice of Internet Availability of Proxy Materials with instructions for accessing the Company’s proxy materials (i.e., this Proxy Statement and the Company’s 2013 Annual Report to Shareholders) via the Internet to most of its shareholders of record as of the close of business on April 14, 2014. On or about April 21, 2014, the Company will begin mailing the Notice of Internet Availability of Proxy Materials, as well as printed copies of the proxy materials and proxy or voting instruction form, to shareholders. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials unless you request it by following the instructions in the Notice of Internet Availability of Proxy Materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on Friday, June 13, 2014:

This Proxy Statement and the Company’s 2013 Annual Report to Shareholders are available electronically at www.timewarner.com/annualmeetingmaterials.

Submitting Your Proxy

Time Warner shareholders should submit their proxy or voting instructions as soon as possible.

If you received a Notice of Internet Availability of Proxy Materials: Please submit your proxy (if you are a registered holder) or voting instructions (if you are a beneficial holder holding your shares through a bank, brokerage firm or other nominee) via the Internet using the instructions included in the Notice of Internet Availability of Proxy Materials.

If you received a printed copy of the proxy materials:

  If you are a registered holder and submitting your proxy by mail, please complete, sign and return the proxy card in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be completed in accordance with the instructions on it and received by the Company’s transfer agent, Computershare, prior to the Annual Meeting. If you are submitting your proxy by telephone, follow the “Vote by telephone” instructions on the Electronic Voting Instructions section of the proxy card delivered with the proxy materials. If you are submitting your proxy through the Internet, follow the “Vote by Internet” instructions on the Electronic Voting Instructions section of the proxy card delivered with the proxy materials. Whichever method you select, for your proxy to be counted, you must submit it prior to 1:00 a.m., Central Time, on June 13, 2014.
  If you are a beneficial holder and received a printed copy of the proxy materials, you should submit your voting instructions in accordance with the instructions on the voting instruction form provided by the bank, brokerage firm or other nominee that is the record holder of your shares.
  If you plan to attend the Annual Meeting and wish to vote your shares in person, you will be given a ballot at the meeting. If you are a beneficial holder, to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank, brokerage firm or other nominee that is the record holder of your shares.

2       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

COMPANY PROPOSALS

Proposal 1: Election of Directors

Director Nominees for 2014 Annual Meeting of Shareholders

The Board of Directors nominated for election at the 2014 Annual Meeting the slate of 12 nominees named below on the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Nominating Committee”). Each of the nominees currently serves as a director of the Company and, other than Carlos M. Gutierrez, who was appointed by the Board of Directors in October 2013, was elected by the shareholders at the Company’s 2013 Annual Meeting of Shareholders.

The nominees for director at the 2014 Annual Meeting will be elected to serve for a one-year term until the next annual meeting of shareholders and until their successors have been duly elected and qualified or until their earlier death, resignation or retirement. If any director nominee is unable or unwilling to serve as a director at the time of the 2014 Annual Meeting, the persons named in the proxy card (who are appointed by shareholders as their proxies) intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. As of the date of this Proxy Statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. The persons named in the proxy card as shareholders’ proxies intend to vote such proxy for the election of each of the 12 nominees named below, unless a shareholder indicates on the proxy that the vote should be “against” any or all of the nominees.

The Board of Directors recommends a vote FOR the election of the 12 director nominees named below.

Vote Required for Approval

Because the election of the Company’s directors at the 2014 Annual Meeting is uncontested, a majority of the votes duly cast by the holders of Time Warner common stock, par value $0.01 per share (“Common Stock”), with respect to each director is required for the election of that director.

If an incumbent director nominee in an uncontested election receives more “against” votes than “for” votes, the director must submit an offer to resign from the Board. The Board will then consider the resignation offer and may either (i) accept the resignation offer or (ii) reject the resignation offer and seek to address the underlying cause(s) of the “against” votes. The Board is required to make its determination within 90 days following the certification of the shareholder vote and make a public announcement of its decision, including a statement regarding the reasons for its decision if the Board rejects the resignation offer.

Director Nomination Process

There are a number of different ways in which an individual can be nominated for election to the Board of Directors.

Nominations Developed by the Nominating Committee. The Nominating Committee follows the steps described below to identify and propose an individual for election to the Board:

  The Nominating Committee conducts periodic assessments of the overall composition of the Board in light of the Company’s current and expected future business needs and structure and, based on such assessments, may establish specific qualifications that it will seek in Board candidates. The Nominating Committee reports on the results of these assessments to the full Board of Directors.
  The Nominating Committee seeks advice and the names of potential director candidates from Committee members, other members of the Board, members of management, major shareholders, and other public and private sources. The Nominating Committee sometimes retains a search firm to assist it in these efforts. The Nominating Committee reviews the qualifications of incumbent candidates for re-nomination to the Board annually.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       3

  The Nominating Committee recommends a slate of director candidates, which may include both incumbent and new director nominees, to submit for shareholder approval at the annual shareholders meeting. In addition, the Nominating Committee may recommend that the Board elect new members of the Board who will serve until the next annual shareholders meeting.

Shareholder Recommendations Submitted to the Nominating Committee. Shareholders may submit names of director candidates to the Nominating Committee for its consideration. The process for shareholders to use in submitting names of director candidates is described below under “Other Procedural Matters – Procedures for Submitting Director Recommendations and Nominations.”

Shareholder Nominations Submitted to Shareholders. Shareholders may submit nominations directly to the Company’s shareholders. The Company’s By-laws set forth the process that shareholders may use if they choose this method, which is described below under “Other Procedural Matters – Procedures for Submitting Director Recommendations and Nominations.”

Criteria for Membership on the Board

The Nominating Committee and the Board take into consideration many factors in reviewing candidates to select as nominees for director. The Nominating Committee and the Board apply the same criteria to all candidates, whether the candidate is proposed by a shareholder or is identified through another source.

The Board believes that the Company is best served by a board of directors consisting of individuals who have a variety of complementary skills, professional experience and backgrounds and who bring diverse viewpoints and perspectives to the Board. The Nominating Committee and the Board consider these individual skills, professional experience, backgrounds and tenure as directors in the broader context of the Board’s overall composition, so that the Board collectively possesses the appropriate skills and experience to oversee the Company’s business in light of the Company’s current and expected future business needs.

Board Statement regarding Tenure and Change in Mandatory Retirement Age. In July 2013, the Board changed the mandatory retirement age for non-employee directors to a policy that non-employee directors will not be eligible for nomination for a term during which they will reach age 75 from a policy requiring a director to be less than age 72 at the time of nomination. The change to the retirement policy in the Corporate Governance Policy is intended to avoid a near-term loss of several directors and allow the Board to have director departures occur more evenly over the next few years. At the same time, reflecting a commitment to board refreshment and, in light of views expressed by shareholders, the Board also amended the Corporate Governance Policy to add a statement that the Board believes the Board and the Company are well-served by having non-employee directors with a mix of tenures and expects that the average tenure of non-employee directors will generally not exceed 10 years.

Criteria for Reviewing Director Candidates. Director candidates must possess the following qualities:

  Age. Under the Company’s By-laws and Corporate Governance Policy, each director must be at least 21 years of age at the commencement of service as a director and is not eligible for nomination for a term during which they will reach age 75.
  Personal Qualities. Each director must possess a demonstrated reputation for integrity, judgment, acumen, and high professional and personal ethics.
  Experience. Each director should be financially literate and have significant experience at the policy-making level in business, government, or the non-profit sector.
  Independence. A majority of the Board, and, unless otherwise determined by the Board, any newly nominated non-employee candidate for the Board, must satisfy the criteria to be considered an independent director under the Company’s By-laws and Corporate Governance Policy and the applicable New York Stock Exchange’s listing standards.
  Antitrust Requirements. Each director must satisfy the requirements of antitrust laws, which limit service as an officer or director of the Company’s significant competitors.
  Commitment. Each director must also have the time and ability to make a constructive contribution to the Board, as well as a clear commitment to fulfilling the director’s fiduciary duties and serving the interests of all the Company’s shareholders. In addition, to help ensure that directors have sufficient time to devote to their responsibilities as a member of Time Warner’s Board, the Board has determined that directors should generally serve on no more than five other public company boards. Directors are also required to offer their resignation upon a significant change in their primary professional responsibilities, and, in such case, the Nominating Committee will make a recommendation to the Board as to whether to accept the offer of resignation.

4       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

COMPANY PROPOSALS

Additional Qualifications for New Director Candidates. The Nominating Committee has identified the following additional criteria for new director candidates in light of the Company’s current and expected structure and business needs:

  Professional Experience. Significant high-level leadership experience at a public corporation or other firm, in government or at a non-profit institution.
  Diversity. Although the Company does not have a specific policy on diversity of the Board, the Company’s Corporate Governance Policy requires the Nominating Committee and the Board to consider the Board’s overall composition when considering director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future business needs. In addition, as set forth in the Policy Statement Regarding Director Nominations, the Nominating Committee also believes that it is desirable for new candidates to contribute to the variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.
  Independence and Committee Eligibility. Unless otherwise determined by the Board, any newly nominated non-employee director must satisfy the independence standards described on page 21 of the Proxy Statement, as well as the requirements for serving on the Board’s committees, as set forth in the charters for those committees and applicable regulations.
  Director Experience. The Nominating Committee believes it would also be useful for candidates for the Board to have experience as a director of a major public corporation.

In evaluating director candidates, the Board also considers the following categories of business experience in light of the Company’s current and expected business needs:

  Leadership and Senior Management. Experience serving as a founder, chief executive officer or a senior executive of a major corporation or firm (or a comparable position in government or the non-profit sector).
  Media, Communications or Technology Businesses. Knowledge of and experience in media, communications and/or technology businesses.
  Finance, Investments or Banking. Knowledge of and experience in finance, investments and/or banking.
  Consumer-Focused Businesses. Knowledge of and experience in businesses with products or services that directly serve consumers.
  Legal, Regulatory and Government Relations. Legal, regulatory and/or government relations experience.
  International Operations or Global Economic Policy. Knowledge of and experience in managing or investing in companies with international operations or experience with policies regarding global economic development and cooperation.

The qualifications and experience of the director nominees with respect to the foregoing categories are reflected in the description of the director nominees’ backgrounds starting on page 6.

New Independent Director

In October 2013, the Board elected an additional independent director, Carlos M. Gutierrez. His qualifications and experience are described on page 9. The Nominating Committee led the director search process. Mr. Gutierrez was initially suggested as a potential candidate by an outside search firm retained by the Nominating Committee. Mr. Gutierrez met with all of the members of the Nominating Committee, and the Nominating Committee recommended Mr. Gutierrez for election to the Board. The Board determined that Mr. Gutierrez possesses all of the qualities required of director candidates, including independence from the Company’s management; significant leadership and senior management experience as former Chairman and CEO of Kellogg Company and the 35th U.S. Secretary of Commerce; professional experience, skills, knowledge, viewpoints and backgrounds that contribute to the diversity of viewpoints on the Board; a demonstrated reputation for integrity, judgment and high professional and personal ethics; and experience as a director of other major public corporations. The appointment of Mr. Gutierrez also reduced the average tenure of the non-employee directors and increased the percentage of the Board consisting of independent directors.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       5

Background of Director Nominees for 2014 Annual Meeting

Set forth below is information regarding each of the 12 nominees, including their ages as of April 18, 2014 and key skills and professional qualifications that the Board considered in concluding that the director nominees should serve on the Company’s Board.

James L. Barksdale	Age 71	Director since 2001

Chairman and President of Barksdale Management Corporation, a private investment management company – April 1999 to present.

  Prior Professional Experience: Mr. Barksdale served as President and Chief Executive Officer of Netscape Communications Corp. from 1995 to 1999 (when it was acquired by America Online, Inc. (now known as Historic AOL LLC)); Chief Operating Officer and then Chief Executive Officer of McCaw Cellular Communications (now AT&T Wireless Services) from 1992 to 1994; Chief Information Officer and then Executive Vice President and Chief Operating Officer of FedEx Corporation from 1979 to 1992; and Chief Information Officer and in other management positions at Cook Industries from 1972 to 1979.
  Public Company Directorships: Mr. Barksdale serves as a director of FedEx Corporation. During the past five years, Mr. Barksdale also served as a director of Sun Microsystems, Inc. (now Oracle Corporation). He also served as a director of a predecessor company of Time Warner from March 1999 to January 2001.
  Key Skills and Qualifications: Mr. Barksdale brings more than 25 years of leadership and senior management experience as a former senior executive (including Chief Executive Officer) of several major companies with international operations. Mr. Barksdale’s experience includes leadership roles at consumer-focused, technology-based companies, such as Netscape Communications Corp., McCaw Cellular Communications (now AT&T Wireless Services) and FedEx Corporation. Mr. Barksdale is also a former director of Sun Microsystems, Inc. (now Oracle Corporation). Mr. Barksdale also brings financial experience to the Board, including through his role at Barksdale Management Corporation.

William P. Barr	Age 63	Director since 2009

Former Attorney General of the United States.

  Prior Professional Experience: Mr. Barr served as Of Counsel of Kirkland & Ellis LLP from January 2009 to July 2009; Executive Vice President and General Counsel of Verizon Communications Inc. from June 2000 to December 2008; Executive Vice President and General Counsel of GTE Corporation from 1994 to June 2000; a partner of Shaw, Pittman, Potts & Trowbridge (now Pillsbury Winthrop Shaw Pittman LLP) from 1993 to 1994; the 77th Attorney General of the United States from 1991 to 1993; Deputy Attorney General of the United States from 1990 to 1991; Assistant Attorney General for the Office of Legal Counsel from 1989 to 1990; and a partner of Shaw, Pittman, Potts & Trowbridge from 1984 to 1989.
  Public Company Directorships: Mr. Barr serves as a director of Dominion Resources, Inc. and Selected Funds.
  Key Skills and Qualifications: Mr. Barr, who is Chair of the Company’s Compensation Committee, brings leadership experience in government as a former Attorney General of the United States and head of the U.S. Department of Justice. He also has more than 14 years of leadership and senior management experience in major corporations as the former Executive Vice President and General Counsel of Verizon Communications Inc. and its predecessor, GTE Corporation. As a former Attorney General of the United States, General Counsel and partner of a major law firm, Mr. Barr has a strong background in a wide range of legal, regulatory and government relations matters. In addition, due to his service as General Counsel of Verizon Communications Inc. and GTE Corporation, Mr. Barr has knowledge of and experience in consumer-focused businesses with international operations in the communications field. As a director of Selected Funds, Mr. Barr has knowledge of and experience in finance and investments.

6       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

COMPANY PROPOSALS

Jeffrey L. Bewkes	Age 61	Director since 2007

Chairman of the Board and Chief Executive Officer of the Company – January 2009 to present.

  Prior Professional Experience: Mr. Bewkes served as President and Chief Executive Officer of the Company from January 2008 through December 2008; President and Chief Operating Officer of the Company from January 2006 through December 2007; Chairman, Entertainment & Networks Group, of the Company from July 2002 through December 2005; Chairman and Chief Executive Officer of the Home Box Office division of the Company from 1995 to July 2002; and President and Chief Operating Officer of the Home Box Office division of the Company from 1991 to 1995.
  Public Company Directorships: During the past five years, Mr. Bewkes served as a director of AOL Inc. (from November 17, 2009 to December 8, 2009) when it was a subsidiary of the Company.
  Other Directorships: Mr. Bewkes is a member of the board of non-profit organizations, including Yale University.
  Key Skills and Qualifications: Mr. Bewkes has 23 years of leadership and senior management experience serving as the Chief Executive Officer or in other senior executive positions at the Company and HBO. His more than 30 years of experience at the Company and its subsidiaries provide him with a unique in-depth knowledge of the Company’s history and businesses, including its international operations, and the media and entertainment industry. His deep understanding of the Company’s business operations and strategy, as well as the media and entertainment industry, provide him a strong foundation for leading the Board, as Chairman, and facilitating effective communication between management and the Board.

Stephen F. Bollenbach	Age 71	Director since 2001

Former Co-Chairman and Chief Executive Officer of Hilton Hotels Corporation.

  Prior Professional Experience: Mr. Bollenbach served as Co-Chairman and Chief Executive Officer of Hilton Hotels Corporation from May 2004 to October 2007; President and Chief Executive Officer of Hilton Hotels Corporation from 1996 to 2004; Senior Executive Vice President and Chief Financial Officer of The Walt Disney Company from 1995 to 1996; President and Chief Executive Officer of Host Marriott Corporation from 1993 to 1995; and Chief Financial Officer of Marriott Corp. from 1992 to 1993.
  Public Company Directorships: Mr. Bollenbach serves as a director of KB Home, Macy’s, Inc., Moelis & Company and Mondelēz International, Inc. During the past five years, Mr. Bollenbach also served as a director of American International Group, Inc. He also served as a director of a predecessor company of Time Warner from 1997 to January 2001.
  Key Skills and Qualifications: Mr. Bollenbach, who serves as the Company’s Lead Independent Director, has more than 15 years of leadership and senior management experience as a former Chief Executive Officer or senior executive of several major companies. In particular, he has experience in the media and entertainment industry, international operations, and consumer-facing businesses through his experience at companies including The Walt Disney Company and Hilton Hotels Corporation. Further, Mr. Bollenbach has extensive knowledge of and experience in finance and investments as a former Chief Financial Officer of several major companies, including The Walt Disney Company.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       7

Robert C. Clark	Age 70	Director since 2004

Distinguished Service Professor at Harvard University – July 2003 to present.

  Prior Professional Experience: Mr. Clark served as the Dean and Royall Professor of Law at Harvard Law School from 1989 to 2003; a professor at Harvard Law School from 1978 to 2003; a professor at Yale Law School from 1974 to 1978; and an associate at Ropes & Gray from 1972 to 1974.
  Public Company Directorships: Mr. Clark serves as a director of Omnicom Group, Inc.
  Other Directorships: Mr. Clark is a trustee of TIAA, a large pension fund serving the higher education community.
  Key Skills and Qualifications: Mr. Clark has 14 years of leadership experience as a former Dean of Harvard Law School. Mr. Clark’s expertise and insights in the areas of corporate law, governance, finance and regulation are useful to the Nominating Committee, which he chairs, as well as the rest of the Board. His service on the boards of directors of other companies provides him with experience in a number of industries. As a trustee of a large pension fund, Mr. Clark also brings his understanding of finance, investments and the views of pension funds and other institutional investors.

Mathias Döpfner	Age 51	Director since 2006

Chairman and Chief Executive Officer of Axel Springer SE, an integrated multimedia company based in Germany – January 2002 to present.

  Prior Professional Experience: Mr. Döpfner served as Head of the Newspapers Division (from November 2000 to December 2011) and the International Division (from January 2008 to December 2011) of Axel Springer SE; a member of Axel Springer’s Executive Board and Head of the Multimedia Division from July 2000 to November 2001; Editor-in-Chief of Die Welt from 1998 to 2000; Editor-in-Chief of Hamburger Morgenpost from 1996 to 1998; and Editor-in-Chief of Wochenpost from 1994 to 1996.
  Public Company Directorships: Mr. Döpfner serves as a supervisory board member of RHJ International SA.
  Key Skills and Qualifications: Mr. Döpfner brings more than 12 years of leadership and senior management experience serving as Chairman and Chief Executive Officer of Axel Springer SE. Because Axel Springer’s business largely consists of newspaper and magazine publishing and digital media, Mr. Döpfner has a deep understanding of the media industry, including publishing and online activities. As the Chairman and Chief Executive Officer of a major media company with operations throughout Europe, Mr. Döpfner has knowledge and experience in managing a major consumer-focused media company with international operations.

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COMPANY PROPOSALS

Jessica P. Einhorn	Age 66	Director since 2005

Former Dean of the Paul H. Nitze School of Advanced International Studies (SAIS) at The Johns Hopkins University.

  Prior Professional Experience: Ms. Einhorn served as Dean of the Paul H. Nitze School of Advanced International Studies (SAIS) at The Johns Hopkins University from June 2002 through June 2012; a consultant at Clark & Weinstock, a strategic communications and public affairs consulting firm, from 2000 to 2002; a Visiting Fellow at the International Monetary Fund from 1998 to 1999; and in various executive positions (including Managing Director for Finance and Resource Mobilization) at The World Bank from 1978 to 1979 and 1981 to 1999.
  Public Company Directorships: Ms. Einhorn serves as a director of BlackRock, Inc.
  Other Directorships: Ms. Einhorn serves as a director of the Peterson Institute for International Economics and the National Bureau of Economic Research. Ms. Einhorn is also Resident Senior Advisor and a member of the advisory board of The Rock Creek Group.
  Key Skills and Qualifications: Ms. Einhorn brings leadership experience in international organizations and education administration, including 10 years as Dean of the Paul H. Nitze School of Advanced International Studies (SAIS) at The Johns Hopkins University (retired in June 2012) and more than 18 years serving in various staff and executive positions at The World Bank. Ms. Einhorn has extensive knowledge of policies and practices in international finance, economic development and government relations through her roles at the International Monetary Fund and The World Bank, membership on the boards of research and public policy institutions and her ongoing research interest in finance. She serves on the board of BlackRock, Inc. and the advisory board of The Rock Creek Group, a global alternative asset manager.

Carlos M. Gutierrez	Age 60	Director since 2013

Co-Chair of Albright Stonebridge Group, a global strategy firm – February 2014 to present.

  Prior Professional Experience: Mr. Gutierrez served as Vice Chair of Albright Stonebridge Group from April 2013 to February 2014; Vice Chairman of the Institutional Clients Group at Citigroup Inc. from January 2011 to February 2013; a consultant at the Global Political Strategies division of APCO Worldwide Inc., a communications and public affairs consulting firm, from December 2009 to April 2013; Chairman of the Global Political Strategies division of APCO Worldwide Inc. from January 2010 to January 2011; the 35th U.S. Secretary of Commerce from February 2005 to January 2009; Kellogg Company’s Chairman of the Board (from April 2000 to February 2005), Chief Executive Officer (from April 1999 to February 2005) and President (from 1998 to September 2003); and in various executive and non-executive positions at Kellogg Company from 1975 to 1998.
  Public Company Directorships: Mr. Gutierrez serves as a director MetLife, Inc. and Occidental Petroleum Corporation. During the past five years, Mr. Gutierrez also served as a director of Corning Incorporated, United Technologies Corporation and Lighting Science Group Corporation.
  Key Skills and Qualifications: Mr. Gutierrez brings more than 10 years of leadership and senior management experience and nearly 30 years of international business experience at Kellogg Company, a consumer-focused company with international operations. At Kellogg Company, Mr. Gutierrez was responsible for major consumer brands in a complex worldwide business. As a result of this experience, Mr. Gutierrez brings significant knowledge of brand management, marketing and product development. He also brings leadership experience and knowledge of international commerce and government relations as former U.S. Secretary of Commerce.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       9

Fred Hassan	Age 68	Director since 2009

Partner and Managing Director at Warburg Pincus LLC, a private equity firm – January 2011 to present.

  Prior Professional Experience: Mr. Hassan served as Senior Advisor at Warburg Pincus from November 2009 through December 2010; Chairman and Chief Executive Officer of Schering Plough Corporation (now part of Merck & Co., Inc.) from 2003 to November 2009; Chairman and Chief Executive Officer of Pharmacia Corporation from 2001 to 2003; Chief Executive Officer of Pharmacia Corporation from 2000 to 2001; and Chief Executive Officer of Pharmacia & Upjohn, Inc. from 1997 to 2000.
  Public Company Directorships: Mr. Hassan serves as a director of Valeant Pharmaceuticals International, Inc. During the past five years, Mr. Hassan also served as a director of Avon Products Inc. and Schering-Plough Corporation (now part of Merck & Co., Inc.).
  Key Skills and Qualifications: Mr. Hassan brings more than 12 years of leadership and senior management experience as a former Chairman and/or Chief Executive Officer of major pharmaceutical companies with intellectual-property based business models and international operations, which provided him with strong and relevant operational and strategic experience. Because the pharmaceutical business is a highly regulated field, Mr. Hassan also has knowledge and experience in regulatory and government relations. As a partner at Warburg Pincus, Mr. Hassan also brings his knowledge of finance and investments to the Board and the Audit and Finance Committee.

Kenneth J. Novack	Age 72	Director since 2001

Former Partner of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC.

  Prior Professional Experience: Mr. Novack served as Vice Chairman of the Company from January 2001 through December 2003; Vice Chairman of America Online, Inc. (now known as Historic AOL LLC) from 1998 to January 2001; and Of Counsel (from 1998 to 2001) and an attorney (from 1966 to 1998) at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC. Mr. Novack served on the law firm’s executive committee from 1972 until his retirement in 1998.
  Other Directorships: Mr. Novack serves in the noted capacities at the following privately held companies: a director of Appleton Partners, Inc. and Leerink Swann Holdings, LLC and an advisory board member of General Catalyst Partners. He also served as a director of a predecessor company of Time Warner from January 2000 to January 2001.
  Key Skills and Qualifications: Mr. Novack has held key leadership and senior management roles at the Company and at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, a major law firm. With more than five years of experience serving as Vice Chairman of the Company or a predecessor company of Time Warner, he has an in-depth knowledge of the Company’s businesses. In addition, Mr. Novack brings more than 30 years of legal, corporate governance and regulatory experience as a corporate attorney at Mintz, Levin. Mr. Novack also brings his experience in finance and investments through his service on the boards of privately held investment companies and experience practicing securities law for over 30 years.

10       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

COMPANY PROPOSALS

Paul D. Wachter	Age 57	Director since 2010

Founder and Chief Executive Officer of Main Street Advisors, Inc., a private company that provides investment and financial advisory services to businesses and high net worth individuals – 1997 to present.

  Prior Professional Experience: Mr. Wachter served as Managing Director of Schroder & Co. Incorporated from 1993 to 1997; Managing Director of Kidder Peabody from 1987 to 1993; an investment banker at Bear, Stearns & Co., Inc. from 1985 to 1997; and an attorney at Paul, Weiss, Rifkind, Wharton and Garrison from 1982 to 1985.
  Other Directorships: Mr. Wachter serves in the noted capacities at the following privately held companies: a director of Haworth Marketing and Media Company, Oak Productions, Inc. and Content Partners LLC (Co-Chairman) and a member of the board of managers of Beats Electronics, LLC and Beats Music LLC.
  Key Skills and Qualifications: Mr. Wachter brings his knowledge of and experience in finance, investments and banking as the founder and Chief Executive Officer of Main Street Advisors, through serving as the Chairman of the Investment Committee of the Board of Regents of the University of California, and as a former Managing Director at several investment banks. Mr. Wachter also has a background in the entertainment and media industry as a former investment banker focusing on the entertainment and media industry and as a director or a member of the board of managers of Beats Electronics, LLC (a technology-based company that manufactures and distributes headphones and other sound-related products), Beats Music, LLC (a streaming music service) and Content Partners LLC (a company that acquires profit participations in films, television shows and music). Mr. Wachter also has experience in regulatory and government relations through his service on the Board of Regents of the University of California, as an adviser to the former Governor of California and through his work as a tax attorney at a major law firm.

Deborah C. Wright	Age 56	Director since 2005

Chairman and Chief Executive Officer of Carver Bancorp, Inc. – February 2005 to present. Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered savings bank.

  Prior Professional Experience: Ms. Wright served as President and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank from 1999 to 2005; President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation from 1996 to 1999; Commissioner of the Department of Housing Preservation and Development from 1994 to 1996; a member of the New York City Housing Authority Board from 1992 to 1994; and a member of the New York City Planning Commission from 1990 to 1992.
  Public Company Directorships: Ms. Wright serves as a director of Carver Bancorp, Inc. During the past five years, Ms. Wright also served as a director of Kraft Foods Inc. (now Mondelēz International, Inc. and Kraft Foods Group Inc.).
  Key Skills and Qualifications: Ms. Wright brings to the Board and to her role as Chair of the Audit and Finance Committee leadership, senior management and financial experience through her more than 14 years of service as the Chairman and/or Chief Executive Officer of Carver Bancorp., Inc. and Carver Federal Savings Bank and approximately 9 years of leadership roles at non-profit organizations or governmental bodies. Ms. Wright also brings to the Board her experience with businesses that provide products or services directly to customers gained through her service at Carver Bancorp., Inc. and Carver Federal Savings Bank, as well as her prior long-term service as a director of Kraft Foods Inc. Ms. Wright also has extensive experience in regulatory and government relations through her senior roles in government and non-profit organizations.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       11

Proposal 2: Ratification of Appointment of Independent Auditor

The Audit and Finance Committee of the Board of Directors (the “Audit Committee”) is responsible for the appointment, compensation and oversight of the Company’s independent auditor. Ernst & Young LLP has served as the Company’s independent auditor since 2001, when the Company was formed through the merger of America Online, Inc. (now known as Historic AOL LLC) and Time Warner Inc. (now named Historic TW Inc.). The Audit Committee annually reviews the independent auditor’s qualifications, performance, fees and independence. Following its review in December 2013, the Audit Committee appointed Ernst & Young LLP as the Company’s independent auditor for 2014.

As the committee responsible for overseeing management and the consolidated financial statements prepared by management, the Audit Committee believes it is important for the independent auditor to maintain its objectivity and independence. Accordingly, the Audit Committee considers annually since 2004 whether the Audit Committee should have a policy requiring the regular rotation of the independent auditor and reports its conclusion to the Board. To date, the Audit Committee has determined not to adopt such a policy. In addition, in accordance with SEC rules and the Company’s Policy Regarding Audit Partner Rotation, audit partners are subject to limitations on the number of consecutive years that they may provide services to the Company. For the lead audit partner, the maximum number of consecutive years in that capacity is five years. The prior lead audit partner completed five years of service in that capacity with the completion of the audit of the Company’s consolidated financial statement for 2013, and a new lead audit partner was selected for the audit of the Company’s 2014 financial statements. The Audit Committee and its Chairman are involved in the process for selecting the lead audit partner.

The Audit Committee and the Board of Directors believe that the appointment of Ernst & Young LLP as the Company’s independent auditor is in the best interests of the Company and its shareholders, and the Company is requesting that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2014. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditor.

Vote Required for Approval

The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to ratify the appointment of Ernst & Young LLP. However, shareholder approval is not required for the appointment of Ernst & Young LLP because the Audit Committee is responsible for selecting the Company’s independent auditor. No determination has been made as to what action the Audit Committee or the Board of Directors would take if shareholders do not ratify the appointment.

12       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

COMPANY PROPOSALS

Proposal 3: Annual Advisory Vote to Approve Named Executive Officer Compensation

The Company is asking shareholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narratives.”

2013 was another successful year for Time Warner. The Company delivered strong financial results, including 16.4% Adjusted EPS growth, and made significant progress on achieving its key long-term strategic objectives. The Company’s Common Stock price increased 45.8% during 2013, and its one-year total shareholder return was 48.6% compared to 32.4% for the S&P 500 Index. The Compensation Committee and the Board of Directors believe that the 2013 compensation for the NEOs appropriately reflects the Company’s strong financial performance and the NEOs’ individual performance.

The pay-for-performance design of the executive compensation program, the Company’s 2013 performance, the NEOs’ individual performance and the Compensation Committee’s determination of the 2013 compensation paid to the NEOs are described in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 34. Shareholders should read this section before deciding how to vote on the proposal.

The Board of Directors recommends a vote FOR the approval of the resolution.

Vote Required for Approval

The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to approve this proposal. However, the vote on executive compensation is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee. The Board of Directors and the Compensation Committee intend to take into account the outcome of the vote when making future executive compensation decisions.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       13

SHAREHOLDER PROPOSAL

Proposal 4: Independent Chairman of the Board

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, the beneficial owner of no less than 500 shares of Common Stock, has advised the Company that he intends to propose a resolution at the Annual Meeting. Mr. Steiner has appointed John Chevedden of 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, and/or his designee to act on his behalf in matters relating to the proposed resolution. The proposed resolution and statement in support are set forth below:

Proposal 4 — Independent Board Chairman

RESOLVED: Shareholders request that our Board of Directors to adopt a policy, and amend other governing documents as necessary to reflect this policy, to require the Chair of our Board of Directors to be an independent member of our Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. This topic is particularly important for our company because our Lead Director, Stephen Bollenbach, 70, had 12-years long-tenure (independence concern) and was over-committed with service on a total of 4 company boards. We also had 2 inside-related directors: James Barksdale and Kenneth Novack which may result in an easing of CEO/Chairman oversight.

This proposal should also be more favorably evaluated due to our Company’s clearly improvable corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, reported that there was $25 million for Jeffrey Bewkes and shareholders had a potential 12% stock dilution. Mr. Bewkes also received an annual bonus of $13 million. Furthermore, $4 million of this bonus consisted of an Individual Performance Amount that was determined at the discretion of our executive pay committee, thereby undermining the integrity of pay-for-performance. In addition, Mr. Bewkes received $6 million in the form of restricted stock units and stock options, both of which vested simply over time without job performance criteria. Equity pay should have performance-vesting features in order to assure full alignment with shareholder interests and market-priced stock options may provide rewards due to a rising market alone, regardless of individual performance. Additionally Time Warner lacked confidential voting and cumulative voting.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Independent Board Chairman – Proposal 4

Company Recommendation

The Board of Directors recommends a vote AGAINST this proposal because (1) the Board has strong policies and procedures requiring that the Board review its leadership structure at least annually, which help ensure that the Board has the appropriate leadership in light of the Company’s circumstances at the time; (2) the Board’s existing leadership structure and composition provide effective independent oversight of management, through a Lead Independent Director, all directors but one being independent, and all members of Board committees being independent; and (3) the current leadership structure is working effectively.

First, in 2009, following consultation with stockholders, the Board of Directors adopted the Policy on Determining the Leadership Structure of the Board of Directors (the “Board Leadership Policy”), which requires it to review the Board’s leadership at least annually. The Board Leadership Policy, which is posted on the Company’s website at

14       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSAL

www.timewarner.com/leadership, requires the Nominating and Governance Committee and Board to consider the following factors in the review:

  the scope and nature of the respective responsibilities for each of the Chairman of the Board, Lead Independent Director, and Chief Executive Officer positions;
  the effectiveness of the policies, practices and people in place to help ensure strong, independent Board oversight of management;
  the views expressed by the Company’s directors as part of the Board’s annual self-evaluation process;
  the views of the Company’s stockholders, including the voting results in connection with stockholder proposals regarding this subject and the views expressed by different types of stockholders;
  the Company’s circumstances at the time;
  the Company’s ability to attract and retain well-qualified individuals for the three positions at the particular point in time;
  the practices at other companies in the United States and other countries;
  legislative and regulatory developments, trends in governance, and academic or other studies on the topic of board leadership structure, including studies of the impact of leadership structures on stockholder value; and
  how a particular leadership structure is likely to affect the Company’s performance.

The Company posts a report on the Board’s determination of its leadership structure on the Company’s website at www.timewarner.com/leadership so that stockholders are able to review the basis for the Board’s determination. Finally, the Board Leadership Policy requires the Nominating and Governance Committee to conduct an annual evaluation of the performance of the individuals who serve as Chairman of the Board, Lead Independent Director and Chief Executive Officer.

The Board believes that the Company’s stockholders are better served by the Board Leadership Policy – which requires the careful consideration of this matter by the Board at least annually and appropriate disclosure to stockholders, while preserving the Board’s flexibility to change its leadership structure and choose the best qualified person or persons to serve as Chairman of the Board and Chief Executive Officer to address changing circumstances – rather than by a policy that requires that the Chairman of the Board be an independent director and thereby unnecessarily restrict the Board’s ability to adopt the most effective leadership structure for the Company.

Second, the Board’s existing leadership structure and composition provide effective independent oversight of management, including (i) a strong Lead Independent Director who possesses significant authority and responsibilities and provides an effective counterbalance to the Chairman of the Board and (ii) an independent Board in which every director other than Mr. Bewkes is independent and each Board committee consists solely of independent directors.

Since February 2006, the Board has had a designated Lead Independent Director, who is elected by the independent members of the Board. Mr. Stephen Bollenbach has served as Lead Independent Director since May 2012. The Lead Independent Director’s significant authority and responsibilities, as set forth in the Company’s Corporate Governance Policy, include:

  presiding at meetings of the Board at which the Chairman of the Board is not present and at executive sessions of the Board (unless the matter under consideration is within the jurisdiction of one of the Board’s committees);
  having the authority to call meetings of independent directors;
  serving as the liaison between the Chairman of the Board and the other directors;
  having the authority to approve the agenda (including time allocated to items) and information for Board meetings;
  advising the Chairman of the Board with respect to consultants who may report directly to the Board;
  serving as interim Chairman of the Board in the event of the death or incapacitation of the Chairman; and
  being available, as appropriate, for communication with the Company’s stockholders.

The Board’s composition (with every director other than Mr. Bewkes being independent and each Board committee consisting solely of independent directors) and the Company’s policies and practices also provide effective independent oversight of management. In addition to the Lead Independent Director’s approval of the agenda for

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       15

Board meetings, any other director may suggest agenda items. Also, the independent directors meet by themselves, without management or employee directors present, at every regularly scheduled Board meeting unless they determine otherwise. Finally, additional executive sessions may be held at the request of any independent director.

Third, the effectiveness of the current Board leadership structure is reflected in the Company’s very strong performance during Mr. Bewkes’ tenure as Chairman and Chief Executive Officer of the Company. For example, the Company’s Adjusted EPS has increased at a compound annual growth rate of 22% since December 2008, the total stockholder return of the Company’s common stock for the three years ended December 31, 2013 was at the 91st percentile of companies in the S&P 500 Index, and the price of the Company’s Common Stock increased 45.8% during 2013. In addition, as described in the Company’s most recent Report on Determination of Current Board Leadership Structure, dated February 2014, the Nominating and Governance Committee noted that having Mr. Bewkes serve as Chairman and Chief Executive Officer has (i) promoted unified leadership and resulted in clear decision-making processes and accountability as the Company executes its long-term strategy as a content-focused company and (ii) facilitated the flow of information to, and discussion among, Board members regarding the Company’s businesses.

In summary, the Board believes that it is important to retain the flexibility to adopt the most effective Board leadership structure as facts and circumstances warrant and to be able to select the director best suited to serve as Chairman. It addition, the Board firmly believes that the Company’s current Board leadership structure with Mr. Bewkes serving as Chairman and Chief Executive Officer and Mr. Bollenbach serving as Lead Independent Director has served the Company very well, as reflected in the Company’s strong financial performance and progress on the Company’s key long-term strategic objectives over the last several years. Accordingly, the Board of Directors believes that the proposal is not in the best interests of the Company and its stockholders and recommends a vote AGAINST the proposal.

The Board of Directors recommends a vote AGAINST the shareholder proposal.

Vote Required for Approval

The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to adopt this proposal.

16       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE AND
BOARD MATTERS

Time Warner is committed to maintaining strong corporate governance practices that allocate rights and responsibilities among the Company’s shareholders, the Board of Directors and management in a manner that benefits the long-term interests of the Company’s shareholders. The Board regularly reviews and updates its corporate governance practices in light of proposed and adopted laws and regulations, the practices and experience of other leading companies, the recommendations of various corporate governance authorities, and discussions with the Company’s shareholders.

Board Leadership

The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the Company’s Policy on Determining the Leadership Structure of the Board, which helps ensure that the Company has the appropriate leadership in light of the Company’s circumstances at the time. The current leadership structure consists of a combined Chairman of the Board and Chief Executive Officer, an independent director serving as Lead Independent Director and strong, active independent directors. The Board believes this structure is working effectively.

Current Leadership Structure
Chairman and CEO	Jeffrey L. Bewkes
Lead Independent Director	Stephen F. Bollenbach
Independent Directors	11 of 12 directors are independent
Board Committees	All members are independent

Policy on Determining the Leadership Structure of the Board of Directors

For more than a decade, the Nominating Committee and Board have reviewed, at least annually, the leadership structure of the Board as part of the Board’s self-evaluations. In January 2009, the Board enhanced and further documented the Company’s practices in this area by adopting the Policy on Determining the Leadership Structure of the Board of Directors, which provides for the review of the Board’s leadership structure and the performance of the individuals who serve in Board leadership positions on an annual basis and whenever there are changes in the individuals serving in Board leadership positions. As part of this review, the Nominating Committee evaluates:

  the leadership positions the Company should have (e.g., Chairman of the Board, Lead Independent Director and CEO),
  the responsibilities of those positions, and
  the qualifications for those positions, including whether the position of Chairman of the Board should be held by the CEO, an independent director, or a non-independent director other than the CEO (if any).

The Nominating Committee makes its recommendations to the Board, which is responsible for approving the leadership structure of the Board. The policy sets forth the factors the Nominating Committee and Board consider in making the determinations.

Determination of Current Leadership Structure

In January 2014, upon the recommendation of the Nominating Committee, the Board determined that the current Board leadership structure is an appropriate structure for Time Warner at this time. The report on the Board’s determination of its leadership structure is posted on the Company’s website at www.timewarner.com/leadership.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       17

As set forth in this report, the Board believes that having Mr. Bewkes serve as both Chairman and CEO has resulted in clear decision-making processes, leadership and accountability as the Company executes its strategy as a content-focused company, including driving the digital transformation and international expansion of its businesses, increasing its investment in programming to drive future ratings and revenue increases, and improving operating and capital efficiency. The Board also believes that having Mr. Bewkes serve as Chairman and CEO has continued to facilitate the flow of information to, and discussion among, members of the Board regarding the Company’s businesses. The Nominating Committee also noted that the Lead Independent Director has substantial responsibilities that enable the individual to provide strong leadership of the independent directors and help the Board provide effective independent oversight of the Chairman and CEO. At the same time, the Nominating Committee discussed revising the description of the role of the Lead Independent Director in the Corporate Governance Policy to clarify the individual’s authority and responsibilities. In February 2014, the Board amended the Corporate Governance Policy to clarify the Lead Independent Director’s authority and responsibilities, which include:

  presiding at meetings of the Board at which the Chairman of the Board is not present and at executive sessions of the Board (unless the matter under consideration is within the jurisdiction of one of the Board’s committees);
  having the authority to call meetings of independent directors;
  serving as the liaison between the Chairman of the Board and the other directors;
  having the authority to approve the agenda (including the schedule of time allocated to items) and information for Board meetings;
  advising the Chairman of the Board with respect to consultants who may report directly to the Board;
  serving as interim Chairman of the Board in the event of the death or incapacitation of the Chairman; and
  being available, as appropriate, for communication with the Company’s shareholders.

The Nominating Committee reviewed the formal qualifications for each Board leadership position and noted that the independent directors appointed Mr. Bollenbach as Lead Independent Director in May 2012 and reappointed him to that position in May 2013. Mr. Bollenbach has more than 15 years of leadership experience in senior roles, including Chief Executive Officer and Chief Financial Officer, at several major companies with international operations, including Hilton Hotels Corporation and The Walt Disney Company, and also has extensive knowledge of and experience in finance and investments from his service as Chief Financial Officer of several major companies. Mr. Bollenbach also has deep knowledge of the Company from his 13 years of service as a director, including his service as Chair of two of the Board’s committees.

Changes to the Board and Board Policies in 2013

The Board believes that the Company is best served by a board of directors with a mix of tenure and that a board with a mix of long experience at the Company and fresh experience can strengthen the Board’s ability to provide effective oversight. In 2013, the Nominating Committee and the Board assessed the overall composition of the Board (including the combination of professional experience, skills, knowledge, viewpoints and backgrounds represented by directors) in light of the retirement of two directors from the Board in May 2012, the expected retirement of additional directors in future years pursuant to the mandatory retirement age policy, and the Company’s current and expected future business needs and structure. The Nominating Committee and the Board determined that the Board composition would benefit from the appointment of an additional independent director.

In addition, to avoid a near-term loss of several directors and allow the Board to have director departures occur more evenly over the next few years, the Board amended the Corporate Governance Policy to change the mandatory retirement age to a policy that non-employee directors will not be eligible for nomination for a term during which they will reach age 75. At the same time, reflecting a commitment to board refreshment and, in light of views expressed by shareholders, the Board also amended the Corporate Governance Policy to add a statement that the Board believes the Board and the Company are well-served by having non-employee directors with a mix of tenures and expects that the average tenure of non-employee directors will generally not exceed 10 years. In October 2013, the Board elected Carlos M. Gutierrez to the Board. Following the appointment of Mr. Gutierrez, the percentage of directors who are independent increased to 91.7% (11 of 12 directors). See page 5 for a description of some of the factors that the Board considered in electing Mr. Gutierrez as a director and page 9 for a description of his qualifications and experience.

18       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Board and Committee Responsibilities

Board Responsibilities and Oversight of Risk

The Board’s primary responsibility is to seek to maximize long-term shareholder value. The Board selects senior management of the Company, monitors the performance of management and the Company, and provides advice and counsel to management. At least annually, the Board reviews the Company’s strategy and approves a long-range business plan that includes an annual budget and capital plan. The Board also reviews and approves transactions pursuant to guidelines that the Board has adopted and reviews from time to time. The Board is also charged with general oversight of the management of the Company’s risks. The Board considers, as appropriate, risks to the Company among other factors in reviewing the Company’s strategy, business plan, budget, capital plan and major transactions. The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the full Board. Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to the committee. In particular:

  the Audit Committee reviews and discusses a report from management at least annually on the risks the Company faces, management’s actions to address those risks, and the Company’s risk management and mitigation processes. The report is also provided to the Board.
  the Compensation Committee oversees risks related to the Company’s compensation programs and policies. The Compensation Committee reviews and discusses at least annually management’s report on such risks. See “Executive Compensation—Compensation Programs and Risk Management” beginning on page 54.

In fulfilling the Board’s responsibilities, directors have full access to the Company’s management, internal and external auditors, and outside advisors.

The Committees of the Board

The Board has three standing committees: the Audit and Finance Committee (also referred to as the Audit Committee), the Nominating and Governance Committee (also referred to as the Nominating Committee) and the Compensation and Human Development Committee (also referred to as the Compensation Committee), each of which has a written charter that is posted on the Company’s website at www.timewarner.com/governance. Each committee is composed entirely of independent directors, and the Chair of each committee is elected by the Board. Each committee holds regular executive sessions at which management is not present.

Each committee is authorized to retain its own outside consultants, legal counsel and other advisors as it desires. The Compensation Committee’s charter requires the Committee to assess the independence of any compensation consultant, legal counsel or other advisor prior to retaining or receiving such advisor’s advice (subject to certain exceptions), taking into consideration factors relevant to such advisors’ independence, including the factors specified in the NYSE listing standards. The Nominating Committee’s charter contains similar requirements with respect to any consultant, legal counsel or other advisor who will provide the Committee with advice regarding non-employee director compensation.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       19

The table below provides a summary of the committees’ current members and the number of meetings held by each committee during 2013:

Independent Director	Audit Committee	Nominating Committee	Compensation Committee
James L. Barksdale		•
William P. Barr			CHAIR
Stephen F. Bollenbach		•	•
Robert C. Clark	•	CHAIR
Mathias Döpfner			•
Jessica P. Einhorn	•	•
Carlos M. Gutierrez(1)	•
Fred Hassan	•		•
Kenneth J. Novack		•
Paul D. Wachter(1)			•
Deborah C. Wright	CHAIR
Number of Meetings in 2013	8	5	7

(1)	Mr. Wachter served on the Audit Committee throughout 2013 and until January 30, 2014. Mr. Gutierrez’s service on the Audit Committee commenced January 30, 2014.

  Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its responsibilities in connection with the Company’s (i) independent auditor, (ii) internal audit function, (iii) ethics and compliance program, (iv) earnings releases and guidance, financial statements and systems of disclosure controls and procedures and internal control over financial reporting, (v) capital structure and strategy, (vi) risk management policies and processes, (vii) responses to any regulatory actions involving financial, accounting and internal control matters, (viii) retirement programs with respect to their performance and funding, (ix) insurance coverage, and (x) tax status and strategy. The Board has determined that each of the members of the Audit Committee is financially literate in accordance with the NYSE listing standards. In addition, the Board has determined that each of Ms. Wright and Messrs. Clark, Gutierrez and Hassan is an “audit committee financial expert” as defined under SEC rules.
  Nominating Committee. The Nominating Committee is responsible for assisting the Board in relation to (i) corporate governance, including regulatory developments relating to corporate governance, (ii) director nominations, (iii) committee structure and appointments, (iv) Board leadership structure, (v) Chairman and CEO performance evaluations and CEO succession planning, (vi) annual Board performance evaluations, (vii) non-employee director compensation, (viii) shareholder proposals and communications, (ix) related person transactions, and (x) the Company’s public policy and corporate social responsibility activities.
  Compensation Committee. The Compensation Committee is responsible for (i) approving the compensation of and employment agreements for, and reviewing benefits provided to, the Company’s senior executives, (ii) approving long-term incentive program design and awards, (iii) reviewing shareholder advisory votes regarding executive compensation, (iv) overseeing the Company’s disclosure regarding executive compensation, advisors retained by the Committee and risks related to the Company’s compensation programs and policies, (v) reviewing the Company’s overall compensation structure and benefit plans, including risks related to the Company’s compensation programs and policies, (vi) reviewing the Company’s response to regulatory developments affecting compensation, (vii) reviewing and recommending officer appointments, and (viii) overseeing the Company’s human development programs, including recruitment, retention, development, diversity and internal communication programs.

20       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings, Executive Sessions and Attendance

The Board of Directors generally holds at least six meetings each year. Although the Board discusses the Company’s progress on its long-term strategy at each Board meeting, the Board also devotes one meeting each year to focus solely on the Company’s strategy. The Company’s independent directors generally meet by themselves, without management or any non-independent directors present, at each regularly scheduled Board meeting, and at other times, upon the request of any independent director. These executive sessions are led by the Lead Independent Director, except when it is more appropriate for the Chair of the committee that has primary responsibility for the matter being discussed to lead the discussion. The Board of Directors also communicates informally with management on a regular basis.

During 2013, the Board met nine times. No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a director and (ii) the total number of meetings of the committees held during the period for which he or she served as a committee member. The Company’s directors are encouraged and expected to attend the annual meetings of the Company’s shareholders. All of the 11 directors nominated for election at the 2013 Annual Meeting of Shareholders attended that meeting.

Independent Directors

The Board undertook its annual review of director independence in April 2014 applying the listing standards of the New York Stock Exchange (the “NYSE”), the Company’s By-laws and the categorical standards for director independence adopted by the Board and set forth in the Company’s Corporate Governance Policy. The categorical standards establish guidelines as to employment and commercial relationships that may affect a director’s independence as well as categories of relationships that are not deemed material for purposes of director independence. The Board must also determine that the director has no material relationship with the Company or its subsidiaries and that the director is free of any other relationship – whether with the Company or otherwise – that would interfere with his or her exercise of independent judgment. As a result of its annual review of director independence, the Board determined that all of the current directors and all of the nominees for director are independent, except for Mr. Bewkes. Mr. Bewkes is an executive officer of the Company and thus cannot qualify as an independent director. In addition, each member of the Audit Committee, Compensation Committee, and Nominating Committee satisfies the respective standards of independence applicable to such committees.

In determining the independence of each current director other than Mr. Bewkes, the Board considered the transactions described below, all of which it determined were immaterial to the directors’ independence.

  Business Transactions: Under the Board’s categorical standards for director independence, transactions in the ordinary course between the Company and another entity with which a director or a member of a director’s family is affiliated shall generally be deemed not to create a material relationship unless they occurred within the last three years and (i) the director is an executive officer, employee or substantial owner, or the director’s immediate family member is an executive officer, of the other entity and (ii) such transactions represent (A) more than 5% of the Company’s consolidated gross revenues for the prior fiscal year or (B) more than $250,000 and 2% of the other entity’s gross revenues for the prior fiscal year. The Company did not have any transactions that were outside the ordinary course of business or that surpassed the numerical thresholds contained in the Company’s categorical standards for director independence, other than the ordinary course business transaction with CNN Films discussed below under “Related Person Transactions.”

The Board also considered ordinary course business transactions described in this paragraph, even though none raised any independence issues under the NYSE listing standards and all were well below the numerical thresholds contained in the Company’s categorical standards for director independence. The Company and its subsidiaries in the ordinary course of business received advertising revenues in 2013 from Harvard University (where Mr. Clark is a Distinguished Service Professor) that were less than 0.01% of the Company’s total revenues in 2013. In addition, the Board considered that Time Warner Foundation Inc., a non-profit corporation, holds one certificate of deposit for approximately $310,000 at Carver Federal Savings Bank (where Ms. Wright serves as Chairman and Chief Executive Officer), which was approximately 0.06% of Carver Federal Savings Bank’s total deposits as of December 31, 2013 and earned interest at a market rate during 2013.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       21

  Charitable Contributions: Under the Board’s categorical standards for director independence, discretionary charitable contributions by the Company to established non-profit entities with which a director or a member of the director’s family is affiliated shall generally be deemed not to create a material relationship (i) if they occurred more than three years prior to the determination of materiality or (ii) if they are consistent with the Company’s philanthropic practices, unless (a) the director, spouse or domestic partner is an executive officer or director of the organization and (b) the Company’s contributions represent, for the most recent fiscal year, more than the greater of $100,000 or 10% of any individual organization’s annual gross revenues (for organizations with gross revenues up to $10 million per year), or the greater of $1 million or 2% of any individual organization’s annual gross revenues (for organizations with gross revenues of more than $10 million per year), or the greater of $1 million or 2% of all such organizations’ annual gross revenues in the aggregate. No charitable contributions by the Company raised any independence issues. In 2013, the Company made aggregate contributions of approximately $138,000 to the University of California, the highest amount to a non-profit entity affiliated with a non-employee director, spouse or domestic partner. Mr. Wachter serves on the Board of Regents of the University of California.

The Board was also advised that Mr. Novack has been a retired partner of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC (“Mintz, Levin”) since 1998. As a retired partner, Mr. Novack does not practice law or have a direct or indirect financial interest in the legal services provided by Mintz, Levin to the Company, which are unrelated to Mr. Novack’s service on the Board or to matters involving the Board.

Related Person Transactions

Policy and Procedures Governing Related Person Transactions

The Board has adopted the Time Warner Inc. Policy and Procedures Governing Related Person Transactions, which is a written policy that sets forth procedures for the review and approval or ratification of transactions involving related persons, which consist of directors, director nominees, executive officers, holders of more than 5% of any outstanding class of the Company’s voting securities, and immediate family members or certain affiliated entities of any of the foregoing persons. The Nominating Committee (or its Chair, under certain circumstances) is responsible for applying the policy with the assistance of the General Counsel or his designee (if any). The General Counsel or his designee assesses whether a proposed transaction involving a related person is a related person transaction covered by the policy. If so, the transaction is presented to the Nominating Committee for review and consideration at its next meeting or, in certain instances when waiting until the next meeting is not advisable, to the Chair of the Nominating Committee. In determining whether to approve or ratify a related person transaction covered by the policy, the Nominating Committee may review such facts and circumstances and take into account such factors as it deems appropriate.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company (including any of its consolidated subsidiaries) is, will or may be expected to be a participant, and (iii) any related person has or will have a direct or indirect material interest. The policy also specifies categories of transactions identified by the Board as having no significant potential for an actual or apparent conflict of interest or improper benefit to a related person, and thus are not subject to review by the Nominating Committee. The policy is posted on the Company’s website at www.timewarner.com/governance.

Related Person Transactions

The following related person transactions were subject to the Time Warner Inc. Policy and Procedures Governing Related Person Transactions and were approved or ratified by the Nominating Committee or its Chair.

Howard Averill became Executive Vice President and Chief Financial Officer of the Company in January 2014. Mr. Averill’s daughter, Kimberly Kuwata, is employed in an advertising sales position at a subsidiary of Turner Broadcasting System, Inc., a wholly-owned subsidiary of the Company (“Turner”). Ms. Kuwata has been employed by Turner since 2008, and her 2013 compensation, including salary, bonus and commissions, was approximately $159,000.

22       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

As disclosed in the Company’s 2013 Proxy Statement, in January 2013, CNN Films entered into an ordinary course transaction with a production company controlled by Mr. Novack’s son-in-law, Andrew Rossi, pursuant to which CNN Films agreed to pay $864,000 to the production company to produce a documentary regarding higher education. CNN Films is a production and acquisition unit of Turner, and Mr. Rossi is an established filmmaker. This transaction occurred on an arm’s length basis in the ordinary course of business of CNN Films; (ii) Mr. Novack was not involved in the negotiations related to the transaction, nor did he have any knowledge of the transaction until after it had been entered into by the parties; (iii) Mr. Novack has no direct or indirect interest in the transaction or the production company; (iv) the transaction amount is not material relative to CNN’s or Turner’s annual programming expenses; and (v) CNN Films’ decision to enter into the transaction was made independently of Time Warner’s Board of Directors or Time Warner’s management.

In 2013, WB Games Montreal Inc., a subsidiary of Warner Bros. Entertainment Inc., entered into an ordinary course transaction with metricminds GmbH & Co. KG, a company that provides services ranging from motion capture to fully-produced animated scenes for videogames, videos and commercials. Mathias Döpfner’s brother-in-law, Philip Weiss, is the founder, Managing Partner and majority owner of metricminds. In 2013, WB Games paid metricminds 158,512 euro (approximately $220,000) for video effects work on the game Batman: Arkham Origins. This transaction occurred on an arm’s length basis in the ordinary course of business of WB Games. Mr. Döpfner was not involved in the negotiations related to the transaction, and he does not have any direct or indirect interest in the transaction or metricminds.

Other Corporate Governance Matters

Corporate Social Responsibility

Time Warner is committed to effective corporate governance practices, including keeping shareholders, the investment community and others informed of the Company’s activities relating to environmental, social and governance matters. The Company updates the information about its corporate social responsibility efforts regularly as appropriate on its website at www.timewarner.com/citizenship to provide shareholders with information in a dynamic and timely manner.

Ethical Sourcing Guidelines

The Time Warner Ethical Sourcing Guidelines set forth the standards in areas such as employment, health, safety and the environment that the Company expects its vendors and licensees to follow. The Company expects that its vendors will establish and actively review, monitor and modify their management processes and business operations so that their operations align with the principles set forth in the Guidelines. The failure to follow the Guidelines may, among other things, impact a vendor’s ability to continue to do business with the Company. The Guidelines are posted on the Company’s website at www.timewarner.com/citizenship under the heading “Leading Responsibly” and sub-heading “Ethical Sourcing And Supply Chain.”

Political Activity – Policies, Oversight and Disclosure

The Nominating Committee is responsible for overseeing the Company’s public policy activities, which includes policies and practices regarding political contributions and expenditures by the Company, its political action committee (“PAC”), and trade associations. The Company has processes for advance review of corporate political contributions and the use of Company resources in support of the Company’s political activities. In addition, Time Warner discloses at least annually on its website at www.timewarner.com/citizenship under the heading “Leading Responsibly” and sub-heading “Political Activities” all corporate and PAC political contributions (including, if any, independent expenditures made without coordination with any candidate, campaign or their authorized agents) and payments to trade associations and other tax-exempt organizations that are used for political expenditures. In 2013, the Company was again ranked in the top tier of companies in the Center for Political Accountability’s CPA-Zicklin Index, which measures corporate disclosure and accountability for political spending.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       23

Corporate Governance Documents and Website

The Company has a corporate governance website at www.timewarner.com/governance. The following documents are available on this website and are also available in print to any shareholder who requests them by writing to the Office of the Corporate Secretary, Time Warner Inc., One Time Warner Center, New York, New York 10019-8016:

  By-laws
  Corporate Governance Policy
  Charters of the Board’s three standing committees
  Policy and Procedures Governing Related Person Transactions
  Policy on Determining the Leadership Structure of the Board of Directors
  Policy Statement Regarding Director Nominations
  Most recent Report on Determination of Current Board Leadership Structure
  Standards of Business Conduct, which apply to the Company’s employees
  Code of Ethics for Our Senior Executive and Senior Financial Officers, which applies to certain senior executives of the Company, including the Chief Executive Officer, Chief Financial Officer and Controller, and serves as a supplement to the Standards of Business Conduct
  Guidelines for Non-Employee Directors, which serves as a code of conduct for the Company’s non-employee directors

There were no waivers in 2013 under either the Code of Ethics for Our Senior Executive and Senior Financial Officers or the Standards of Business Conduct with respect to any of the Time Warner senior executives covered by the Code of Ethics for Our Senior Executive and Senior Financial Officers.

24       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

DIRECTOR COMPENSATION

Nominating Committee’s Review of Non-Employee Director Compensation

Under its charter, the Nominating Committee is responsible for reviewing the compensation for the Company’s non-employee directors and making recommendations regarding director compensation to the Board of Directors for its approval. In carrying out this responsibility, the Nominating Committee is guided by the following key objectives and principles regarding non-employee director compensation:

  Compensation should be generally consistent with the Company’s broader compensation philosophy for the Company’s employees.
  Compensation should be competitive and structured with a balanced mix of cash and equity compensation so the Company can attract and retain directors from diverse professional and personal backgrounds.
  Compensation should be simple to administer and support the smooth functioning of the Board.
  Compensation should be cost-effective and consistent with investor policies and expectations.
  Compensation should be in compliance with all regulatory requirements.

Under the Corporate Governance Policy, the Nominating Committee reviews the compensation paid to non-employee directors at least every two years to help ensure that the Company’s non-employee director compensation program continues to meet the objectives and principles described above. Final decisions regarding director compensation are made by the Board of Directors, based on recommendations by the Nominating Committee.

In 2013, the Nominating Committee reviewed non-employee director compensation. The Nominating Committee had previously reviewed non-employee director compensation in 2011, but did not make any changes to the program at that time. The Committee engaged Farient Advisors LLC (“Farient”) as its independent consultant to provide the Committee information regarding market trends in director compensation and pay practices at peer group companies and to present recommendations regarding changes to the Company’s non-employee director compensation. The Nominating Committee and the Board considered the information and recommendations provided by Farient and, in October 2013, approved changes to the annual compensation that non-employee directors will receive following the 2014 Annual Meeting. Each non-employee director will receive annual compensation of $290,000, consisting of a cash retainer of $145,000 and an equity grant with an aggregate grant date fair value of approximately $145,000 ($100,000 in restricted stock units (“RSUs”) and $45,000 in stock options). The Board also approved an amendment to the Corporate Governance Guidelines to change the stock ownership guidelines for non-employee directors. Each non-employee director is now expected to own the lesser of at least 10,000 shares of the Company’s Common Stock or shares of the Company’s Common Stock with a value equal to four times the annual cash retainer. Each non-employee director who has been a member of the Board for at least five years meets these stock ownership guidelines.

All of the services provided by Farient during 2013 were to the Nominating Committee, and Farient did not provide any additional services to the Company. The Nominating Committee believes that there was no conflict of interest between Farient and the Nominating Committee during the year ended December 31, 2013. In reaching this conclusion, the Nominating Committee considered the factors set forth in the SEC rule effective July 27, 2012 regarding compensation adviser independence.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       25

2013 Non-Employee Director Compensation

From 2010 through 2013, each non-employee director’s overall annual compensation was set at $250,000, consisting of (i) a cash retainer of $125,000 and (ii) an equity grant with an aggregate fair value of approximately $125,000 on the date of grant. Each non-employee director elected to the Board at the 2013 annual meeting of shareholders received, on the day following the annual meeting, a grant of (1) stock options having a fair value of approximately $40,000 on the date of grant (based on the closing sale price of a share of Common Stock as reported on the NYSE Composite Tape on the date of grant and the Black-Scholes methodology of valuing options), and (2) RSUs having a fair value of approximately $85,000 on the date of grant (based on the closing sale price of a share of Common Stock as reported on the NYSE Composite Tape on the date of grant).

Non-employee directors may choose to defer any or all of his or her annual cash retainer pursuant to the Time Warner Inc. Non-Employee Directors’ Deferred Compensation Plan (as described below). New directors who join the Board other than at an annual meeting of shareholders, such as Mr. Gutierrez, received the above compensation on a pro-rated basis. No additional compensation is paid for service as Lead Independent Director, a committee chair or member or for attendance at meetings of the Board or any Board committee.

Cash Retainer

The annual cash retainer is intended to provide a balance between cash and equity compensation, as well as to allow the directors to use the cash to pay taxes on their RSUs as they vest without having to sell shares to pay those taxes.

Equity Grants

  The stock options granted to non-employee directors in 2013 have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire 10 years from the grant date. The stock options granted in 2013 vest one year from the date of grant or immediately if the director ceases to serve as a director of the Company as a result of certain designated circumstances, including because the director is not nominated by the Board of Directors to stand for re-election at the annual meeting of shareholders, is not re-elected by the shareholders at the annual meeting, or resigns after receiving fewer than a majority “for” votes in the votes cast in an uncontested election of directors.
  The RSUs represent a contingent right to receive the designated number of shares of Common Stock upon completion of the vesting period. The RSUs granted in 2013 vest on the anniversary of the first day of the month in which the RSUs were granted and immediately if the director ceases to serve as a director of the Company as a result of certain designated circumstances, including (i) retirement either due to a mandatory retirement policy or after serving at least five years as a director, (ii) failure to be re-elected by the shareholders after nomination, (iii) resignation after receiving fewer than a majority “for” votes in the votes cast in an uncontested election of directors, (iv) death or disability, (v) the occurrence of certain transactions involving a change in control of the Company, or (vi) under certain other designated circumstances, with the approval of the Board on a case-by-case basis. If a non-employee director leaves the Board for any other reason, then his or her unvested RSUs are forfeited to the Company.
  RSUs and options do not have any voting rights. Directors receive dividend equivalents on the RSUs in an amount equal to the regular quarterly cash dividends declared and paid by the Company at the same time that the dividends are paid on outstanding shares of Common Stock.

Expenses

Non-employee directors are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and shareholder meetings. While travel to such meetings may include the use of Company aircraft, if available and appropriate under the circumstances, the directors generally use commercial air or rail transportation services. Directors are also reimbursed for reasonable expenses associated with other Company-related business activities, including participation in director education programs.

26       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

DIRECTOR COMPENSATION

The Company provides directors with representative samples of the Company’s products (such as movies and television programs on DVDs and Blu-ray Discs), promotional items and other merchandise. The Company also periodically invites and provides for directors and their spouses or guests to attend Company-sponsored events, such as film premieres, screenings, cultural events and the annual meeting of shareholders. For the year ended December 31, 2013, the aggregate incremental cost to the Company for providing directors these Company products and the attendance of directors and their spouses or guests at Company events was well below $10,000 per director. The Company also reimburses each non-employee director for the estimated taxes incurred in connection with any income recognized by the director as a result of the attendance by the director, spouse or guest at such events. From time to time, spouses or guests may also join non-employee directors on Company aircraft when a non-employee director is traveling to or from Board or committee meetings, which may result in the non-employee director recognizing income for tax purposes. The Company does not reimburse the non-employee director for the estimated taxes incurred in connection with such income.

Deferred Compensation Plan

Under the Time Warner Inc. Non-Employee Directors’ Deferred Compensation Plan, non-employee directors may elect each year to defer receipt of 10% to 100% of their cash compensation payable during the next calendar year. Each director can elect from the following crediting alternatives to determine the amounts that will be paid after the deferral period: (i) the amount deferred plus annual interest at the prime rate in effect on May 1 of each annual period plus 2%, (ii) the value of a hypothetical investment in shares of Common Stock made at the time of the deferral, plus the notional reinvestment of dividend equivalents based on any regular cash dividends paid by the Company on the Common Stock, or (iii) an allocation of 50% of the amount deferred to each of the crediting alternatives. Amounts deferred are payable in cash in a lump sum or in installments after a director leaves the Board, based on the director’s election made at the time the director elected to defer receipt of the compensation.

Prior Retirement and Deferred Compensation Programs

  The Company does not currently maintain a retirement plan for its non-employee directors. Mr. Novack receives retirement benefits under the terms of the Company’s benefit plans as a result of his past service as an employee of the Company.
  The Company also has a prior deferred compensation plan for non-employee directors under which the directors could previously elect to defer all or a portion of their cash compensation. The Company currently maintains an account under this plan on behalf of Mr. Bollenbach. Amounts previously deferred were increased by one of two separate calculation methods until the participant experienced a distribution event (reaching age 70 or leaving the Board of Directors) and the deferral period ended: (i) the application of the average seven-year Treasury constant maturity bond rate for the year at the end of the year or (ii) the hypothetical investment of the amounts deferred in shares of Common Stock and any dividends that would be earned thereon. The method that would result in the greater value at the end of the deferral period was used to calculate the amount to be paid until the end of the deferral period, and thereafter the account will accrue interest based on the Treasury rate method. Mr. Bollenbach reached age 70 during 2012 and, as a result, amounts deferred by Mr. Bollenbach became payable in installments over ten years beginning in 2013.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       27

Director Compensation Table

The table below sets forth 2013 compensation information regarding the Company’s non-employee directors. Mr. Bewkes is the only director who is an officer and employee of the Company, and he does not receive any additional compensation for his Board service. The material factors necessary to understand the director compensation set forth in the table are described under “2013 Non-Employee Director Compensation” above.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2013

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(2)(3)	All Other Compensation(4)	Total
James L. Barksdale	$125,000	$85,008	$40,205	—	$250,213
William P. Barr	$125,000	$85,008	$40,205	—	$250,213
Stephen F. Bollenbach	$125,000	$85,008	$40,205	—	$250,213
Robert C. Clark	$125,000	$85,008	$40,205	—	$250,213
Mathias Döpfner	$125,000	$85,008	$40,205	—	$250,213
Jessica P. Einhorn	$125,000	$85,008	$40,205	—	$250,213
Carlos M. Gutierrez	$ 72,917	$49,562	$22,898	—	$145,377
Fred Hassan	$125,000	$85,008	$40,205	$91	$250,304
Kenneth J. Novack	$125,000	$85,008	$40,205	—	$250,213
Paul D. Wachter	$125,000	$85,008	$40,205	—	$250,213
Deborah C. Wright	$125,000	$85,008	$40,205	$91	$250,304

(1)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of RSUs granted by the Company to non-employee directors in 2013. On May 24, 2013, the Company awarded 1,434 RSUs to each of the non-employee directors serving on that date. Mr. Gutierrez, who was appointed to the Board on October 31, 2013, was awarded 721 RSUs by the Company on that date. The grant date fair value of each RSU award was determined using the closing sale price of the Common Stock on the NYSE Composite Tape on the date of grant. The actual value, if any that is realized by a director from any RSU award will depend on the market price of the Common Stock in future years. For information about the weighted average grant date fair value of the RSUs granted in 2013, see Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”).

(2)	Presented below is the aggregate number of outstanding stock awards and stock option awards held by the non-employee directors on December 31, 2013.

	Total Stock Awards	Total Option
	(Restricted Stock and	Awards
	RSUs) Outstanding at	Outstanding
Name	12/31/13	at 12/31/13
James L. Barksdale	1,434	41,255
William P. Barr	1,434	21,990
Stephen F. Bollenbach	1,782	41,255
Robert C. Clark	1,434	21,990
Mathias Döpfner	1,434	32,585
Jessica P. Einhorn	1,434	20,371
Carlos M. Gutierrez	721	1,341
Fred Hassan	1,434	21,990
Kenneth J. Novack	1,434	8,948
Paul D. Wachter	1,434	15,632
Deborah C. Wright	1,434	25,843

28       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

DIRECTOR COMPENSATION

(3)	The amounts set forth in the Option Awards column represent the aggregate grant date fair value of stock options granted by the Company in 2013. On May 24, 2013, the Company awarded options to purchase 2,872 shares of Common Stock to each of the non-employee directors serving on that date. Mr. Gutierrez, who was appointed to the Board on October 31, 2013, was awarded options to purchase 1,341 shares of Common Stock by the Company on that date.

The grant date fair value of the stock options awarded to the non-employee directors on May 24, 2013 was calculated using the Black-Scholes option pricing model based on the following assumptions: an expected volatility of 29.65%, an expected term to exercise of 5.90 years from the date of grant, a risk-free interest rate of 1.13%, and a dividend yield of 1.94%. The grant date fair value of the stock options awarded to Mr. Gutierrez on October 31, 2013 was calculated using the Black-Scholes option pricing model based on the following assumptions: an expected volatility of 28.92%, an expected term to exercise of 5.90 years from the date of grant, a risk-free interest rate of 1.69%, and a dividend yield of 1.70%. For information about the weighted-average assumptions used to determine the grant date fair value of options granted in 2013, see Note 12 to the Company’s consolidated financial statements included in the 2013 Form 10-K. The discussion in Note 12 reflects weighted-average assumptions on a combined basis for both retirement-eligible and non-retirement eligible employees and non-employee directors.

The actual value, if any, that is realized by a non-employee director from any stock option will depend on the amount by which the market value of the Common Stock exceeds the exercise price of the stock option on the date the stock option is exercised. Accordingly, there is no assurance that the value realized by a non-employee director will be at or near the grant date fair value presented above. These amounts should not be used to predict stock performance.

(4)	The amounts set forth in the All Other Compensation column consist of the Company’s payments made in 2014 for the estimated taxes incurred in 2013 for income recognized by Mr. Hassan and Ms. Wright due to attendance by a family member at a Company event in 2013.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       29

SECURITY OWNERSHIP

Security Ownership of the Board of Directors and Executive Officers

The following table sets forth information concerning the beneficial ownership of Time Warner Common Stock as of February 28, 2014 for each current director, each nominee for election as a director, each of the persons named in the Summary Compensation Table and for all current directors and executive officers as a group. None of the foregoing persons beneficially owned any equity securities of the Company’s subsidiaries as of February 28, 2014.

	Time Warner Common Stock Beneficially Owned(1)
	Number of	Option		Percent
Name of Beneficial Owner	Shares	Shares(2)	RSUs(3)	of Class
James L. Barksdale	51,749	38,383	—	*
William P. Barr(4)	31,770	19,118	—	*
Jeffrey L. Bewkes(5)	225,517	3,862,948	—	*
Stephen F. Bollenbach(6)	24,356	38,383	—	*
Paul T. Cappuccio(5)	62,234	393,951	—	*
Robert C. Clark	24,969	19,118	—	*
Mathias Döpfner	12,100	29,713	—	*
Jessica P. Einhorn	18,007	17,499	—	*
Gary L. Ginsberg	6,070	68,798	3,203	*
Carlos M. Gutierrez	—	—	—	*
Fred Hassan	41,546	19,118	—	*
John K. Martin, Jr.(5)	954	817,567	—	*
Kenneth J. Novack(7)	29,324	6,076	—	*
Olaf Olafsson	71,677	274,307	—	*
Paul D. Wachter(8)	12,252	12,760	—	*
Deborah C. Wright	18,340	22,971	—	*
All current directors and executive officers (18 persons)
as a group(4)-(9)	712,001	4,941,754	7,403	*

*	Represents beneficial ownership of less than one percent of the outstanding Common Stock as of February 28, 2014.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power. This table does not include, unless otherwise indicated, any shares of Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees.

Under some of the Company’s deferred compensation programs, a participant may elect to have the value of the participant’s deferred compensation paid out based on an assumed investment in the Common Stock during the deferral period. Participants do not have any right to vote or receive any Common Stock in connection with these assumed investments, which are represented by share equivalents, or “phantom units,” but are ultimately paid in cash. Under the Company’s deferred compensation programs, Mr. Bewkes has been credited with 22,024 share equivalents and Mr. Bollenbach has been credited with 35,526 share equivalents. These share equivalents are not included in the table above.

(2)	Reflects shares of Common Stock underlying stock options awarded by the Company that were exercisable within 60 days of February 28, 2014. These shares are not included in the “Number of Shares” column.

30       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

SECURITY OWNERSHIP

(3)	Reflects shares of Common Stock that were issuable within 60 days of February 28, 2014 upon the vesting of RSUs. These shares are not included in the “Number of Shares” column.

(4)	The number of shares includes 3,200 shares of Common Stock held by the Barr Family LLC, of which Mr. Barr is the manager and he and his spouse collectively own a 1% interest and his three adult children collectively own a 99% interest.

(5)	The number of shares includes the following individuals’ interests in shares of Common Stock held by a trust under the Time Warner Savings Plan: Mr. Bewkes (approximately 35,724 shares); Mr. Cappuccio (approximately 267 shares); and Mr. Martin (approximately 954 shares).

(6)	The number of shares held by Mr. Bollenbach includes 348 shares of restricted stock.

(7)	Includes 175 shares of Common Stock held by the Novack Family Foundation, of which Mr. Novack and his wife are two of nine trustees who share voting power with respect to the shares. Mr. Novack disclaims beneficial ownership of shares held by the Novack Family Foundation.

(8)	Includes 6,000 shares of Common Stock held by the Wachter Family Trust, of which Mr. Wachter and his spouse are the trustees and beneficiaries. Mr. Wachter and his spouse share voting and investment power with respect to the shares.

(9)	The number of shares held by all current directors and executive officers as a group includes (i) aggregate interests in approximately 36,338 shares of Common Stock held by a trust under the Time Warner Savings Plan and (ii) an aggregate of approximately 6,448 shares of Common Stock held directly by or in the 401(k) plan of an executive officer’s spouse, for which the executive officer disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

Based on a review of filings with the SEC, the Company has determined that the following entity is the holder of more than 5% of the outstanding shares of Common Stock as of December 31, 2013:

	Shares of Stock
	Beneficially	Percent
Name and Address of Beneficial Owner	Owned	of Class
BlackRock, Inc.(1)
40 East 52nd Street
New York, NY 10022	52,766,118	5.8%

(1)	Based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 4, 2014.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       31

AUDIT-RELATED MATTERS

Report of the Audit and Finance Committee

In accordance with its charter, the Audit Committee assists the Board of Directors in fulfilling its responsibilities in a number of areas. These responsibilities are described above under “Corporate Governance and Board Matters – Board and Committee Responsibilities” beginning on page 19 and in the Audit Committee’s charter, which is posted on the Company’s website at www.timewarner.com/governance.

In connection with its review of the Company’s 2013 financial statements, the Audit Committee reviewed and discussed with management and the independent auditor the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s evaluation of the effectiveness of the Company’s internal control over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended and as adopted by the Public Accounting Oversight Board in Rule 3200T, including the quality and acceptability of the Company’s accounting policies, financial reporting processes and controls.

In addition, the Audit Committee received the written disclosures and the letter from the independent auditor required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the independent auditor the auditor’s independence from the Company and its management. In determining that the auditor is independent, the Audit Committee also considered whether the provision of any of the non-audit services described below under “Fees of the Independent Auditor” is not compatible with maintaining their independence.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditor, which, in their reports, express opinions on the fair presentation of the Company’s annual consolidated financial statements in conformity with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. In reliance on the reviews and discussions referred to in this Report of the Audit and Finance Committee and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

Members of the Audit and Finance Committee

Deborah C. Wright (Chair)
Robert C. Clark
Jessica P. Einhorn
Carlos M. Gutierrez
Fred Hassan

32       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

AUDIT-RELATED MATTERS

Policy Regarding Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has established a policy (the “Pre-Approval Policy”) requiring its pre-approval of all audit services and permissible non-audit services provided by the independent auditor, along with the associated fees for those services. The Pre-Approval Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval. The Pre-Approval Policy requires the specific pre-approval of all other permitted services. The Audit Committee has delegated to its Chair the authority to address certain requests for pre-approval of audit and permissible non-audit services between meetings of the Audit Committee, and the Chair must report her pre-approval decisions to the Audit Committee at its next regular meeting.

Services Provided by the Independent Auditor

The aggregate fees for services provided by Ernst & Young LLP to the Company with respect to the years ended December 31, 2013 and 2012 are as set forth below.

FEES OF THE INDEPENDENT AUDITOR

Type of Fees	2013	2012
Audit Fees(1)	$17,622,000	$16,559,000
Audit-Related Fees(2)	5,519,000	693,000
Tax Fees(3)	2,613,000	2,108,000
All Other Fees(4)	20,000	50,000
Total Fees for Services Provided	$25,774,000	$19,410,000

(1)	Audit Fees were for audit services, including (a) the annual audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements, (b) the audit of the effectiveness of the Company’s internal control over financial reporting, (c) consultation with management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other regulatory or standard-setting bodies, (d) international statutory audits, and (e) services that only the independent auditor reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and assistance in responding to SEC comment letters.

(2)	Audit-Related Fees were principally for services related to (a) agreed-upon procedures or expanded audit procedures to comply with contractual arrangements or regulatory reporting requirements, (b) audits of employee benefit plans, and (c) services pertaining to acquisitions, dispositions and the related accounting or disclosure treatment for such transactions or events. The increase in audit-related fees in 2013 reflects additional services for the audit of the financial statements of the Company’s subsidiary, Time Inc., and related accounting consultation services. The Company expects to complete the spin-off of Time Inc. to its shareholders during the second quarter of 2014. Following the spin-off, Time Inc. will be an independent publicly-traded company.

(3)	Tax Fees were for services related to (a) tax compliance, (b) tax planning and tax advice, and (c) expatriate tax services.

(4)	All Other Fees were for services related to a benchmarking study related to the theatrical and home entertainment releases of companies in the motion picture industry that participated in the study.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       33

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis or “CD&A” describes the Company’s executive compensation principles and programs, with a focus on the Compensation Committee’s decisions on 2013 compensation for the Company’s named executive officers, or “NEOs”. The NEOs for 2013 were:

Name	Position with the Company During 2013
Jeffrey L. Bewkes	Chairman and Chief Executive Officer
John K. Martin, Jr.	Chief Financial and Administrative Officer
Paul T. Cappuccio	Executive Vice President and General Counsel
Gary L. Ginsberg	Executive Vice President, Corporate Marketing & Communications
Olaf Olafsson	Executive Vice President, International & Corporate Strategy

The Company encourages you to read this CD&A in conjunction with “Proposal 3: Annual Advisory Vote to Approve Named Executive Officer Compensation” beginning on page 13.

Section 1 – Executive Summary

The Company’s Businesses

Time Warner is a global leader in media and entertainment with businesses in television networks, television and film production, and publishing. The Company has four operating divisions:

Operating Division	Description
Turner	Owns and operates leading cable television networks and related digital properties in the U.S. and internationally, including TBS, TNT, CNN, Cartoon Network, Adult Swim, truTV and Turner Sports. Turner accounted for 33% of the Company’s total revenues in 2013.
Home Box Office	Operates leading premium pay television services HBO and Cinemax, both in the U.S. and internationally. Home Box Office accounted for 17% of the Company’s total revenues in 2013.
Warner Bros.	Global leader in entertainment with businesses that produce and distribute feature films, television programming, home entertainment, comic books, and videogames, and license characters and brands for consumer products. Warner Bros. accounted for 39% of the Company’s total revenues in 2013.
Time Inc.	One of the largest magazine publishers based on readership and print advertising revenues; also operates related websites and operations. Time Inc. accounted for 11% of the Company’s total revenues in 2013. The Company plans to spin off Time Inc. to its shareholders in 2014.

34       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

The Company’s Operating Strategy

Under the leadership of Chairman and CEO Jeff Bewkes, since 2008 Time Warner has implemented and successfully executed a content-based strategy that focuses on using the Company’s industry-leading operating scale and brands to create, package and deliver engaging content across multiple distribution outlets worldwide. Successfully executing this strategy has delivered attractive growth and returns to shareholders while operating in a highly competitive industry that is undergoing fundamental changes. These changes include increased competition from new content creators, consolidation among traditional content distributors (e.g., cable companies), the emergence of new and sometimes disruptive distribution outlets, and changes in consumer behavior, as consumers seek more control over when, where and how they consume content. In addition to spinning off Time Warner Cable Inc. and AOL Inc. in 2009 to become more content-focused, the Company has made significant and steady progress on all elements of its strategy, as highlighted in the table below.

Strategy	2013 Highlights
Use the Company’s leading scale and brands to create the best content

Invested aggressively to create, acquire and distribute compelling content

  Turner
    TBS ranked as the #1 ad-supported cable network in primetime among adults 18-34 and adults 18-49, Adult Swim ranked #2 among adults 18-34, and TNT aired four of the top 15 original series on ad-supported cable
    Exercised right to expand its coverage of the NCAA Men’s Basketball Championship Tournament to include the Elite Eight and Final Four games starting in 2014
  Home Box Office
    Won more Primetime Emmy awards than any other network for the 12th year in a row, with critically acclaimed series such as Game of Thrones and made-for-HBO films such as Behind the Candelabra
  Warner Bros.
    #1 at the worldwide box office for the third time in five years, with its films grossing over $5 billion in 2013, led by The Hobbit: The Desolation of Smaug, Gravity and Man of Steel
    #1 producer of primetime broadcast series for the 2013-2014 television season and for 22 of the last 27 years; over 60 series airing on television for the 2013-2014 season

Use the Company’s scale advantage and its culture of innovation to lead the digital transition of its industries

Continued to lead the development of new digital services and business models, such as TV Everywhere (including HBO GO), UltraViolet, Disc-to-Digital and digital magazines

  HBO GO active users grew over 30% and average monthly usage grew at a double digit rate
  Increased monetization of content through platforms such as subscription video on demand

Expand internationally in faster-growing territories

Continued to expand its international businesses

  Turner launched networks in both Asia and Latin America, expanding its global reach to more than 150 channels in over 200 countries
  Home Box Office launched premium services in Denmark, Norway and India and purchased its partners’ interests in HBO Asia, HBO South Asia and HBO Nordic

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       35

Continued Strong Financial Performance in 2013

As illustrated by the tables below, the Company delivered strong results on key financial measures in 2013 and over the last several years.

  Adjusted Operating Income grew 7.7% in 2013 to a record $6.6 billion

  Adjusted EPS rose 16.4%1 to $3.77 in 2013
  Five consecutive years of double-digit growth

  Free Cash Flow up 20% to $3.5 billion in 2013

  Maintained a high level of Return on Invested Capital (“ROIC”)2, an alternative measure of return on assets that the Company uses to evaluate its capital efficiency

____________________
[1]	The Company has recast its historical financial results to reflect the presentation of its investment in Central European Media Enterprises Ltd.’s (“CME”) common stock and Class A convertible preferred stock under the equity method of accounting for all prior periods from the date of the Company’s initial investment in CME in May 2009.

[2]	ROIC excludes the impact of purchase price adjustments from the merger of Time Warner Inc. (now known as Historic TW Inc.) with America Online, Inc. (now known as Historic AOL LLC) in 2001 and the restructuring of Time Warner Entertainment Company, L.P. in 2003. See page 44 for a discussion of why return on assets and return on equity are not meaningful measures of the Company’s financial performance.

36       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Committed to providing direct returns to shareholders through share repurchases and dividends

Delivered one-year, three-year and five-year total shareholder returns (“TSR”) well above the S&P 500’s TSR over the same time periods.[3]

Sustained Operating and Financial Performance Supported by the Executive Compensation Program’s Design

Pay-for-Performance Approach. The Compensation Committee promotes performance and effective leadership by (1) allocating the majority of executive compensation to variable performance-based components, (2) using varying time horizons and a balanced mix of both short-term and long-term performance measures that are important to the Company and its shareholders and (3) setting challenging financial and strategic goals at the beginning of the performance period.

The design of the Company’s executive compensation program has been informed by its longstanding practice of engaging with shareholders. See page 51 for more information regarding shareholder engagement.

____________________
3 TSR data set forth in the table and on page 13 were provided by FactSet.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       37

  Compensation Mix Focused on Components that Drive Performance.

*	The percentages in the charts reflect the base salary, target annual bonus and target annual value of long-term incentive awards. The charts do not include health and welfare benefits, retirement programs or personal benefits, which constitute less than 3% of each NEO’s 2013 direct target compensation.
  Performance-Based Compensation Uses Multiple Performance Measures and Varying Time Horizons. The following table summarizes the performance-based incentive components and the performance measures selected by the Compensation Committee and the 2013 outcomes.
How the Company and NEOs
Incentive	Time			Performed on the Performance
Component	Horizon	Performance Measure		Measures	2013 Outcome
Annual Cash Bonus	1-year	Adjusted Divisional Pre-Tax Income (“ADPTI”)	70%	8% growth in 2013	145% financial performance rating (maximum – 150%)
		Free Cash Flow		20% growth in 2013
		Annual progress on key long-term strategic objectives	30%	See pages 45 to 46 for individual performance achievements	Individual performance ratings ranged from 130% to 140% (maximum – 150%)
PSUs with a performance period ending in 2013	3-year	TSR relative to the S&P 500		130.7% TSR (2011-2013)[4] 91st percentile of the S&P 500[4]	182.2% payout for 2011-2013 PSUs
Stock Options	4-year vesting period	Company common stock price		1-year increase – 45.8%	Value realized determined by long-term stock price performance
3-year increase – 116.7%
5-year increase – 235.7%
____________________
[4]	For PSUs, (1) TSR is calculated using the average closing price for the 30 trading days ending on the first and last days of the performance period and (2) the S&P 500 percentile rank calculation excludes companies that were removed from the S&P 500 Index during the performance period due to the decline of such companies’ stock price below the minimum market capitalization standard only if their stock is no longer traded on a national exchange.

38       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

  Challenging Financial and Strategic Goals for Annual Cash Bonuses. The Compensation Committee set financial goals for the 2013 bonuses that were meaningfully higher than for 2012 bonuses. The 2013 goals required the Company to deliver significantly higher ADPTI and Free Cash Flow to receive the same financial performance rating as in 2012. For example, to achieve the 150% maximum financial performance rating required:
    9% growth in ADPTI in 2013 compared to 6% growth in 2012; and
    $600 million more in Free Cash Flow than was required in 2012.

  See pages 44 to 45 for more information on the financial goal-setting. The Committee also approved individual goals for the NEOs that were focused on supporting the Company’s key long-term strategic objectives as well as talent development and diversity.

Key 2013 Executive Compensation Decisions

  January 2013 Employment Agreement for Chairman and CEO. Mr. Bewkes became CEO of the Company in January 2008 and then Chairman and CEO in January 2009. The Board and Compensation Committee believe that Mr. Bewkes has been highly effective and successful as Chairman and CEO, as demonstrated by the Company’s financial results during his tenure. See pages 36 to 37 for more information on the Company’s financial performance. The Company and Mr. Bewkes entered into a five-year employment agreement in November 2012, which became effective in 2013.

  The compensation structure under the January 2013 agreement was informed by shareholder feedback:
  Increase in target compensation consisted only of long-term performance-based incentive opportunity (PSUs and stock options)
  No increase in base salary or target bonus
  No upfront grant of equity awards, and no further grants of time-vested RSUs
  Removed excise tax gross-up

The terms of Mr. Bewkes’ employment agreement were disclosed in the proxy statement for the 2013 Annual Meeting of Shareholders.

In 2013, the stock ownership requirement for Mr. Bewkes was increased to 8 times base salary from 5 times, reflecting the increase in the annual target value of his long-term incentive opportunity.

The entire increase in target compensation under the 2013 employment agreement was in the form of a higher performance-based long-term incentive opportunity. The value Mr. Bewkes will realize depends on future Company financial and stock price performance.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       39

  2013 Compensation Decisions. Taking into account shareholder feedback received in recent years and the strong outcome on the 2013 advisory vote on NEO compensation, with 93% of the votes cast in favor, the Compensation Committee determined to maintain the overall executive compensation structure for 2014. The Committee took the following actions regarding 2013 executive compensation:
Component	Chairman and CEO	Other NEOS
Base Salary	No change	Mr. Martin – No change Other NEOs – 3% increases
Annual Cash Bonus	No change in target bonus	Mr. Martin – No change Other NEOs – Target bonuses (expressed as a percentage of base salary) increased in proportion to base salary increases

  Financial Criteria: The Committee approved a 145% financial performance rating, reflecting strong results in 2013 compared to more challenging goals set at the beginning of the year – ADPTI grew 8% and Free Cash Flow increased 20%
  Individual Performance: The Committee approved individual performance ratings ranging from 130% – 140% (including 140% for Mr. Bewkes), reflecting that each of the NEOs had significant accomplishments during the year that helped the Company make progress on its key long-term strategic objectives

Long-Term Incentive Awards
  Target annual value of long-term incentive awards increased under the terms of the January 2013 employment agreement
  Awards entirely performance-based, with 50% of target value in PSUs and 50% in stock options
No change

40       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Strong Governance Relating to Executive Compensation

The Company’s compensation governance policies and practices are designed to mitigate compensation-related risk without diminishing the effectiveness of the incentives provided by the executive compensation program. See pages 52 to 54 for more information.

The Company’s Executive	Executive Compensation Practices
Compensation Practices	the Company Does Not Engage In

✓ Pay-for-Performance: Tie compensation to performance by setting clear and challenging Company financial goals and individual goals and having a majority of total target compensation consist of performance-based components.

✓ Multiple Performance Metrics: Use different performance measures (e.g., for cash bonuses and PSUs) and multi-year vesting or measurement periods.

✓ Share Ownership and Retention Requirements: NEOs must comply with share ownership and stock retention requirements. The CEO share ownership requirement was increased in 2013 to 8 times base salary from 5 times.

✓ Regular Engagement with Shareholders: The Company regularly engages with shareholders throughout the year regarding executive compensation and corporate governance matters.

✓ Limited Personal Benefits: The Company provides limited personal benefits.

✓ Limit on Equity Dilution: The Compensation Committee maintains a policy limiting annual equity dilution, which caps the maximum annual run rate at 1.5% of the total outstanding Common Stock at December 31 of the preceding year.

✓ Annual Compensation-Related Risk Review: The Company conducts an annual review of compensation-related risks to confirm that any such risks are not reasonably likely to have a material adverse effect on the Company.

✓ Clawback Policy: The Company has a policy on the recovery of previously paid executive compensation.

✓ Use of Independent Compensation Consultant: The Compensation Committee has retained an independent compensation consulting firm that performs no other consulting services for the Company and has no conflicts of interest.

✗ No Targeting Specific Percentiles: The Compensation Committee does not target a specific percentile of total compensation or individual compensation components of executives at peer companies.

✗ No Guaranteed Bonuses: The Company does not provide NEOs with guaranteed bonuses.

✗ No Excise Tax Gross-Ups: The Company does not provide any excise tax gross-up payments in connection with a change in control.

✗ No Change in Control Agreements: The Company does not have change in control agreements with the NEOs and none of the NEOs’ employment agreements provide for any payments solely on a change in control.

✗ No Tax Gross-Ups for Personal Benefits: The Company does not provide tax gross-ups to NEOs for personal benefits.

✗ No Repricing or Buyouts of Stock Options: The Company’s only active equity plan prohibits repricing or buyouts of underwater stock options.

✗ No Hedging or Pledging: NEOs are prohibited from engaging in hedging transactions with Company Common Stock, holding Common Stock in a margin account or pledging Common Stock as collateral for a loan.

✗ No Excessive Overhang or Dilution: The Company’s 2013 and 2012 equity grants represented less than 1% of the total outstanding Common Stock each year. As of February 28, 2014, the total number of equity awards outstanding (including maximum PSUs) represented approximately 5% of the total outstanding Common Stock as of that date.

✗ Limits on Pension Credits and Calculations: The value of equity awards is not included in pension calculations. NEOs do not receive pension credit for years not worked.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       41

Section 2 – Compensation Principles

The Compensation Committee is guided by the following key principles in determining the compensation of the Company’s executive officers:

Key Principle	Description
Accountability for Business Performance	Compensation is tied in part to financial and operating performance, so executives are held accountable through their compensation for the performance of the Company’s businesses
Accountability for Individual Performance	Compensation is tied in part to individual performance to encourage and reflect individual contributions to the Company’s performance and long-term success
Alignment with Shareholder Interests	Compensation is tied in part to stock performance to align executives’ and shareholders’ interests
Attract, Retain and Motivate Talent	Compensation reflects the competitive marketplace, so the Company can attract, retain, and motivate talented executives
Independent Decisions

An independent committee of the Board is responsible for reviewing and establishing the compensation for executive officers, as well as the overall compensation and benefits programs

The Compensation Committee has retained an independent consultant, who reports directly to the Committee, to assist the Committee in carrying out its responsibilities

Section 3 – Components of Executive Compensation

The Compensation Committee uses the following components of executive compensation to promote performance and effective leadership:

Component	Description	Objectives
Base Salary	Committee reviews annually Consistent with pay-for-performance principles, this fixed pay element represents the smallest component of total target compensation	Attract, retain, and motivate NEOs by providing a competitive level of fixed compensation
Annual Cash Bonus	Performance-based annual compensation component linked to the Company’s financial performance and individual performance compared to pre-set goals
  Motivate and reward executives and promote alignment with shareholder interests by determining bonus amounts based on both annual financial performance and progress made during the year on key long-term strategic objectives

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EXECUTIVE COMPENSATION

Component	Description	Objectives
Long-Term Incentive Awards
  Performance-based multi-year compensation component linked to stock price and Company performance
  Stock options and PSUs for CEO; mix of stock options, RSUs and PSUs for other NEOs
  Stock Options – 4-year vesting period; 10-year term
  PSUs – 3-year performance period
  RSUs – 4-year vesting period
  Value ultimately earned by NEOs depends on the stock price at vesting or exercise and, for PSUs, also on Company financial performance
Provide incentives for executives to deliver strong Company stock and financial performance over the long-term Reinforce alignment between the interests of NEOs and shareholders Promote retention
Retirement Programs
  Consist of (1) a qualified savings plan and nonqualified deferred compensation plans and programs and (2) a qualified defined benefit pension plan and a non-qualified defined benefit plan (both now frozen)
Enable employees to plan and save for retirement at a reasonable cost to the Company
Personal Benefits	Include financial services reimbursement, life insurance benefits and transportation-related services No tax gross-up – taxes on personal benefits are the sole responsibility of the NEOs
  Provide a competitive level of benefits at a reasonable cost to the Company
  For security reasons, the Chairman and CEO is provided with a car and driver and is encouraged to use Company aircraft for business and personal use

Section 4 – 2013 Executive Compensation

Considerations in Determining 2013 Compensation. At the beginning of the year, the Compensation Committee sets target compensation levels for each NEO, including the base salary, target bonus, and target award value of long-term incentives. In determining target compensation levels, the Committee considers:

  Nature and scope of each NEO’s duties
  Terms of each NEO’s employment agreement
  NEO’s prior compensation and individual performance
  Information on compensation levels of similarly positioned executives at entertainment industry peer companies
  Economic environment
  Results of the advisory vote on NEO compensation at the most recent annual meeting and the views expressed by shareholders
  Internal pay positioning, taking into account each NEO’s pay components and levels relative to other executives with respect to role, length of time the NEO has served in his current position, seniority and levels of responsibility

In making compensation decisions for each NEO, the Committee exercises its judgment with respect to the factors considered, as well as the relative importance of each factor.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       43

Base Salary. In 2013, the Compensation Committee reviewed and approved the base salaries for each NEO. The Committee determined to keep the salaries for Messrs. Bewkes and Martin the same as in 2012. The Committee approved 3% increases in the base salaries for Messrs. Cappuccio, Ginsberg and Olafsson in 2013, which were consistent with average increases for employees at the Company generally, and reflected the Committee’s evaluation of the executives’ strong performance and the competitive market.

Performance-Based Compensation – Cash Bonuses.

1.

Set Target Bonuses. In early 2013, the Compensation Committee reviewed and approved the target bonus for each NEO. The Committee determined not to make any changes to the target bonuses for NEOs. However, because their target bonuses are expressed as a percentage of base salary, the target bonuses for Messrs. Cappuccio, Ginsberg and Olafsson increased as a result of their base salary increases. See the table on page 46 for each NEO’s target bonus for 2013. Maximum bonus payouts are generally limited to 150% of the target bonus.

2.

Set Performance Measures and Goals. In early 2013, the Compensation Committee selected ADPTI and Free Cash Flow as Company financial criteria for the annual cash bonuses and assigned the measures a collective 70% weighting. The Committee also approved individual performance goals (30% weighting) that measure progress on the Company’s key long-term strategic objectives. The relative weightings of the financial and individual performance measures emphasize the Committee’s view of the importance of achieving strong financial performance while reinforcing individual accountability for each NEO’s performance. The financial measures and the relative weightings used in 2013 are the same as have been used for the last several years.

  Financial Performance Measures. The Compensation Committee selected ADPTI and Free Cash Flow as performance measures to encourage growth and efficient use of capital:
  ADPTI is consistent with Adjusted Operating Income and is one of the primary measures the Company uses to evaluate its profitability. The Committee selected ADPTI to provide greater accountability for capital allocation.
  Free Cash Flow gives a clear view of the Company’s ability to generate cash, which can be used for investment in the Company, returns to shareholders and other actions that enhance shareholder value.
  The Committee assigned a weighting of 70% to ADPTI and 30% to Free Cash Flow based on its view of the relative importance of these measures as indicators of the Company’s operating performance over both the short and long term.
  NEOs can achieve the highest bonus only when there is significant profitability and free cash flow.

The Compensation Committee periodically reviews the performance measures it uses in the executive compensation program, including considering other measures. For example, the Committee previously considered using return on assets and return on equity to measure performance, but concluded that these are not meaningful measures of the Company’s financial performance due to the goodwill and intangible assets recorded in the Company’s balance sheet in connection with accounting for the merger of Historic TW Inc. with Historic AOL LLC in 2001 and the restructuring of Time Warner Entertainment Company, L.P. in 2003. The accounting treatment of these transactions has the impact of depressing returns due to the substantial amount of goodwill and intangible assets that remain on the Company’s balance sheet.

  Financial Performance Goals. The Compensation Committee used the 2013 budget approved by the Board of Directors as the starting point to develop the financial goals for the 2013 cash bonuses. The Committee set more challenging financial goals for 2013 than it had for 2012 across the entire financial performance framework that required higher growth to achieve the same rating, whether a 50% rating or the maximum 150% rating. For example, to achieve the maximum financial performance rating of 150% required:
  9% growth in ADPTI in 2013 compared to 6% growth in 2012; and
  $600 million more in Free Cash Flow than was required in 2012.

The Committee recognized that the 2013 goals were also more challenging because the higher growth in ADPTI would be required despite a significant planned restructuring at Time Inc. (the cost of which would lower ADPTI) and plans to increase investments in enterprise services initiatives. The Company has launched

44       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

multi-year enterprise services initiatives to deliver certain business support services (e.g., real estate and certain information technology functions) centrally to the Company’s divisions, including the consolidation of the office space occupied by the Company’s businesses in New York City into a single location in late 2018. The Company expects these initiatives to generate significant savings annually and benefit the Company’s long-term results.

  Individual Performance Goals. The individual goals for the NEOs were tailored to each individual’s position and focused on supporting key long-term strategic objectives as well as talent development and diversity.
3.

Evaluate Company Financial Performance. In January 2014, the Compensation Committee reviewed Company performance with respect to the financial criteria established by the Committee. The Company delivered strong financial performance in 2013, with ADPTI up 8% over 2012 and Free Cash Flow that was almost $600 million greater than in 2012. The Committee approved a 145% financial performance rating, which the Committee believes appropriately reflects the Company’s strong financial performance in 2013. The rating the Committee approved was slightly less than the 147% rating calculated based on the ADPTI and Free Cash Flow the Company achieved.

	% of	2013 Financial
Performance Measure	Financial	Performance			Performance
($ in millions)	Component	Framework(1)		Performance	Rating
		50%	150%(2)
Adjusted Divisional Pre-Tax Income	70%	$6,177	$6,627	$6,610	146%
Free Cash Flow	30%	$1,995	$3,195	$3,516	150%
2013 Financial Performance Rating Approved
by the Committee					145%

(1)	If the performance is between the levels shown, payouts are determined by interpolation.

(2)	Represents the performance for the maximum rating. Amounts above these levels would not result in a higher rating.

The 2013 financial performance framework in the table above reflects adjustments approved by the Committee in 2014 to address the impact of a change in the accounting for the Company’s investment in CME from the cost method to the equity method of accounting and unbudgeted investments, restructurings and programming impairments, which adversely affected 2013 financial results, but were undertaken to further long-term goals and performance. These adjustments were consistent with the Committee’s practice of taking into account transactions, changes in accounting treatment and strategic decisions that were not known or anticipated when the budget was developed and the financial performance criteria were approved at the beginning of the year, and that would have been reflected if they had been known or anticipated at the time. The Committee believes that the adjustments for strategic business decisions mitigate the adverse impact on bonus payouts of actions that reduce short-term results but improve long-term performance.

4.

Evaluate Individual Performance. In January 2014, Mr. Bewkes discussed his recommendations for the individual performance ratings of the other NEOs with the Compensation Committee. The Committee evaluated the individual performance of Mr. Bewkes and each of the other NEOs in 2013 with respect to their respective goals and approved individual performance ratings (based on a maximum possible rating of 150%) of 140% for Messrs. Bewkes and Martin, 135% for Mr. Olafsson and 130% for Messrs. Cappuccio and Ginsberg. The Committee recognized the following significant accomplishments during 2013 that helped the Company make progress on its key long-term strategic objectives.

Mr. Bewkes

  Effectively led the execution of key long-term strategic objectives, including Turner’s renewal of distribution agreements covering almost half of the U.S. subscribers to Turner’s networks, the planned spin-off of Time Inc., Home Box Office securing renewal of its final major studio output arrangement and Turner’s, Home Box Office’s and Warner Bros.’ significant progress on their content strategies (see page 35 for more information)
  Oversaw leadership transitions at Corporate and all of the Company’s divisions during 2013, including Mr. Martin becoming chief executive officer of Turner and Howard M. Averill succeeding Mr. Martin as the Company’s Chief Financial Officer in January 2014

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  Oversaw efforts to improve the efficiency and effectiveness of key business operations, including through the Company’s enterprise services initiatives
  Successfully communicated the Company’s progress in executing its strategy and creating shareholder value to external constituencies

Mr. Martin

  Provided strategic advice to the Chairman and CEO regarding acquisitions, dispositions and investments; was actively involved in the development of the strategy and plans for the spin-off of Time Inc. and key negotiations on a number of potential and completed transactions
  Assisted with the development and execution of Turner’s affiliate distribution agreement renewal strategy, with distribution agreements covering almost half of the U.S. subscribers to Turner’s domestic networks executed in 2013
  Successfully executed the long-term capital plan and effectively led the Company’s finance and administration organizations
  Led efforts to improve operational efficiencies, including through the sale and leaseback of the Company’s office space in Time Warner Center in New York City

Mr. Cappuccio

  Continued to provide effective legal advice and assistance, individually and through the legal department on significant transactions, including the planned spin-off of Time Inc.
  Provided important and effective legal and business strategy advice to the Chairman and CEO, the Board and the divisions relating to digital distribution and regulatory developments
  Maintained and refined the Company-wide compliance program

Mr. Ginsberg

  Executed several communications initiatives to advance the Company’s reputation for industry leadership in a year of significant change with the announcement of the planned spin-off of Time Inc. and the transitions in leadership at all of the Company’s divisions
  Formulated and coordinated effective messaging regarding digital strategies
  Fostered collaboration across the Company by coordinating external messaging on key initiatives and developments

Mr. Olafsson

  Provided advice and assistance to the Chairman and CEO and to the divisions on the implementation and evolution of the Company’s digital strategy
  Led review of international television strategy across the Company’s businesses
  Provided advice and assistance on a number of potential and completed acquisitions and investments and actively managed the Company’s portfolio of investments
5.	Reward Performance: Determine Final Bonus Amounts. The Compensation Committee approved final bonus amounts for each NEO that reflect the Company’s strong financial performance in 2013 and the NEO’s individual performance.

		Company Performance		Individual Performance
		Component		Component
			Rating Multiplied		Rating Multiplied
	2013 Target		by 70% of Target		by 30 % of	Bonus
	Bonus Amount	Rating	Bonus	Rating	Target Bonus	Amount
Jeffrey L. Bewkes	$10,000,000	145%	$10,150,000	140%	$4,200,000	$14,350,000
John K. Martin, Jr.	4,800,000	145%	4,872,000	140%	2,016,000	6,888,000
Paul T. Cappuccio	2,660,000	145%	2,699,900	130%	1,037,400	3,737,300
Gary L. Ginsberg	1,700,000	145%	1,725,500	130%	663,000	2,388,500
Olaf Olafsson	1,297,500	145%	1,316,963	135%	525,487	1,842,450

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EXECUTIVE COMPENSATION

Performance-Based Compensation—Long-Term Incentives. The Company provides long-term incentive awards to motivate and reward its NEOs for contributions toward achieving the Company’s key long-term strategic objectives and long-term performance. The awards also reinforce the alignment between the interests of the NEOs and the Company’s shareholders by tying the value ultimately realized from the awards to the performance of the Common Stock over the long term and, for PSUs, determining the number of shares paid out based on the Adjusted EPS and relative TSR for the three-year performance period.

At its meeting in January 2013, the Compensation Committee approved long-term incentive awards for the NEOs, with 50% of the value of equity awards granted to Mr. Bewkes delivered through stock options and 50% through PSUs. For the other NEOs, the mix of equity awards in 2013 was intended to deliver 30% of the estimated award value through stock options and 35% of the award value through each of RSUs and PSUs.

The equity awards were granted on February 15, 2013, which was consistent with the Compensation Committee’s past practice and followed the release of financial results for the prior year. The RSUs granted in 2013 were subject to a one-year performance condition based on Adjusted Net Income, which is intended to make awards granted to the NEOs deductible under Section 162(m) of the Code for tax purposes. In January 2014, the Committee reviewed and certified that the performance condition had been satisfied.

		Number of		Number of
	Target	Stock	Number of	Target	Total Grant
	Annual	Options	RSUs	PSUs	Date Fair
	Value	Awarded	Awarded	Awarded	Value
Jeffrey L. Bewkes	$16,000,000	605,144	—	143,446	$16,024,826
John K. Martin, Jr.	4,300,000	102,219	28,120	26,986	4,271,913
Paul T. Cappuccio	2,750,000	65,372	17,984	17,258	2,732,018
Gary L. Ginsberg	750,000	17,829	4,905	4,707	745,129
Olaf Olafsson	1,300,000	30,903	8,501	8,159	1,291,508

PSUs Granted in 2013 – Performance Measures. The PSUs granted in 2013 have a three-year performance period ending December 31, 2015. Reflecting changes made to the PSU program design in 2012, at the end of the three-year performance period, a percentage (between 0% and 200%) of the target number of PSUs awarded will be determined based on the cumulative Adjusted EPS achieved (the “EPS Factor”) as compared to the goal established by the Compensation Committee at the start of the performance period. The EPS Factor will then be multiplied by a modifier ranging from 80% to 120% (the “TSR Modifier”), depending on the Company’s TSR percentile for the performance period relative to the TSR of the other companies in the S&P 500 Index. The number of shares that can be earned is capped at 200% of the target number of PSUs awarded. In determining the Adjusted EPS achieved, the Committee may take into account the impact of extraordinary, unusual or nonrecurring items and reflect other factors that the Committee deems appropriate, such as excluding the effect of any unbudgeted share repurchases that would otherwise have the impact of increasing the Company’s Adjusted EPS.

The chart below illustrates how the two measures are used to determine the final payout of shares for the PSUs. For example, if 100 target PSUs were awarded and after the three-year performance period (1) the Company’s cumulative Adjusted EPS is at a level that would result in a payout of 100% of the target PSUs and (2) the relative TSR of the Common Stock is at the 75th percentile, the final PSU payout would be 120 shares of Common Stock, calculated by multiplying the 100 target shares by an EPS Factor of 100% and a TSR Modifier of 120%.

	TSR						← Payout Based on EPS Factor Alone
Relative TSR Performance	Modifier	0%	50%	100%	150%	200%	(as Percentage of Target)
≤ 25th Percentile	80%	0%	40%	80%	120%	160%	Final Payout after Applying TSR Modifier
50th Percentile	100%	0%	50%	100%	150%	200%
≥ 75th Percentile	120%	0%	60%	120%	180%	200%

The PSUs granted in 2013 were also subject to a one-year performance condition based on Adjusted Net Income, which is intended to make awards granted to the NEOs deductible under Section 162(m) of the Code for tax purposes. In January 2014, the Committee reviewed and certified that this performance condition had been satisfied.

PSUs Granted in Prior Periods – Payouts. The PSUs granted in 2010 and 2011 had a three-year performance period and performance measures reflecting the design used for PSUs awarded from 2009 through 2012, which

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       47

were based on (1) the Company’s TSR relative to the TSR of the other companies in the S&P 500 Index and (2) the Company’s growth in Adjusted EPS compared to that of the S&P 500 Index (as reported by Bloomberg). The Adjusted EPS measure would be triggered only if the Company’s relative TSR was below the 50th percentile and its Adjusted EPS growth was at or above the 50th percentile, i.e., if strong operating performance was not reflected in the Company’s stock price due to market or other conditions outside of management’s control.

  Performance Periods Ending in 2012. In January 2013, the Compensation Committee reviewed and discussed the Company’s performance for the 2010–2012 performance period with respect to the PSUs granted in 2010. The Committee certified the Company’s TSR at the 78.9th percentile for the three-year performance period and, as a result, the Adjusted EPS measure did not apply. In February 2013, the PSUs paid out shares of Common Stock at 157.8% of the target number of PSUs that had been granted. The Committee also reviewed and certified the level of performance for the 2008-2012 performance periods with respect to the award of PSUs made to Mr. Bewkes in January 2008 when he became CEO (the “Upfront PSUs”). The Committee certified the Company’s TSR at the 78.6th percentile for the five-year performance period and, as a result, in February 2013, the Upfront PSUs paid out shares of Common Stock at 157.2% of the target number of PSUs. The shares paid out to the NEOs for these PSUs are disclosed in the Option Exercises and Stock Vested During 2013 table.
  Performance Period Ended in 2013. In January 2014, the Compensation Committee reviewed and discussed the Company’s performance for the 2011–2013 performance period with respect to the PSUs granted in 2011. The Committee certified the Company’s TSR at the 91.1st percentile for the three-year performance period and, as a result, the Adjusted EPS measure did not apply. In February 2014, these PSUs paid out shares of Common Stock at 182.2% of the target number of PSUs that had been granted. The payout reflected the Company’s very strong performance over the three year performance period, with the Common Stock price increasing almost 117% and dividends totaling $3.13 per share having been paid.

Section 5 – Strong Governance Practices to Determine Executive
Compensation

Role of the Compensation Committee. The Compensation Committee, which is composed of five independent directors, is responsible for determining the compensation of the NEOs. At the beginning of each fiscal year, the Committee reviews and approves target compensation and performance goals for the NEOs for that year (plus for any performance period cycles for long term incentive programs beginning that year), bonus payouts for the prior year and the level of performance achieved for any completed long-term incentive performance periods. This timing allows the Committee to consider financial results for the most recent year as it makes compensation decisions and sets performance targets for the upcoming year and performance periods. The Committee reviews compensation with a view to providing incentives to achieve both superior financial results and progress against the Company’s key long-term strategic objectives and to recognize performance. The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on the Company’s website at www.timewarner.com/governance.

Role of the Board of Directors. The Board has retained the authority to approve new executive compensation plans, new equity plans and material amendments to existing executive compensation plans. It has delegated its authority with respect to other executive compensation matters to the Compensation Committee. The Board receives reports from the Committee on its actions and recommendations following every Committee meeting. The Board also reviews the Company’s executive compensation and benefits programs each year.

Role of Management. At the Compensation Committee’s request, management provides the Committee information, analyses and recommendations regarding the Company’s executive compensation program and policies and assists the Committee in carrying out its responsibilities. During 2013, each of Mr. Bewkes, Mr. Martin, the Senior Vice President & Chief Human Resources Officer, and the Senior Vice President, Global Compensation and Benefits, attended the Committee’s meetings. The Committee also meets regularly in executive session outside the presence of management, including with its independent compensation consultant. While the Committee considers the recommendations of Mr. Bewkes (other than with respect to his own pay) and the input received from its compensation consultant, the Committee makes all decisions regarding NEO compensation.

Role of Compensation Consultant. The Compensation Committee has retained Pay Governance LLC as its compensation consultant. The compensation consultant assists the Committee in the development and evaluation of the Company’s executive compensation policies and practices and the Committee’s determination of executive

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EXECUTIVE COMPENSATION

compensation, and provides advice to the Committee on other matters related to the Committee’s responsibilities. The compensation consultant reports directly to the Committee and the Committee has the sole authority to retain and terminate the consultant and to review and approve the consultant’s fees and other retention terms. A representative of the compensation consultant attends meetings of the Committee, and communicates with the Committee chair between meetings as necessary or requested.

During 2013, at the Committee’s request, Pay Governance LLC performed the following services for the Committee:

  Provided competitive market data on compensation for executives at the Company and its divisions
  Provided information on executive employment agreement terms among the Company’s peer groups
  Conducted analyses of long-term incentive award practices, including vesting and share utilization by the Company’s peer groups
  Reviewed compensation-related disclosures in the Company’s 2013 Proxy Statement
  Provided information with respect to emerging compensation-related practices and policies

Pay Governance LLC did not perform any other services for the Company in 2013.

The Committee assessed the consultant’s performance and independence in 2013. The Committee determined that the consultant had no conflicts of interest that would prevent it from advising the Committee and confirmed the consultant’s independence.

Although compensation levels at the companies in the entertainment industry peer group (some of which are effectively controlled by a single shareholder) are generally higher than in many other industries, the Committee believes that the Company competes most directly with these companies for the limited pool of executives with the creative and management skills and relevant industry experience needed to successfully operate the Company’s businesses.

Use of Peer Groups. As one of the largest content-focused media and entertainment companies in the United States, Time Warner competes most directly for talent with a small group of other large U.S.-based media and entertainment companies. Therefore, the Compensation Committee primarily uses an entertainment industry peer group composed of the five other large U.S.-based media and entertainment companies. The Committee does not target a specific percentile of compensation provided to executives at the entertainment industry peer group companies in making compensation decisions. However, the Committee believes that an understanding of the compensation provided to executives in comparable positions at these companies is important given the skills and experience required of our top executives. Referring to this entertainment industry peer group helps the Committee set total target compensation provided to the NEOs at appropriate competitive levels that attract, retain and reward top performers over the long term.

The Committee also uses a secondary peer group, consisting of 22 companies, as a general reference point for compensation practices and related governance matters, such as the stock ownership requirements for executive officers. The secondary peer group includes a broad range of multi-national and multi-divisional companies with consumer-oriented branded businesses. The Committee selected the companies in the secondary peer group based on revenue, market capitalization, and organizational complexity, also factoring in whether a company has a consumer focus and significant brand recognition. While the Committee reviews this peer group each year based on these factors, it does not make frequent changes because there can be significant fluctuations in some of these factors (e.g., market capitalization) over the short-term. Instead, the Committee considers changes based on a longer-term perspective.

Following a comprehensive review and update of both peer groups in 2012, the Committee only made changes to the peer groups in 2013 to reflect corporate transactions undertaken by the companies in the peer groups. In October 2013, the Committee retained (1) Twenty-First Century Fox, Inc. instead of News Corporation following the separation of the newspaper publishing business from the film, television, cable and satellite businesses (which are held by Twenty-First Century Fox, Inc.) and (2) Mondelēz International, Inc. instead of Kraft Foods Inc. following

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the separation of the global snack-food business (which is held by Mondelēz International) from its North American grocery business. After these actions, the companies in the peer groups are the following:

Entertainment Industry Peer Group
CBS Corporation	Comcast Corporation	Twenty-First Century Fox, Inc.
Viacom Inc.	The Walt Disney Company

Secondary Peer Group
Altria Group, Inc.	Amazon.com, Inc.	CBS Corporation
Colgate-Palmolive Company	Coca-Cola Co.	Comcast Corporation
DirecTV	DISH Network Corporation	Google Inc.
Johnson & Johnson	Kimberly-Clark Corp	McDonald’s Corp.
Microsoft Corporation	Mondelēz International, Inc.	Nike, Inc.
PepsiCo Inc.	Philip Morris International Inc.	Target Corporation
Time Warner Cable Inc.	Twenty-First Century Fox, Inc.	Viacom Inc.
The Walt Disney Company

Total Target Direct Compensation Comparison. The following table shows how each NEO’s 2013 total target direct compensation (consisting of base salary, target cash bonus and the target annual value of long-term incentive awards) compared against the 2012 (and, where available, 2013) total target direct compensation of executives in comparable roles at the companies in the entertainment industry peer group, including the annualized value of any upfront equity awards granted to such executives. Information is not available for comparable positions at every company in the peer group, and the scope and nature of responsibilities for these positions may vary substantially among the entertainment industry peers. The Compensation Committee takes these factors into account when reviewing the competitive market data.

Entertainment
Industry Peer
	Companies in Entertainment Industry Peer Group with Information Available	Group
Jeffrey L. Bewkes	CBS Corporation, Comcast Corporation, Twenty-First Century Fox, Inc., The Walt	Within range
Disney Company and Viacom Inc.
John K. Martin, Jr.	CBS Corporation, Comcast Corporation, Twenty-First Century Fox, Inc., The Walt	Within range*
Disney Company and Viacom Inc.
Paul T. Cappuccio	CBS Corporation, Twenty-First Century Fox, Inc., The Walt Disney Company and	Within range
Viacom Inc.
Gary L. Ginsberg	The Walt Disney Company and Viacom Inc.	Above range**
Olaf Olafsson	The Walt Disney Company, NBC Universal (a subsidiary of Comcast Corporation)	Within range***
and Viacom Inc.
*	Mr. Martin had responsibility for administration functions in addition to the areas traditionally overseen by chief financial officers.

**	Mr. Ginsberg has responsibility for corporate marketing as well as corporate communications.

***	Mr. Olafsson is responsible for international and corporate strategy and investments.

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EXECUTIVE COMPENSATION

Section 6 – Shareholder Engagement on Executive Compensation

The Company has a long-standing practice of engaging with its shareholders throughout the year on a range of topics, including executive compensation. The Compensation Committee is regularly updated on shareholder feedback for its consideration, and the Committee views this continuing constructive dialogue as an integral part of the process of designing and refining the Company’s executive compensation program and maintaining strong corporate governance practices.

The Company’s executive compensation program received strong support from shareholders in 2013, with shareholders representing 93% of the votes cast at the annual meeting voting in favor of the compensation of the NEOs included in the 2013 Proxy Statement, continuing an upward trend over the last few years. Taking into account the feedback from shareholders in recent years and the results of the 2013 advisory vote on NEO compensation, the Committee determined to maintain the overall executive compensation structure for 2014, and increased the CEO stock ownership requirement.

Following the 2013 Annual Meeting, the Company continued to engage with shareholders, speaking with shareholders representing over 40% of the outstanding Common Stock in late 2013 on compensation and governance matters.

The Company’s engagement with shareholders has helped inform the Committee’s deliberations and decisions in recent years. The following chart summarizes the key points that the Company heard from shareholders over the last several years and the actions the Committee has taken with regard to the topics discussed.

What we heard from our shareholders	What we did	When
Supported higher stock ownership by the CEO	Significantly increased the CEO’s stock ownership requirement – to 8 times base salary from 5 times base salary	Adopted in 2013

CEO’s employment agreement should provide greater emphasis on long-term compensation and performance-based equity grants

Supported extension of Mr. Bewkes’ employment

Some expressed reservations about

  The level of CEO compensation in the media and entertainment industry;
  Large up-front grants of equity awards as part of new executive employment agreements; and
  Change-in-control excise tax gross-up provisions in employment agreements

Entered into 5-year agreement with CEO

Increase in compensation consisted entirely of higher performance-based long-term incentive opportunity

No increase in base salary, no increase in target bonus and no future grants of time-vested RSUs

No up-front equity awards

Removed change-in-control excise tax gross-up provision

Executed in November 2012; effective January 1, 2013
Expressed support for a new stock incentive plan that would provide the Company with more flexibility to grant RSUs and PSUs	2013 Stock Incentive Plan adopted by Committee and Board	The 2013 Stock Incentive Plan was approved by shareholders in May 2013, with 91% of the votes cast in favor
Positive response to proposed change to the performance measures for the PSUs	Implemented new performance measures for PSUs – primary performance measure is three-year Adjusted EPS target established by the Committee, with a payout modifier based on the Company’s three-year TSR relative to the S&P 500	Starting with PSUs granted in 2012

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What we heard from our shareholders	What we did	When
Supported having a significant portion of full-value equity awards to executives be performance-based Expressed concern that dilution from equity awards be managed appropriately

Adopted policy that 50% of full-value equity awards to executive officers be performance-based

Implemented PSUs for executive officers

The Committee decided to award stock options only to the Company’s most senior management. Other eligible employees receive only RSUs. This decision reduced the dilutive impact of awards while also providing market-competitive equity-based compensation.

Policy on performance-based equity awards effective in 2007 and first PSUs granted in 2007 Most employees receive only RSUs beginning in 2012

Section 7 – Compensation Policies and Practices

The Compensation Committee has adopted a number of policies and practices to support its compensation principles and help drive performance and align executive and shareholder interests. In addition, these policies and practices are designed to mitigate compensation-related risk without diminishing the incentive nature of the executive compensation program. For information regarding the Company’s annual risk assessment of the compensation programs and practices, see “Compensation Programs and Risk Management”.

Pay-for-Performance Policy. Under the Compensation Committee’s policy, a majority of total target compensation for NEOs consists of performance-based components, which include a cash bonus, stock options and PSUs. This policy also incorporates the Company’s commitment that at least 50% of the estimated fair value of “full-value stock awards” (i.e., RSUs and PSUs) made to the Company’s executive officers will be performance-based, such that achievement of performance measures will determine the size and/or vesting of the awards.

Equity Dilution Policy. The Compensation Committee’s policy on equity dilution addresses how the Company determines the appropriate level of equity dilution within the context of its shareholder-approved equity plans and establishes general guidelines for monitoring and managing equity dilution and annual share usage rate. The Company regularly analyzes its equity compensation program, including whether dilution rates are in line with those of its peer companies. The equity dilution policy currently sets annual share usage limits consistent with the Time Warner Inc. 2013 Stock Incentive Plan, which caps the number of shares that may be issued during a calendar year at 1.5% of the total outstanding Common Stock at December 31 of the preceding year. Within that limit, the Compensation Committee determines the amount and mix of equity awards to be granted in any single year. The equity awards granted in 2013 represented 0.5% of the Company’s Common Stock outstanding on December 31, 2012, well within the equity dilution policy.

Stock Ownership and Retention Guidelines. The Compensation Committee has adopted stock ownership and retention guidelines to help promote a focus by NEOs on longer-term goals and further align the interests of executives and shareholders. In December 2013, the Committee increased the CEO’s required stock ownership multiple significantly to 8 times base salary from 5 times, effective January 1, 2014. Following election to a position that is subject to the stock ownership guidelines, an executive has five years to meet the applicable stock ownership requirement, as set forth in the table below:

Executive Level	Multiple of Salary in Equity Ownership Value
Chairman and CEO	8 times
Executive Vice Presidents and Chief Financial & Administrative Officer	2 times

Shares held directly by the individual, interests in the Time Warner Inc. Stock Fund in the Company’s qualified savings and nonqualified deferred compensation plans, restricted stock and unvested RSUs, and the value of expected net after-tax shares for PSUs for which the performance period has been completed are included in determining whether the ownership requirement has been met and sustained. As of December 31, 2013, each of the NEOs met the applicable stock ownership requirement.

The Committee has adopted stock retention requirements with respect to stock option awards. Executive officers must retain for at least 12 months after exercise of stock options granted while an executive officer (or, if no longer

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EXECUTIVE COMPENSATION

employed by the Company, for at least 12 months after the date of exercise, but not beyond the first anniversary of the termination of employment) shares of Common Stock representing at least 75% of the after-tax gain that the executive realizes upon exercise (assuming a 50% tax rate for purposes of the calculation).

Hedging and Pledging Common Stock. The Company’s executive officers and directors may not engage in short sales of Common Stock and may not purchase or sell puts, calls, straddles, collars or other similar risk reduction devices involving Common Stock. The Company’s executive officers and directors may not hold Common Stock in a margin account or pledge Common Stock as collateral for a loan, except in very limited circumstances in which the compliance officers for the Company’s supplemental trading policies are confident that sufficient other assets are available to satisfy the loan and that the likelihood of the pledged shares being sold is low.

Recovery of Previously Paid Executive Compensation (“Clawback Policy”). By policy, if the Board determines that an executive officer intentionally caused a material financial misstatement that resulted in artificially inflated executive compensation, the Board will determine appropriate actions to remedy the misconduct and prevent its recurrence and any actions with respect to the executive. The Board may consider a number of factors in determining whether to seek to recover compensation paid to an executive, including the nature of the underlying misconduct and the role of the executive; the amount of excess compensation paid as a result of the material financial misstatement; the risks, costs and benefits associated with pursuing the recovery of the compensation; and other actions the Company or third parties may have taken with respect to the executive who caused the misstatement.

Employment Agreements. Employment agreements are standard in the entertainment industry for top executives, and the Compensation Committee believes it is in the Company’s best interest to secure the employment of each of the NEOs through an employment agreement. All of the NEOs are, and were during 2013, parties to employment agreements with the Company. The terms and provisions of these agreements are described on pages 68 to 70. The Committee approves all employment agreements with NEOs.

The employment agreements with the NEOs provide for payments and benefits upon termination of employment in various circumstances, as described under “Potential Payments Upon Termination of Employment, Disability, Death or Change in Control” beginning on page 70. The NEOs’ respective employment agreements include negotiated provisions that provide more favorable terms for the treatment of some of their equity awards upon various employment termination events. The objective of these provisions is to recruit and retain talent in a competitive marketplace.

Section 162(m) Considerations. Section 162(m) of the Code limits to $1 million the amount of compensation the Company can deduct for federal income tax purposes in any one year for compensation paid to the chief executive officer and the three other most highly-compensated executive officers employed by the Company at the end of the year (other than the Company’s chief financial officer). However, the $1 million deduction limit generally does not apply to compensation that is performance-based and provided pursuant to a shareholder-approved plan. While the Compensation Committee considers deductibility as one factor in determining executive compensation, the Committee believes that shareholder interests are best served by the Committee retaining the flexibility to approve compensation that is not deductible by the Company for tax purposes. Because there are uncertainties to the application of Section 162(m) of the Code, it is possible that the Company’s deductions may be challenged or disallowed.

  Base Salary. The Company believes that base salaries paid to the executive officers who are covered by Section 162(m) of the Code for 2013 will be deductible by the Company, except for the portions of Messrs. Bewkes’ and Cappuccio’s 2013 base salary that exceeded the $1 million limit.
  Cash Bonuses. In 2009, the Board and shareholders approved the Annual Incentive Plan for Executive Officers, which provides for the payment of an annual cash bonus and the grant of RSUs. Awards under the Annual Incentive Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code. Pursuant to the Annual Incentive Plan, the maximum annual bonus that can be paid to each participant and be tax-deductible is the lower of 1.5% of the Company’s Adjusted Net Income for such year and $20 million. For 2013, the maximum bonus that would qualify as tax-deductible under the Annual Incentive Plan was $20 million. This amount is greater than the amount that generally would be payable to the NEOs under the annual bonus framework and target bonuses described in “Section 4 – 2013 Executive Compensation – Performance-Based Compensation – Cash Bonuses”. The Company believes that the cash bonuses for 2013 paid to the executive officers who are covered by Section 162(m) of the Code will be deductible by the Company.

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  Long-Term Incentives. The Company awards stock options, RSUs and PSUs to its executive officers pursuant to plans and with performance measures and processes that the Company believes satisfy the requirements of Section 162(m) of the Code. The Company believes that the compensation realized from the vesting of the RSUs and PSUs granted in 2013 and the exercise of the stock options granted in 2013 to the executive officers who are covered by Section 162(m) of the Code will be deductible by the Company.

Compensation and Human Development Committee Report

The Compensation and Human Development Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation and Human Development Committee

   William P. Barr (Chair)
   Stephen F. Bollenbach
   Mathias Döpfner
   Fred Hassan
   Paul D. Wachter

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members (i) has ever been an officer or employee of the Company or (ii) was a participant in a “related person” transaction in 2013. None of the Company’s executive officers serves, or in 2013 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee.

Compensation Programs and Risk Management

In early 2014, the Company completed its annual risk assessment of its compensation programs and policies for employees, including executive officers. In particular, the Company reviewed and analyzed the major components of compensation at the Company and its divisions, including:

  base salary
  annual bonuses
  long-term incentive programs (including cash-based incentive plans and equity-based incentive plans)
  sales incentive plans and commission plans, and
  retirement programs (including defined benefit programs, defined contribution programs, deferred compensation programs, and profit-sharing arrangements).

In reviewing the major components of compensation, the Company evaluated the key characteristics of the compensation plans and programs, such as the performance measures used in the performance-based programs, the combination and number of such metrics, eligibility for participation, any individual payout maximums, and the timing of payouts. The Company analyzed whether any of the major compensation components gave rise to different types of risk, such as strategic, financial, operational and reputational risk, which included but were not limited to the

54       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

risk factors identified in the Company’s then most recent Annual Report on Form 10-K. The Company also reviewed the distribution of pay versus revenue share for each of the Company’s divisions and considered the situations that may trigger disclosure specified in the SEC’s rules. In addition, the Company considered steps taken in 2013 to increase the effectiveness and efficiency of the governance, administration and design of the compensation programs and thereby further mitigate any potential compensation-related risks. These steps included enhanced processes for tracking of compensation expense at each of the Company’s divisions.

Based on its review of its compensation policies and practices, the Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk through a combination of design elements and pay practices that are intended to support building long-term shareholder value. Throughout the Company, total compensation is heavily weighted toward fixed salary, while executive compensation includes a balanced mix of short-term and long-term compensation, cash-based and stock-based compensation, and fixed and performance-based compensation. The combination of performance measures for annual bonuses and the equity compensation programs, stock ownership and retention guidelines for executive officers (including the increased stock ownership requirement for the CEO adopted in 2013), as well as the multiyear vesting schedules for equity awards, encourage employees to maintain both a short and a long-term view with respect to Company performance and thereby discourage behavior that leads to excessive risk taking.

Independent Compensation Consultant

The Compensation Committee retained Pay Governance LLC as its independent executive compensation consultant in 2013. Pay Governance LLC provides advice to the Compensation Committee on matters related to the fulfillment of the Compensation Committee’s responsibilities under its charter and on a wide range of executive compensation matters, including the overall design of the executive compensation program and competitive market data. All of the services provided by Pay Governance LLC during 2013 were to the Compensation Committee, and Pay Governance LLC did not provide any additional services to the Company. At least annually, the Compensation Committee conducts a review of its compensation consultant’s performance and independence. The Compensation Committee believes that there was no conflict of interest between Pay Governance LLC and the Compensation Committee during the year ended December 31, 2013. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC rule effective July 27, 2012 regarding compensation adviser independence. During 2013, at the Compensation Committee’s request, Pay Governance LLC provided the services described on pages 48 to 49 in the CD&A.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       55

Summary Compensation Table

The following table presents information concerning compensation paid to the Company’s Chief Executive Officer, Chief Financial & Administrative Officer and each of the three other most highly compensated executive officers who served in such capacities on December 31, 2013 (collectively, the Company’s named executive officers or “NEOs”). For information regarding the components of the NEOs’ total compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 34.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2013

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary(1)	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total
Jeffrey L. Bewkes	2013	$2,000,000	$8,182,160	$7,842,666	$14,350,000	$—	$126,889	$32,501,715
Chairman of the Board and	2012	2,000,000	6,941,751	2,960,569	13,600,000	219,560	167,943	25,889,823
Chief Executive Officer	2011	2,000,000	6,129,090	3,958,385	13,500,000	253,280	97,966	25,938,721
John K. Martin, Jr.	2013	$1,600,000	$3,044,263	$1,227,650	$6,888,000	$—	$96,355	$12,856,268
Chief Financial &	2012	1,600,000	2,984,975	1,256,095	6,625,000	100,920	52,652	12,619,642
Administrative Officer	2011	1,600,000	1,991,944	1,267,104	6,552,000	65,100	38,887	11,515,035
Paul T. Cappuccio	2013	$1,325,385	$1,946,900	$785,118	$3,737,300	$—	$42,452	$7,837,155
Executive Vice President	2012	1,285,385	1,908,988	803,317	3,475,000	75,050	58,562	7,606,302
& General Counsel	2011	1,250,000	1,685,510	1,072,166	3,337,500	51,940	39,463	7,436,579
Gary L. Ginsberg	2013	$847,115	$531,003	$214,126	$2,388,500	$—	$75,006	$4,055,750
Executive Vice President,	2012	822,115	520,629	219,083	2,250,000	—	73,245	3,885,072
Corporate Marketing &	2011	800,000	459,692	292,407	2,160,000	—	84,955	3,797,054
Communications
Olaf Olafsson	2013	$862,116	$920,363	$371,145	$1,842,450	$—	$57,857	$4,053,931
Executive Vice President,	2012	835,385	902,418	379,745	1,700,000	85,390	69,462	3,972,400
International & Corporate	2011	770,192	919,384	584,822	1,301,625	58,120	69,463	3,703,606
Strategy

(1)	The 2013 salary amounts for the NEOs reflect the amounts earned in 2013. The annual base salary levels for Messrs. Cappuccio, Ginsberg and Olafsson were increased, effective February 4, 2013, to $1,330,000 for Mr. Cappuccio, $850,000 for Mr. Ginsberg and $865,000 for Mr. Olafsson.

(2)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of RSUs and PSUs awarded to the applicable NEO by the Company in each year referenced in the table above. The grant date fair value of each RSU award was determined using the closing sale price of the Common Stock on the NYSE Composite Tape on the date of grant. For accounting purposes, the PSU awards are considered to have a market condition (based on the Company’s relative TSR) and a performance condition (based on the Company’s cumulative Adjusted EPS as approved by the Compensation Committee with respect to the PSUs granted in 2012 and 2013 and relative growth in Adjusted EPS as reported by Bloomberg with respect to the PSUs granted in 2011). The grant date fair value of the PSU awards reflects the effect of the market condition by using a Monte Carlo analysis to estimate the TSR ranking of the Company among the S&P 500 Index companies over the performance period. Had the achievement of the highest level of performance been assumed, the aggregate grant date fair value of the PSUs granted in 2013 would be as follows: $16,364,320 (Mr. Bewkes), $3,078,563 (Mr. Martin), $1,968,793 (Mr. Cappuccio), $536,975 (Mr. Ginsberg), and $930,779 (Mr. Olafsson). The grant date fair value of the PSUs granted in 2011 reflects the assumption that the highest level of performance conditions will be achieved. See “Material Terms of Equity Awards Granted to the NEOs” on page 59 for additional information regarding the performance criteria for the PSUs and their relative weight. For information about the weighted-average grant date fair value of the RSUs and PSUs, see Note 12 to the Company’s consolidated financial statements included in the 2013 Form 10-K. The actual value, if any, realized by an NEO from a stock award will depend on the market price of the Common Stock in future years and, for the PSUs, the level of the Company’s achievement of the applicable performance goals.

(3)	The amounts set forth in the Option Awards column represent the aggregate grant date fair value of stock options granted to the NEOs by the Company in each year referenced in the table above. The grant date fair value of the stock options granted to Messrs. Martin, Cappuccio, Ginsberg and Olafsson on February 15, 2013 was calculated using the Black- Scholes option pricing model based on the following assumptions: an expected volatility of 29.41%, an expected term to exercise of 5.73 years from the date of grant, a risk-free interest rate of 1.08%, and a dividend yield of 2.15%. Because Mr. Bewkes satisfied the requirements for retirement treatment of equity awards on February 15, 2013, the grant date fair value of the stock options granted to him on such date was based on the following assumptions: an expected volatility of 29.81%, an expected term to exercise of 6.57 years from the date of grant, a risk-free interest rate of 1.29%, and a dividend yield of 2.15%.

56       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

For information about the weighted-average assumptions used to determine the grant date fair value of stock options, see Note 12 to the Company’s consolidated financial statements included in the 2013 Form 10-K. The discussion in Note 12 reflects weighted-average assumptions on a combined basis for both retirement-eligible and non-retirement eligible employees and non-employee directors. The actual value, if any, realized by an NEO from any stock option will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the stock option on the date the stock option is exercised. Accordingly, there is no assurance that the value realized by an NEO will be at or near the grant date fair value presented above. These amounts should not be used to predict stock performance.

(4)	The amounts set forth in the Non-Equity Incentive Plan Compensation column for 2013 represent bonuses paid in early 2014 for performance in 2013. For additional information regarding the determination of the 2013 bonus payments, see pages 44 to 46 of the “Compensation Discussion and Analysis” section.

(5)	The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2013 represent the aggregate change during 2013 in the actuarial present value of each NEO’s accumulated pension benefits under the Time Warner Pension Plan and the Time Warner Excess Benefit Pension Plan. No amounts are shown for Mr. Ginsberg because he is not eligible to participate in the plans, which were closed to newly hired employees in 2010. For the other NEOs, their pension values as of December 31, 2013 decreased from December 31, 2012 due to the use of interest and lump sum rates that were higher than the rates used for 2012 when calculating the present values of pension benefits. The net decreases for these NEOs were $275,250 for Mr. Bewkes, $78,210 for Mr. Martin, $51,550 for Mr. Cappuccio and $60,630 for Mr. Olafsson. There were no above-market earnings or preferential earnings on any compensation that was deferred pursuant to a nonqualified deferred compensation plan.

(6)	The amounts shown in the All Other Compensation column for 2013 include the following:

Name	Time Warner Savings Plan Matching Contributions(a)	Time Warner Supplemental Savings Plan Matching Deferrals(b)	Payment or Imputed Income Based on Cost of Life Insurance Coverage(c)	Other Personal Benefits(d)	Total

Jeffrey L. Bewkes	$14,530	$—	$23,781	$88,578	$126,889
John K. Martin, Jr.	17,849	17,149	4,464	56,893	96,355
Paul T. Cappuccio	17,849	—	10,008	14,595	42,452
Gary L. Ginsberg	17,849	17,149	10,008	30,000	75,006
Olaf Olafsson	17,849	—	10,008	30,000	57,857

a.	Consists of the Company’s matching contributions pursuant to the Time Warner Savings Plan, a tax-qualified defined contribution plan available generally to employees of the Company, on compensation deferred by the NEOs under the plan in 2013.

b.	Consists of the Company’s matching deferrals pursuant to the Time Warner Supplemental Savings Plan, a nonqualified deferred compensation plan available generally to eligible employees of the Company, on compensation deferred by certain NEOs under the plan in 2013.

c.	Consists of a cash payment pursuant to each NEO’s employment agreement equal to the cost of obtaining specified levels of life insurance coverage under a standard group universal life (GUL) insurance program and, with respect to Mr. Bewkes, also includes the imputed income relating to a split-dollar life insurance policy on Mr. Bewkes’ life. The NEOs are under no obligation to use the cash payments to purchase insurance. The Company discontinued payment of the premiums for Mr. Bewkes’ split-dollar life insurance policy starting in 2003, and the annual premium is satisfied from the accreted value of the policy and/or a loan by the insurance company. Pursuant to tax rules, the Company imputed income of $4,442 for the amount allocated to the term portion of the split-dollar coverage for Mr. Bewkes. For additional information regarding life insurance coverage for the NEOs provided pursuant to the terms of their employment agreements, see “Executive Compensation – Employment Agreements.”

d.	The amounts of personal benefits included in this column for 2013 consist of the aggregate incremental cost to the Company for the following items: (i) with respect to Mr. Bewkes, his personal use of Company-provided aircraft ($55,191) and automobile and driver and the Company’s reimbursement of fees for financial advisory services; (ii) with respect to Mr. Martin, his personal use of Company-provided aircraft ($43,304) and the Company’s reimbursement of fees for financial advisory services and other transportation-related benefits; (iii) with respect to Mr. Cappuccio, his personal use of Company-provided aircraft; and (iv) with respect to each of Messrs. Ginsberg and Olafsson, the Company’s reimbursement of fees for financial advisory services ($30,000).

Transportation-related benefits consist of the incremental cost to the Company of personal use of (a) aircraft owned (based on fuel, landing, repositioning and catering costs and crew travel expenses) or leased (based on hourly fees) by the Company and (b) a Company-provided car and a driver for Mr. Bewkes (based on the portion of the usage that was personal).

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       57

For security reasons, Mr. Bewkes was provided with a car and driver during 2013 and was encouraged to use Company aircraft for business and personal use. Other executive officers were eligible to use a private car service, Company aircraft for business use and, in limited circumstances and subject to the controls in the Company’s travel policies, to make personal use of Company aircraft. Personal use of Company aircraft by executives other than Mr. Bewkes was permitted when there was available space on a flight scheduled for a business purpose, in the event of a medical or family emergency, or with the approval of Mr. Bewkes.

Grants of Plan-Based Awards Table

GRANTS OF PLAN-BASED AWARDS DURING 2013

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Approval Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffrey L. Bewkes	N/A	N/A	—	$10,000,000	—
	2/15/2013	1/30/2013				—	143,446	286,892				$8,182,160
	2/15/2013	1/30/2013								605,144	$53.52	$7,842,666
John K. Martin, Jr.	N/A	N/A	—	$4,800,000	—
	2/15/2013	1/30/2013				—	26,986	53,972				$1,539,281
	2/15/2013	1/30/2013							28,120			$1,504,982
	2/15/2013	1/30/2013								102,219	$53.52	$1,227,650
Paul T. Cappuccio	N/A	N/A	—	$2,660,000	—
	2/15/2013	1/30/2013				—	17,258	34,516				$984,396
	2/15/2013	1/30/2013							17,984			$962,504
	2/15/2013	1/30/2013								65,372	$53.52	$785,118
Gary L. Ginsberg	N/A	N/A	—	$1,700,000	—
	2/15/2013	1/30/2013				—	4,707	9,414				$268,487
	2/15/2013	1/30/2013							4,905			$262,516
	2/15/2013	1/30/2013								17,829	$53.52	$214,126
Olaf Olafsson	N/A	N/A	—	$1,297,500	—
	2/15/2013	1/30/2013				—	8,159	16,318				$465,389
	2/15/2013	1/30/2013							8,501			$454,974
	2/15/2013	1/30/2013								30,903	$53.52	$371,145

(1)	Reflects the target payout amounts of non-equity incentive plan awards payable for service in 2013 as approved by the Compensation Committee. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the non-equity incentive plan awards actually earned by the NEOs in 2013 and paid in early 2014.

(2)	Reflects the number of shares of Common Stock that may be earned upon vesting of the PSUs granted in 2013, assuming the achievement of target and maximum performance levels (i.e., 100% and 200%, respectively, of the target PSUs) during the applicable performance period. There is no threshold performance level for the PSUs granted in 2013.

(3)	Reflects awards of RSUs.

(4)	The exercise price for the awards of stock options was determined based on the closing sale price of the Common Stock on the NYSE Composite Tape on the date of grant.

(5)	See footnote (2) to the Summary Compensation Table for Fiscal Year 2013 for additional information regarding the determination of the grant date fair value of PSUs.

58       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Material Terms of Equity Awards Granted to the NEOs

The awards of stock options, RSUs and PSUs made in 2013 to the NEOs were made under the Time Warner Inc. 2010 Stock Incentive Plan.

  The stock options granted in 2013 become exercisable, or vest, in installments of 25% over a four-year period, assuming continued employment, and expire 10 years from the grant date. The stock options are subject to accelerated vesting upon the occurrence of certain events such as the grantee’s retirement (as defined in the applicable equity award agreements), death or disability. The exercise price of the stock options is equal to the closing sale price of the Common Stock on the date of grant. In addition, holders of the stock options do not receive dividends or dividend equivalents or have any voting rights with respect to the shares of Common Stock underlying the stock options.
  The awards of RSUs granted in 2013 vest in equal installments on each of the third and fourth anniversaries of the date of grant, assuming continued employment and achievement of a performance condition based on adjusted net income for a 1-year period that is intended to satisfy the requirements under Section 162(m) of the Code (the “Section 162(m) Performance Condition”) to maintain the tax-deductibility of the RSUs upon vesting. The RSUs are subject to accelerated vesting upon the occurrence of certain events such as the grantee’s retirement (as defined in the applicable equity award agreements), death or disability. Holders of RSUs are entitled to receive cash dividend equivalents on outstanding RSUs, if and when regular cash dividends are paid on outstanding shares of Common Stock and at the same rate. Holders of RSUs have no voting rights, and RSUs are subject to restrictions on transfer and forfeiture prior to the vesting and distribution of the shares subject to the RSUs.
  The awards of PSUs granted in 2013 vest on the third anniversary of the date of grant, assuming continued employment and the achievement of the Section 162(m) Performance Condition. The number of PSUs that ultimately vests is based on (i) the Company’s cumulative Adjusted EPS for the 3-year performance period compared to a cumulative target Adjusted EPS for the Company for the same period approved by the Compensation Committee and (ii) the percentile rank of the TSR of the Common Stock relative to the TSR of the other companies in the S&P 500 Index for the performance period. The Adjusted EPS achieved may be further adjusted by the Compensation Committee in its sole discretion to exclude the effects of extraordinary, unusual or nonrecurring items and to reflect other factors that the Committee deems appropriate, such as excluding the effect of deviations from budgeted share repurchases (e.g., additional share repurchases that would otherwise have the impact of increasing the Company’s Adjusted EPS). Holders of such PSUs are entitled to receive, at the time shares are paid out following vesting after the performance period, dividend equivalents on the shares ultimately earned with respect to the PSU award, based on the regular quarterly cash dividends paid on the Common Stock while the PSUs are outstanding. With respect to any special dividends or distributions, the Board may determine whether holders of the PSUs will participate in any such special dividends or distributions or if the target number of PSUs should be adjusted. Holders of PSUs have no voting rights.

See “Executive Compensation – Potential Payments Upon Termination of Employment, Disability, Death or Change in Control” for additional information regarding the treatment of the equity awards granted to the NEOs following a termination of their employment or a change in control of the Company.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       59

Outstanding Equity Awards Table

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option Awards(1)					Stock Awards
Name	Date of Option Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Jeffrey L. Bewkes						352,456	$24,573,232	461,114	$32,148,868
	2/13/2004	204,607	—	$35.89	2/12/2014
	2/18/2005	252,750	—	$37.32	2/17/2015
	3/3/2006	288,857	—	$36.14	3/2/2016
	3/2/2007	219,098	—	$41.48	3/1/2017
	12/17/2007	457,355	—	$34.65	12/16/2017
	3/7/2008	722,140	—	$30.99	3/6/2018
	2/20/2009	673,997	—	$15.27	2/19/2019
	2/8/2010	465,747	155,250	$26.92	2/7/2020
	2/7/2011	208,116	208,118	$36.11	2/6/2021
	2/15/2012	82,146	246,441	$37.48	2/14/2022
	2/15/2013	—	605,144	$53.52	2/14/2023
John K. Martin, Jr.						154,044	$10,739,948	128,888	$ 8,986,071
	2/18/2005	23,591	—	$37.32	2/17/2015
	3/3/2006	34,374	—	$36.14	3/2/2016
	6/21/2006	14,443	—	$35.79	6/20/2016
	1/2/2008	39,141	—	$34.08	1/1/2018
	3/7/2008	115,303	—	$30.99	3/6/2018
	2/20/2009	192,572	—	$15.27	2/19/2019
	2/8/2010	143,711	47,904	$26.92	2/7/2020
	2/7/2011	71,506	71,508	$36.11	2/6/2021
	2/15/2012	36,857	110,572	$37.48	2/14/2022
	2/15/2013	—	102,219	$53.52	2/14/2023
Paul T. Cappuccio						112,000	$ 7,808,640	82,428	$ 5,746,880
	2/18/2005	74,622	—	$37.32	2/17/2015
	3/3/2006	82,084	—	$36.14	3/2/2016
	3/2/2007	54,258	—	$41.48	3/1/2017
	2/8/2010	—	28,743	$26.92	2/7/2020
	2/7/2011	60,506	60,506	$36.11	2/6/2021
	2/15/2012	23,571	70,715	$37.48	2/14/2022
	2/15/2013	—	65,372	$53.52	2/14/2023
Gary L. Ginsberg						30,392	$ 2,156,579	22,480	$ 1,567,306
	4/15/2010	17,822	8,911	$32.89	4/14/2020
	2/7/2011	16,501	16,502	$36.11	2/6/2021
	2/15/2012	6,428	19,286	$37.48	2/14/2022
	2/15/2013	—	17,829	$53.52	2/14/2023

Olaf Olafsson						60,890	$ 4,245,251	38,966	$ 2,716,710
	3/7/2008	31,898	—	$30.99	3/6/2018
	2/20/2009	67,087	—	$15.27	2/19/2019
	2/8/2010	71,855	23,952	$26.92	2/7/2020
	2/7/2011	33,003	33,004	$36.11	2/6/2021
	2/15/2012	11,142	33,429	$37.48	2/14/2022
	2/15/2013	—	30,903	$53.52	2/14/2023

(1)	The stock option awards become exercisable in installments of 25% on each of the first four anniversaries of the date of grant, assuming continued employment and subject to accelerated vesting upon the occurrence of certain events.

(2)	This column presents the number of shares of Common Stock as of December 31, 2013 represented by (i) unvested RSU awards and (ii) the PSU awards with a 2011-2013 performance period (the “2011 PSUs”) that were no longer subject to performance criteria but had not yet vested as of December 31, 2013. This column does not include the amount of any fractional shares for which the grantees will receive cash payment upon vesting.

60       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

  The RSU awards vest equally on each of the third and fourth anniversaries of the date of grant, assuming continued employment and subject to accelerated vesting upon the occurrence of certain events. The RSU awards granted in 2013 were subject to a one-year Section 162(m) Performance Condition, which the Compensation Committee certified in early 2014 as having been achieved.
  The number of unvested 2011 PSUs reflects 182.2% of the target number of PSUs based on the Company’s 91.1st percentile TSR ranking relative to the other companies in the S&P 500 Index for the 2011-2013 performance period. The 2011 PSU awards vested on February 7, 2014.
  The vesting dates for the unvested RSU awards and unvested PSU awards that were no longer subject to any performance criteria as of December 31, 2013 are as follows:
Name	Number of RSUs That Have Not Vested	Number of PSUs That Have Not Vested	Date of Grant	Vesting Dates
Jeffrey L. Bewkes	48,143		2/8/2010	2/8/2014
	74,745		2/7/2011	2/7/2014 and 2/7/2015
		136,185	2/7/2011	2/7/2014
	93,383		2/15/2012	2/15/2015 and 2/15/2016
John K. Martin, Jr.	17,217		2/8/2010	2/8/2014
	24,292		2/7/2011	2/7/2014 and 2/7/2015
		44,260	2/7/2011	2/7/2014
	40,155		2/15/2012	2/15/2015 and 2/15/2016
	28,120		2/15/2013	2/15/2016 and 2/15/2017
Paul T. Cappuccio	10,330		2/8/2010	2/8/2014
	20,555		2/7/2011	2/7/2014 and 2/7/2015
		37,451	2/7/2011	2/7/2014
	25,680		2/15/2012	2/15/2015 and 2/15/2016
	17,984		2/15/2013	2/15/2016 and 2/15/2017
Gary L. Ginsberg	3,203		4/15/2010	4/15/2014
	5,606		2/7/2011	2/7/2014 and 2/7/2015
		10,214	2/7/2011	2/7/2014
	7,004		2/15/2012	2/15/2015 and 2/15/2016
	4,905		2/15/2013	2/15/2016 and 2/15/2017
Olaf Olafsson	8,609		2/8/2010	2/8/2014
	11,212		2/7/2011	2/7/2014 and 2/7/2015
		20,428	2/7/2011	2/7/2014
	12,140		2/15/2012	2/15/2015 and 2/15/2016
	8,501		2/15/2013	2/15/2016 and 2/15/2017

(3)	Calculated using the NYSE closing sale price of $69.72 per share of Common Stock on December 31, 2013, the last trading day of 2013.

(4)	This column presents the number of shares of Common Stock represented by the PSUs granted in 2012 and 2013, all of which remained subject to performance criteria and had not vested as of December 31, 2013. This column does not include the amount of any fractional shares for which the grantees will receive cash payment upon vesting. The number of shares presented reflects the assumption, in accordance with SEC guidance, that the PSUs granted in 2012 and 2013 will vest based on the achievement of the maximum performance level. The actual value, if any, realized by an NEO from PSUs will depend on the actual performance level achieved by the Company for the applicable performance period. The PSU awards granted in 2013 were subject to the one-year Section 162(m) Performance Condition, which the Compensation Committee certified in early 2014 as having been achieved.

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The number of target PSUs granted and their respective vesting dates for the PSUs that remained subject to performance criteria as of December 31, 2013 are as follows:

Name	Number of Target PSUs That Have Not Vested	Date of Grant	Performance Period	Vesting Date
Jeffrey L. Bewkes	87,111	2/15/2012	1/1/2012 to 12/31/2014	2/15/2015
	143,446	2/15/2013	1/1/2013 to 12/31/2015	2/15/2016
John K. Martin, Jr.	37,458	2/15/2012	1/1/2012 to 12/31/2014	2/15/2015
	26,986	2/15/2013	1/1/2013 to 12/31/2015	2/15/2016
Paul T. Cappuccio	23,956	2/15/2012	1/1/2012 to 12/31/2014	2/15/2015
	17,258	2/15/2013	1/1/2013 to 12/31/2015	2/15/2016
Gary L. Ginsberg	6,533	2/15/2012	1/1/2012 to 12/31/2014	2/15/2015
	4,707	2/15/2013	1/1/2013 to 12/31/2015	2/15/2016
Olaf Olafsson	11,324	2/15/2012	1/1/2012 to 12/31/2014	2/15/2015
	8,159	2/15/2013	1/1/2013 to 12/31/2015	2/15/2016

Option Exercises and Stock Vested Table

The following table sets forth as to each of the NEOs information regarding exercises of stock options and the vesting of RSU and PSU awards during 2013.

OPTION EXERCISES AND STOCK VESTED DURING 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)(3)	Value Realized on Vesting(4)
Jeffrey L. Bewkes	216,642	$6,706,868	437,420	$23,206,682
John K. Martin, Jr.	31,293	$670,859	92,206	$4,860,900
Paul T. Cappuccio	232,437	$6,989,370	55,328	$2,916,775
Gary L. Ginsberg	8,911	$183,224	12,468	$674,335
Olaf Olafsson	244,803	$6,332,619	46,126	$2,431,675

(1)	The value realized on exercise was calculated based on the difference between the exercise price of the stock options and the same-day sale prices of the underlying shares of Common Stock that were sold following exercise.

(2)	The RSU awards that vested in 2013 reflect the vesting of the second 50% installment of the RSUs awarded to the NEOs (other than Mr. Ginsberg) on February 20, 2009, the first 50% of the RSUs awarded to the NEOs (other than Mr. Ginsberg) on February 8, 2010, and the first 50% of the RSUs awarded to Mr. Ginsberg on April 15, 2010. The aggregate number of shares received from the vesting, net of shares withheld for taxes, was 44,802 shares for Mr. Bewkes, 16,732 shares for Mr. Martin, 10,041 shares for Mr. Cappuccio, 1,415 shares for Mr. Ginsberg, and 8,377 shares for Mr. Olafsson.

(3)	The PSU awards that vested in 2013 reflect the vesting of the PSUs that were awarded to Mr. Bewkes on January 2, 2008 and to Messrs. Bewkes, Martin, Cappuccio and Olafsson on February 8, 2010. The number of shares acquired by Mr. Bewkes on vesting of his 2008 PSU award is equal to 157.2% of the target number of PSUs based on the Company’s 78.6th percentile TSR ranking relative to the other companies in the S&P 500 Index for the 2008-2012 performance period. The number of shares acquired by the NEOs on vesting of the 2010 PSU awards is equal to 157.8% of the applicable target number of PSUs based on the Company’s 78.9th percentile TSR ranking relative to the other companies in the S&P 500 Index for the 2010-2012 performance period.

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Name	Target Number of PSUs	Number of Shares Acquired on Vesting	Number of Shares Received Net of Shares Withheld for Taxes
Jeffrey L. Bewkes	216,640	341,135	153,492
John K. Martin, Jr.	34,434	54,336	26,786
Paul T. Cappuccio	20,660	32,601	17,190
Gary L. Ginsberg	5,872	9,266	5,442
Olaf Olafsson	17,217	27,168	14,777

(4)	The value realized on vesting of the RSU and PSU awards was calculated based on the closing sale price of Common Stock on the NYSE Composite Tape on the applicable vesting date.

Pension Plans

Time Warner Pension Plan

Eligible employees (including executive officers) of the Company and certain of its subsidiaries are participants in the Time Warner Pension Plan (the “Pension Plan”), which has been amended at various times. Each of the NEOs other than Mr. Ginsberg participates in the Pension Plan. Mr. Ginsberg was not eligible to participate in the Pension Plan before it became closed to newly hired employees, as described below. Because of certain grandfathering provisions, Mr. Bewkes’ pension benefits under the Pension Plan will be determined based on amounts that he would have received under the provisions of (i) the Pension Plan prior to amendments made to the Pension Plan in 2000 (the “Old Pension Plan”), (ii) the Pension Plan as amended in 2000 or (iii) the Pension Plan as amended in 2008, whichever produces the greatest benefit. The pension benefits of Messrs. Martin, Cappuccio and Olafsson will be determined in accordance with the provisions of the Pension Plan as amended in 2008.

Effective after June 30, 2010, the Pension Plan was closed to new hires and employees with less than one year of service and participating employees stopped accruing additional years of service for purposes of determining the benefits provided by the Pension Plan (although crediting years of service for purposes of vesting and eligibility for early retirement benefits continues) and, effective after December 31, 2013, pay increases are not taken into consideration when determining a participating employee’s benefits under the Pension Plan.

Average Annual Compensation. Under the Old Pension Plan, “average annual compensation” is defined as the highest average annual compensation for any five consecutive full and partial calendar years of employment, which includes regular salary, overtime and shift differential payments, and non-deferred bonuses paid according to a regular program. Following an amendment to the Pension Plan in 2000, the term “average annual compensation” only covers full calendar years of employment.

Normal Retirement and Vesting. Amounts accrued are payable generally at 65 years of age with five years of service. Eligible employees become vested in all benefits under the Pension Plan on the earlier of five years of service or certain other events.

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Plan	How the Benefit is Calculated
Old Pension Plan

The benefit formula is expressed as a lifetime monthly annuity equal to the sum of (i) 1 2/3% of the participant’s “average annual compensation” for each year of service up to 30 years and (ii) 1/2% of the participant’s “average annual compensation” for each year of service over 30 years, divided by 12. Benefits are reduced by a Social Security offset determined by a formula that takes into account benefit service of up to 35 years, covered compensation up to the average Social Security wage base and a disparity factor based on the age at which Social Security benefits are payable.

Pension Plan as amended in 2000

For the benefit earned from the date of the Pension Plan amendment in 2000 to before July 1, 2008, the benefit formula is expressed as a lifetime monthly annuity equal to the sum of (i) 1.25% of the participant’s “average annual compensation” up to the participant’s applicable average Social Security wage base and (ii) 1.67% of the participant’s “average annual compensation” above such average Social Security wage base, multiplied by years of benefit service up to 30 years, and divided by 12.

Pension Plan as amended in 2008
  For the benefit earned on or after July 1, 2008, the benefit formula is expressed as a fixed lump sum amount equal to the sum of (i) 10% of the participant’s “average annual compensation” up to the participant’s applicable average Social Security wage base and (ii) 13% of the participant’s “average annual compensation” above such average Social Security wage base, multiplied by the participant’s years of benefit service up to 30 years.
  Upon retirement, a participant will receive the greater of (i) the benefit calculated by applying the formula under the Pension Plan as amended in 2000 to the participant’s benefit service through June 30, 2008 and the formula, as amended in 2008, after that date and (ii) the benefit calculated by applying the formula as amended in 2008 to the participant’s entire benefit service.
  Participants will receive a transition enhancement to the above formula based on their age and/or period of service with the Company. The transition enhancement for Messrs. Bewkes, Martin, Cappuccio and Olafsson will be as follows:
    Because the sum of age and years of service with the Company for Mr. Bewkes equaled 65 or more as of July 1, 2008, if he were to receive benefits under the Pension Plan as amended in 2008, he would receive (i) 13% of his “average annual compensation” up to his applicable average Social Security wage base and (ii) 16% of his “average annual compensation” above such average Social Security wage base, multiplied by his years of benefit service up to 30 years. In addition, because he accrued more than 20 years of benefit service as of June 30, 2008, he may receive credit for each additional year of benefit service from July 1, 2008 through June 30, 2010 above the 30-year cap for benefit service.
    Because the sum of age and years of service with the Company for each of Messrs. Martin, Cappuccio and Olafsson equaled 50 or more as of July 1, 2008, each would receive (i) 12% of his “average annual compensation” up to his applicable average Social Security wage base and (ii) 15% of his average annual compensation above such average Social Security wage base, multiplied by his years of benefit service up to 30 years.

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Early Retirement. Under the Pension Plan, participants may elect early retirement and receive a reduced pension generally at 55 years of age with at least 10 years of service. To elect early retirement and receive their full pension, participants must (1) be at least 60 years old (under the Old Pension Plan) or 62 years old (under the Pension Plan as amended in 2000) and (2) have completed at least 10 years of service. As of December 31, 2013, Mr. Bewkes was the only NEO eligible to elect early retirement under the Pension Plan.

Form of Benefit Payment. A participant may elect the form of benefit payment at the time of retirement. The benefits under the Pension Plan are generally payable as (i) a single life annuity (based on the formulas as described above), (ii) a 50%, 75% or 100% joint and survivor annuity (based on the single life annuity amount but reduced to take into account the ages of the participant and the beneficiary at the time the annuity payments begin and the percentage of the monthly benefit that the beneficiary would receive), (iii) a life annuity that is guaranteed for 5, 10 or 20 years (based on the single life annuity amount but actuarially adjusted to take into account the applicable guaranteed payment period), or (iv) a lump sum, provided that spousal consent is required with respect to the election of payment forms under (i), (iii) and (iv).

Time Warner Excess Benefit Pension Plan

The Time Warner Excess Benefit Pension Plan (the “Excess Plan”) provides for payments by the Company of additional pension benefits to eligible employees of the Company in excess of the federal limitations on the amount of compensation eligible for the calculation of benefits and the amount of benefits derived from employer contributions that may be paid to participants under the Pension Plan. The formula used to calculate the participant’s benefit under the Pension Plan as amended in 2008 applies to the Excess Plan, except that the participant’s benefit under the Excess Plan is based on the benefit that the participant would have received under the Pension Plan if the participant’s eligible compensation (including any deferred bonuses) were limited to $250,000 in 1994 (increased 5% per year thereafter to a maximum of $350,000) and the payment restrictions under the Pension Plan did not apply.

Similar to the Pension Plan, the accrual of benefit service under the Excess Plan was frozen effective June 30, 2010, so that a participant’s benefit under the Excess Plan will not increase due to additional years of service, and, effective after December 31, 2013, pay increases are not taken into consideration when determining a participant’s benefit under the Excess Plan. Each of the NEOs other than Mr. Ginsberg participates in the Excess Plan. Because of certain grandfathering provisions, Mr. Bewkes’ pension benefits under the Excess Plan will be determined based on amounts that he would have received under the provisions of the Old Pension Plan, the Pension Plan as amended in 2000 or the Pension Plan as amended in 2008, whichever produces the greatest benefit, if his eligible compensation were limited (as described above) and there were no payment restrictions.

Form of Benefit Payment. The benefits under the Excess Plan are payable only as a lump sum, unless the participant elected to receive monthly installments over 10 years by the applicable deadline. Effective May 1, 2008, any distribution from the Excess Plan will be paid or will commence generally on the first day of the month following six calendar months after the participant separates from service, subject to the requirements of Section 409A of the Code.

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Pension Benefits Table

Set forth in the table below is each NEO’s years of credited service and the present value of his accumulated benefit under each of the pension plans pursuant to which the NEO would be entitled to a retirement benefit, in each case, computed as of December 31, 2013, which is the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the year ended December 31, 2013.

PENSION BENEFITS FOR FISCAL YEAR 2013

Name	Plan Name	Number of Years of Credited Service(2)	Present Value of Accumulated Benefit(3)	Payments During 2013
Jeffrey L. Bewkes(1)	Pension Plan	30.3	$1,500,980	—
	Excess Plan	30.3	$671,370	—
John K. Martin, Jr.	Pension Plan	13.1	$202,770	—
	Excess Plan	13.1	$132,110	—
Paul T. Cappuccio	Pension Plan	9.4	$195,630	—
	Excess Plan	9.4	$123,970	—
Gary L. Ginsberg	—	—	—	—
Olaf Olafsson	Pension Plan	10.7	$208,860	—
	Excess Plan	10.7	$133,660	—

(1)	The amounts shown in the table for Mr. Bewkes reflect the estimated benefits payable under the provisions of the Pension Plan as amended in 2000, which would have produced the greatest benefit as of December 31, 2013.

(2)	Effective June 30, 2010, the accrual of benefit service under the Pension Plan and the Excess Plan was frozen so that a participant’s benefit under the plans will no longer increase due to additional service after such date.

(3)	The amounts under this column were calculated based on the terms of the Pension Plan and the Excess Plan (including the grandfathering provisions with respect to Mr. Bewkes) in effect on December 31, 2013. The present values also reflect the assumptions that (i) the benefits will be payable at the earliest retirement age at which unreduced benefits are payable (which, under the Pension Plan, is at age 60 for Mr. Bewkes and age 65 for Messrs. Martin, Cappuccio and Olafsson), (ii) the benefits are payable as a lump sum, (iii) the maximum annual covered compensation is $350,000 and (iv) no joint and survivor annuity will be payable (which would, on an actuarial basis, reduce benefits to the employee but provide benefits to a surviving beneficiary). The present values of accumulated benefits under the Pension Plan and the Excess Plan were calculated using a 5.00% discount rate, 5.00% lump sum rate and the RP-2000 Mortality Table. The foregoing assumptions are consistent with the assumptions used for these plans in the calculation of the Company’s benefit obligations as of December 31, 2013, as disclosed in Note 13 to the Company’s consolidated financial statements included in the 2013 Form 10-K.

Deferred Compensation

Time Warner Supplemental Savings Plan

In 2010, the Company adopted the Time Warner Supplemental Savings Plan (the “Supplemental Savings Plan”), which is a nonqualified deferred compensation plan that is generally available to U.S. salaried employees of the Company (including each of the NEOs) whose eligible compensation exceeds the compensation limit established by the Internal Revenue Service for tax-qualified defined contribution plans. Commencing in 2011, eligible employees were permitted to defer receipt of their “eligible compensation” (consisting of base salary, bonus, commissions and overtime, if any), except that participants could not defer any bonus received in 2011 for 2010 service. The Company matches up to the first 6% of deferred eligible compensation between the compensation limit for tax-qualified plans ($255,000 in 2013) and $500,000. The Company match provides 133 1/3% on the first 3% of amounts deferred and 100% on the next 3% of amounts deferred for a maximum Company match of 7%. Participants may defer eligible

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EXECUTIVE COMPENSATION

compensation above $500,000, but there is no Company match on these deferrals. The Company may also make discretionary awards under the Supplemental Savings Plan. As of December 31, 2013, each of the NEOs except Mr. Bewkes was a participant in the Supplemental Savings Plan.

Participants are 100% vested in the Company match after two years of service (with prior service counting toward vesting), subject to acceleration following certain events such as death, disability, the attainment of age 65 or a change in control of the Company, in each case while employed at the Company. Participants are able to select among “investment crediting rates” that track the same third-party investment vehicles (other than a self-directed brokerage account) offered under the Time Warner Savings Plan, which is the Company’s tax-qualified defined contribution plan. Participants may change their investment crediting rate elections at any time for future deferrals and generally once during each calendar month for any existing balance in the Supplemental Savings Plan. Participants may elect to receive their vested Supplemental Savings Plan account balances in the form of (i) a lump sum, (ii) 120 monthly installments for elections that have become irrevocable prior to December 1, 2013 or (iii) 10 annual installments for elections that have become irrevocable on or after December 1, 2013, except that account balances of less than $100,000 will be paid in a lump sum. In the event of the death of a participant, a lump sum payment will be made to the participant’s named beneficiary or estate.

Time Warner Inc. Deferred Compensation Plan

The Time Warner Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) generally permitted employees of the Company whose annual cash compensation exceeded certain dollar thresholds to defer receipt of all or a portion of their annual bonus until a specified future date. Mr. Bewkes is the only NEO who participated in the Deferred Compensation Plan. As a result of the Company’s adoption of the Supplemental Savings Plan in 2010, compensation earned after December 31, 2010 is not eligible for deferral under the Deferred Compensation Plan. For compensation that has been deferred, participants may change their investment crediting rate elections, which track the same third-party investment vehicles (other than a self-directed brokerage account) offered under the Time Warner Savings Plan, generally once during each calendar quarter.

Participants elected to receive either (i) an “in-service distribution” in the form of a lump sum during a specified calendar year that is at least three years from the year the deferred compensation would have been payable or (ii) a “termination distribution” (subject to the restrictions of Section 409A of the Code), in the form of a lump sum or two to 10 annual installments commencing in the year following the participant’s termination of employment with the Company. In the event of the death of a participant, a lump sum payment will be made to the participant’s named beneficiary or estate.

Individual Deferred Compensation Accounts

Prior to 2001, while Mr. Bewkes was an executive officer of the Company’s Home Box Office division, pursuant to his employment agreement then in place, payments of deferred compensation for Mr. Bewkes were made to separate, non-current individual deferred compensation accounts maintained in a grantor trust or comparable amounts were credited under the Deferred Compensation Plan. The individual accounts maintained in the grantor trust are invested in certain eligible securities by a third-party investment adviser designated by the trustee (subject to approval by Mr. Bewkes). Beginning January 2001, the Company stopped making these contributions, but existing individual accounts in the grantor trust continue to be invested and the amounts credited to the Deferred Compensation Plan continue to track the crediting rate selections. Earnings on the individual accounts are based on the earnings of the actual investments selected by the investment adviser, adjusted for taxes on realized income computed as if each account were a stand-alone corporation conducting 40% of its business in New York City. Each individual account is reduced by such taxes on a net operating profit basis or credited with a tax benefit in the event the account sustains a net operating loss. Subject to the restrictions of Section 409A of the Code, the accrued amount for Mr. Bewkes will be paid to him bi-weekly for a period of 10 years following his termination of employment.

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Nonqualified Deferred Compensation Table

NONQUALIFIED DEFERRED COMPENSATION FOR
FISCAL YEAR 2013

Name	Deferred Compensation Arrangement	Executive Contributions in 2013(1)	Registrant Contributions in 2013(2)	Aggregate Earnings (Loss) in 2013(3)	Aggregate Withdrawals/ Distributions(4)	Aggregate Balance at December 31, 2013(5)
Jeffrey L. Bewkes	Deferred Compensation Plan	—	—	$688,941	—	$2,117,494
	Individual Deferred Account	—	—	$(251)	—	$3,065,825
John K. Martin, Jr	Supplemental Savings Plan	$14,700	$17,149	$10,441	$(988)	$93,405
Paul T. Cappuccio	Supplemental Savings Plan	—	—	$795	—	$51,258
Gary L. Ginsberg	Supplemental Savings Plan	$14,700	$17,149	$16,018	$(1,020)	$117,511
Olaf Olafsson	Supplemental Savings Plan	—	—	$551	—	$195,060

(1)	These amounts represent compensation deferred by the NEOs and are reported as salary and/or non-equity incentive plan compensation for 2013 in the Summary Compensation Table for Fiscal Year 2013.

(2)	These amounts represent the Company match and are reported as “All Other Compensation” for 2013 in the Summary Compensation Table for Fiscal Year 2013.

(3)	None of the amounts is required to be reported as compensation in the Summary Compensation Table for Fiscal Year 2013 because there were no above-market earnings on the deferred compensation.

(4)	These amounts reflect deductions taken from the applicable NEOs’ account balances to satisfy employment tax withholding liabilities resulting from the Company match.

(5)	None of the amounts reported in this column for Mr. Bewkes was reported as compensation in the Company’s Summary Compensation Table for prior years because he was not an NEO at the times he made the deferrals. Of the amounts reported in this column for Messrs. Martin, Cappuccio, Ginsberg and Olafsson, the following amounts were previously reported as 2011 compensation in the Summary Compensation Table for Fiscal Year 2011: (i) $17,850 for Mr. Martin, (ii) $17,850 for Mr. Cappuccio, (iii) $35,700 for Mr. Ginsberg and (iv) $57,658 for Mr. Olafsson, and the following amounts were previously reported as 2012 compensation in the Summary Compensation Table for Fiscal Year 2012: (i) $15,000 for Mr. Martin, (ii) $15,000 for Mr. Cappuccio, (iii) $15,000 for Mr. Ginsberg and (iv) $114,432 for Mr. Olafsson.

Employment Agreements

The Company has entered into employment agreements with each of the NEOs, and the material terms of the employment agreements are described below. See also “Executive Compensation – Potential Payments Upon Termination of Employment, Disability, Death or Change in Control.”

Jeffrey L. Bewkes. On November 20, 2012, the Company entered into an amended and restated employment agreement with Mr. Bewkes, which became effective on January 1, 2013 and has a term ending on December 31, 2017. The agreement provides for a minimum annual salary of $2.0 million, an annual discretionary cash bonus with a target of $10.0 million, long-term incentive compensation with a target annual value of $16.0 million and participation in other Company benefit plans. The agreement also provides for a cash payment equal to the premium for coverage under a group universal life (GUL) insurance program in an amount equal to twice his salary, minus $50,000. The agreement also confirmed the obligation under Mr. Bewkes’ prior employment agreements to provide him with life insurance benefits in the amount of $4.0 million through a split-dollar life insurance policy, under which the Company would be entitled to recover the total amount of premiums paid by the Company or its subsidiaries following Mr. Bewkes’ death or on the earlier surrender of such policy by Mr. Bewkes. The split-dollar life insurance policy for Mr. Bewkes has a benefit amount of $4.1 million. Starting in 2003, the Company stopped paying the premiums on the split-dollar life insurance policy due to restrictions under the Sarbanes-Oxley Act of 2002. The agreement provides for a “best net” approach with respect to any “parachute payments” under Section 280G of the

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Code following any change in control of the Company, as described on page 71. Following a termination without cause or due to material breach by the Company, Mr. Bewkes would have (i) a severance period of two years if the termination event occurs prior to December 31, 2017 or (ii) no severance period if the termination event occurs on or after this date.

John K. Martin, Jr. On July 29, 2011, the Company entered into an amended and restated employment agreement with Mr. Martin, which became effective as of January 1, 2011 and had a term that ended on December 31, 2013. The agreement provided for a minimum annual salary of $1.6 million, an annual discretionary cash bonus with a target of 300% of his salary, long-term incentive compensation with a target annual value of $4.3 million and participation in other Company benefit plans. In addition, the agreement provided for a cash payment equal to two times the premium that Mr. Martin would otherwise pay to obtain $3.0 million in GUL insurance coverage. As announced in July 2013, Mr. Martin became the Chief Executive Officer of Turner Broadcasting System, Inc., a wholly-owned subsidiary of the Company, beginning January 1, 2014. Following a termination without cause or due to material breach by the Company, Mr. Martin would have had a severance period of either (i) two years if the termination event had occurred prior to December 31, 2013 or (ii) one year if the termination event had occurred on or after December 31, 2013. The agreement provided for a “best net” approach with respect to any “parachute payments” under Section 280G of the Code following any change in control of the Company, as described on page 71.

Paul T. Cappuccio. On August 30, 2010, the Company entered into an amended and restated employment agreement with Mr. Cappuccio, which became effective as of July 1, 2010. The base term of the agreement ended on December 31, 2013 by its terms, and the agreement continues his employment on a month-to-month basis, subject to termination by either party with 60 days’ notice. The agreement provides for a minimum annual salary of $1.25 million, an annual discretionary cash bonus with a target of 200% of his salary, long-term incentive compensation with a target annual value of $2.75 million and participation in other Company benefit plans. In addition, the agreement provides for a cash payment equal to two times the premium that Mr. Cappuccio would otherwise pay to obtain $3.0 million in GUL insurance coverage. Following a termination without cause or due to material breach by the Company, Mr. Cappuccio would have a two-year severance period. Mr. Cappuccio’s agreement also provides for a “best net” approach with respect to any “parachute payments” under Section 280G of the Code following any change in control of the Company.

Gary L. Ginsberg. On February 17, 2010, the Company entered into an employment agreement with Mr. Ginsberg, which provided for a minimum annual salary of $800,000, an annual discretionary cash bonus with a target of 200% of his salary, long-term incentive compensation with a target annual value of $750,000 and participation in Company benefit plans. In addition, the agreement provided for a cash payment equal to two times the premium that Mr. Ginsberg would otherwise pay to obtain $3.0 million in GUL insurance coverage. The agreement also provided for a two-year severance period following a termination without cause or due to material breach by the Company and a “best net” approach with respect to any “parachute payments” following a change in control of the Company. On April 14, 2014, the Company entered into an amended and restated employment agreement with Mr. Ginsberg, which has an effective date of January 1, 2014. The new agreement extends the term of Mr. Ginsberg’s employment to December 31, 2016 and provides for an increase in Mr. Ginsberg’s annual salary from $847,000 in 2013 to $875,000 for 2014 and a $900,000 target value of annual long-term incentive compensation. The agreement provides for a severance period of two years prior to the end of the term and one year at or after the end of the term for a termination without cause or a termination due to material breach by the Company. The remaining terms of the new agreement are substantially the same as those in the prior agreement.

Olaf Olafsson. On December 23, 2011, the Company entered into an amended and restated employment agreement with Mr. Olafsson, which became effective as of August 1, 2011 and has a term ending on July 31, 2014. The agreement provides for a minimum annual salary of $800,000, an annual discretionary cash bonus with a target of 150% of his salary, long-term incentive compensation with a target annual value of $1.3 million and participation in Company benefit plans. In addition, the agreement provides for a cash payment equal to two times the premium that Mr. Olafsson would otherwise pay to obtain $3.0 million in GUL insurance coverage. Following a termination without cause or due to material breach by the Company, Mr. Olafsson would have a severance period of either (i) two years if the termination event occurs prior to July 31, 2014 or (ii) one year if the termination event occurs on or after July 31, 2014. Mr. Olafsson’s agreement also provides for a “best net” approach with respect to any “parachute payments” following any change in control of the Company.

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Other Restrictive Covenants. Each NEO’s employment agreement provides that the NEO is subject to restrictive covenants that obligate such NEO, among other things: (i) not to disclose any of the Company’s confidential matters, (ii) not to hire certain of the Company’s employees for one year following a termination of employment and (iii) not to compete with the Company by providing services to, serving in any capacity for or owning certain interests in competitors of the Company while employed and for one year following the NEO’s retirement, voluntary termination of employment, a termination of employment by the Company with or without cause or the termination of employment by the NEO due to a material breach by the Company, except that Mr. Bewkes’ employment agreement provides for different non-competition obligations.

Mr. Bewkes’ employment agreement provides that he will be restricted from competing with the Company by providing services to, serving in any capacity for, or owning certain interests in an entity that competes with the Company for 12 months following the termination of his employment prior to the end of the term of employment. Mr. Bewkes will have no non-competition obligations if his employment terminates after the end of the term of employment.

Potential Payments Upon Termination of Employment, Disability, Death or Change in Control

The payments and benefits that the NEOs would receive following a termination of their employment, disability, death or a change in control of the Company are generally governed by the terms of the NEOs’ employment agreements and their equity award agreements. The following is a summary of the payments and benefits that the NEOs would receive following each of the foregoing events.

Termination without Cause or Due to the Company’s Material Breach of Employment Agreement

As determined pursuant to their respective employment agreements, in the event of a termination of employment on December 31, 2013, the severance period for each NEO other than Mr. Martin would be two years and for Mr. Martin would be one year. During the applicable severance period, each NEO would receive the payments and benefits described in the footnotes to the table below. None of the NEOs would be eligible to participate in any disability programs or accrue any benefit service, make any contributions or deferrals under the Company’s qualified or nonqualified retirement plans, or receive any new equity awards.

Receipt of the payments and benefits would be conditioned on the NEO’s execution of a release of claims against the Company. If the NEO does not execute a release of claims, the NEO would receive a severance payment determined in accordance with the Company’s policies. In addition, certain payments would be subject to suspension of payment for six months following the separation from service if required under Section 409A of the Code.

If any NEO were to obtain employment (other than with a not-for-profit or governmental entity), the NEO would continue to receive the payments and benefits described in the footnotes to the table below but (i) any outstanding RSUs would cease vesting during the severance period and (ii) any stock options that would have vested prior to the end of the severance period would vest with a shorter time period to exercise the stock options. If the NEO were to accept full-time employment with any affiliate of the Company, the salary and bonus payments to the NEO would immediately cease. The calculations in the table below assume that none of the NEOs become employed by a new employer or return to work for the Company or an affiliate after December 31, 2013.

Retirement

Mr. Bewkes satisfied the requirements for retirement under the Company’s equity award agreements and was eligible to elect early retirement under the Company’s pension plans on December 31, 2013. No other NEO was eligible to retire on December 31, 2013. Information regarding the NEOs’ pension retirement benefits is provided in the Pension Benefits Table and the accompanying narrative. The other payments and benefits that would be provided to Mr. Bewkes following his retirement are described in the footnotes to the table below.

70       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

Change in Control

None of the employment agreements for the NEOs provide for any additional payments or tax gross-up payments to them solely as a result of a change in control of the Company. The NEOs’ employment agreements each provide that if any amounts or benefits payable by the Company constituting “parachute payments” under Section 280G of the Code would exceed the “safe harbor” amount under Section 280G of the Code, the Company’s payment either would be reduced to equal the safe harbor amount or would be paid to the NEO in full, whichever would result in the executive receiving the greater amount on a net after-tax basis (i.e., the “best net” approach). The footnotes to the table below describe the payments and benefits that would be provided to the NEOs following a change in control of the Company pursuant to equity award agreements and, with respect to Mr. Bewkes, his split dollar life insurance policy.

Disability

Under the NEOs’ employment agreements, the NEO’s disability period would not commence until six months of disability have occurred. The NEO would continue to receive his salary during the six months of disability and thereafter receive a pro rata bonus for the year in which the disability occurred. The calculations in the table below assume that the requisite six months of disability had passed as of December 31, 2013 so that the disability period would commence on January 1, 2014. As determined pursuant to their respective employment agreements, the disability periods for the NEOs other than Mr. Bewkes would each be one year and, for Mr. Bewkes, four years. The payments and benefits that would be provided to the NEOs during their respective disability periods are described in the footnotes to the table below. Any payments of salary or bonus would be reduced by any amounts received by the NEO from workers’ compensation, Social Security or disability insurance policies maintained by the Company.

Death

Pursuant to the NEOs’ employment agreements, each NEO’s estate or designated beneficiary would receive the NEO’s salary and a pro rata annual bonus through the date of death. Any other obligations by the Company to make payments under the NEO’s employment agreement would terminate. See the footnotes to the table below for a description of the treatment of equity awards following an NEO’s death.

POST-TERMINATION AND CHANGE IN CONTROL TABLE

The following table describes and quantifies the estimated dollar value of potential additional payments and other benefits that would be provided to the NEOs (or, in the case of death, to their respective estates or beneficiaries) under the NEOs’ respective employment agreements and equity award agreements following a termination of their employment or a change in control of the Company, in each case, assumed to have occurred on December 31, 2013.

The calculations exclude payments and benefits that are provided pursuant to plans or arrangements that do not discriminate in scope, terms or operation in favor of the NEOs and are available generally to all of the Company’s salaried employees, including any (i) balances under the Time Warner Savings Plan, (ii) medical and other group insurance coverage following disability and (iii) post-retirement medical benefits. The calculations also exclude payments and benefits to the extent they were earned but unpaid through the date of termination, including (i) the NEOs’ balances under the pension plans and nonqualified deferred compensation plans, which were fully vested as of December 31, 2013 and are disclosed in the Pension Benefits Table and the Nonqualified Deferred Compensation Table and (ii) the NEOs’ annual bonuses for 2013, which were earned but not paid as of December 31, 2013.

The values in the table below relating to stock options that would vest are based on the excess (if any) of the closing sale price of the Common Stock on December 31, 2013 ($69.72 per share) over the exercise price of the stock options. The values relating to RSUs and PSUs that would vest are based on the closing sale price of the Common Stock on December 31, 2013. With respect to the RSUs and PSUs granted in 2013, which were subject to the satisfaction of the Section 162(m) Performance Condition as of December 31, 2013, the table below reflects that the Compensation Committee certified in early 2014 that the Section 162(m) Performance Condition was achieved. Dividend equivalents that would be paid on RSUs during the severance or disability period and retained distributions that would be accrued and paid on any shares earned from the vesting of PSUs, in each case, based on the regular quarterly cash dividends paid on the Common Stock while the equity awards are outstanding, are not included in the calculations below.

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NEO	Base Salary Continuation(1)	Bonus Continuation(2)	Group Benefits Continuation(3)	Equity Awards: Stock Options and RSUs(4)	Equity Awards: PSUs(5)	Other Benefits(6)
Jeffrey L. Bewkes
Termination without
Cause/Material Breach	$4,000,000	$27,950,000	$28,227	$46,466,551	$16,074,434	$1,259,062
Retirement	—	—	—	$46,466,551	$16,074,434	$489,124
Change in Control	—	—	—	$46,466,551	$31,258,823	$1,040,218
Disability	$6,000,000	$41,925,000	—	$46,466,551	$16,074,434	$1,232,740
Death	—	—	—	$46,466,551	$11,500,593	—
John K. Martin, Jr.
Termination without
Cause/Material Breach	$1,600,000	$6,756,500	$15,423	$9,614,151	$3,839,062	$34,464
Change in Control	—	—	—	$17,328,605	$8,818,674	—
Disability	$1,200,000	$5,067,375	—	$17,328,605	$3,839,062	$33,348
Death	—	—	—	$17,328,605	$4,081,269	—
Paul T. Cappuccio
Termination without
Cause/Material Breach	$2,660,000	$7,212,300	$27,718	$9,745,102	$2,873,440	$77,514
Change in Control	$—	$—	—	$11,800,241	$5,639,860	—
Disability	$997,500	$2,704,613	—	$11,800,241	$2,455,189	$37,506
Death	$—	$—	—	$11,800,241	$2,610,178	—
Gary L. Ginsberg
Termination without
Cause/Material Breach	$1,700,000	$4,638,500	$28,227	$2,677,388	$783,653	$77,514
Change in Control	$—	$—	—	$3,237,894	$1,538,163	—
Disability	$637,500	$1,739,438	—	$3,237,894	$669,591	$37,506
Death	$—	$—	—	$3,237,894	$711,911	—
Olaf Olafsson
Termination without
Cause/Material Breach	$1,730,000	$3,542,450	$28,227	$5,562,311	$1,358,354	$77,514
Change in Control	—	—	—	$6,533,800	$2,666,093	—
Disability	$648,750	$1,328,419	—	$6,533,800	$1,160,629	$37,506
Death	—	$—	—	$6,533,800	$1,233,905	—

(1)	Reflects the payment by the Company, on the Company’s normal payroll payment dates, of (i) 100% of the NEO’s base salary in effect immediately prior to the termination of employment during the NEO’s severance period or (ii) 75% of such base salary during the NEO’s disability period, as applicable. The amounts shown for disability do not reflect any reductions for other sources of disability payments received by the NEO.

(2)	Reflects the annual payment by the Company, in a lump sum in respect of each year of the severance or disability period, of (i) 100% of the NEO’s Average Annual Bonus during the NEO’s severance period or (ii) 75% of such Average Annual Bonus during the NEO’s disability period, as applicable. “Average Annual Bonus” is defined in each NEO’s employment agreement as the average of the NEO’s two largest regular annual bonus amounts received in the most recent three calendar years through the effective date of termination.

(3)	Reflects the cost to the Company of the NEO’s continued participation in the Company’s group benefit plans (i.e., medical and dental insurance coverage, $50,000 of basic life insurance coverage, and accidental death and dismemberment insurance coverage) during the NEO’s severance period. The table excludes the cost of providing these group benefits to the NEOs during their respective disability periods, because these benefits are available generally to all of the Company’s salaried employees during a disability period under the Company’s benefit programs.

72       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION

(4)	This column includes the aggregate intrinsic value of stock options and RSUs that will vest as a result of the events described below.

Termination without Cause/Material Breach

Because Mr. Bewkes satisfied the requirements for retirement treatment of equity awards (i.e., at least age 55 with 10 years of service with the Company or its affiliates), all of his outstanding RSUs would vest upon his termination. His outstanding stock options would continue to vest during his severance period and any stock options still outstanding at the end of his severance period would vest at such time. All of the other NEOs’ RSUs granted prior to 2012 and stock options would continue to vest during their respective severance periods and, at the end of such period, an additional portion of the next installment of any such RSUs would vest pro rata (based on the number of days from the grant date or last vesting date through the end of the severance period and the vesting schedule). All of the NEOs’ other RSUs that would have vested through the end of the severance period and an additional portion of the next installment of any such RSUs would have become immediately vested as of the beginning of the severance period, except that RSUs granted in 2013 would vest at the later of the beginning of the severance period and the Compensation Committee’s certification that the Section 162(m) Performance Condition had been satisfied. Any unvested options and RSUs held by the other NEOs at the end of the severance period would be forfeited.

Retirement

Mr. Bewkes was the only NEO eligible for retirement treatment of equity awards as of December 31, 2013. Upon Mr. Bewkes’ retirement, all of his outstanding RSUs and stock options would vest unless he continues to serve on the Board of Directors, in which case such RSUs and stock options would remain outstanding and be subject to the regular vesting date. For the purposes of the table below, we have assumed that if Mr. Bewkes retired from his position as Chairman and CEO on December 31, 2013, he would also resign from the Board on such date so that all of his outstanding RSUs and stock options would vest upon his retirement.

	Change in Control	Pursuant to the terms of the NEOs’ equity award agreements:

  Stock options would become fully exercisable upon the earliest of (i) the first anniversary of the change in control, (ii) the original vesting date, and (iii) the termination of the NEO’s employment by the Company other than for “cause” or due to the death or disability of the NEO or by the NEO for “good reason” (as such terms are defined in the option agreements).
  RSUs would vest in full upon the earliest of (i) the first anniversary of the change in control, (ii) the original vesting date with respect to each portion of the RSU, and (iii) the termination of the NEO’s employment other than for “cause” or due to the death or disability of the NEO or by the NEO for “good reason” (as such terms are defined in the RSU agreements).

	Disability/Death	Pursuant to the terms of the NEOs’ equity award agreements, all RSUs and stock option awards would vest.

(5)	This column includes the aggregate intrinsic value of (i) the PSUs granted in 2012 having a 2012-2014 performance period (the “2012 PSUs”) and (ii) the PSUs granted in 2013 having a 2013-2015 performance period (the “2013 PSUs”). The table does not include the intrinsic value of the PSUs granted in 2011 having a 2011-2013 performance period, because none of the events set forth in the table would have enhanced the value or significantly accelerated the vesting of those PSUs. The following summary describes the treatment of PSUs held by the NEOs as of December 31, 2013.

Termination without Cause/Material Breach

Except with respect to Mr. Bewkes, the 2012 PSUs and 2013 PSUs would vest after the applicable performance period has ended based on the actual performance achieved and prorated based on the number of days from the grant date through the end of the severance period during the performance period, provided that, with respect to the 2013 PSUs, the Section 162(m) Performance Condition has been achieved. The PSUs granted to Mr. Bewkes are subject to the same terms except that they would vest after the performance period has ended without any proration. Because the actual performance levels that will be achieved with respect to these PSUs are not yet known, their intrinsic values were calculated assuming the vesting of the target number of shares underlying the PSUs.

Retirement

Among the NEOs, only Mr. Bewkes satisfied the requirements for retirement treatment for the PSUs. Mr. Bewkes’ outstanding PSUs would vest after the applicable performance period has ended based on the actual performance achieved. The 2012 PSUs would be prorated based on the number of days from the grant date through the retirement date during the performance period, and the 2013 PSUs would vest without any such proration as long as the Section 162(m) Performance Condition has been achieved and Mr. Bewkes does not engage in prohibited competitive activity during the performance period. Because the actual performance levels that will be achieved with respect to these PSUs are not yet known, their intrinsic values were calculated assuming the vesting of the target number of shares underlying the PSUs.

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Change in Control

The 2012 PSUs would vest immediately based on (i) the actual performance achieved through the date of the change in control and (ii) the assumed achievement of target performance for the remainder of the performance period. The 2013 PSUs would immediately vest based on (i) an EPS Factor determined from the sum of the Adjusted EPS achieved for 2013 and the budgeted Adjusted EPS for 2014 and 2015 and (ii) a TSR Modifier based on the Company’s TSR percentile for 2013. See page 47 for the definitions of EPS Factor and TSR Modifier. The 2012 PSUs and the 2013 PSUs were assumed to vest at 200% and 191.1% of the target number of PSUs, respectively.

Disability

The 2012 PSUs and 2013 PSUs would vest after the applicable performance period has ended based on the actual performance achieved and prorated based on the number of days from the grant date through the end of the disability period during the performance period. Because the actual performance levels that will be achieved with respect to these PSUs are not yet known, their intrinsic values were calculated assuming the vesting of the target number of shares underlying the PSUs.

Death

The 2012 PSUs would vest immediately based on the actual performance achieved as of the date of death and prorated based on the number of days from the grant date through the date of death during the performance period. For the 2012 PSUs, their intrinsic values were calculated based on the Company’s actual performance as of December 31, 2013. For the 2013 PSUs, because the date of death would have occurred prior to the first anniversary of the grant date, the PSUs’ intrinsic values were calculated based on (i) an EPS Factor of 100% and (ii) a TSR Modifier based on the Company’s TSR percentile for 2013, and prorated based on the number of days from the grant date through the date of death. See page 47 for the definitions of EPS Factor and TSR Modifier. The 2012 PSUs and the 2013 PSUs were assumed to vest at 200% and 117.2% of the target number of PSUs, respectively, and were prorated based on the number of days from the grant date through the date of death.

(6)	The following summary explains the components of the “Other Benefits” amounts for each NEO:

(a)	Mr. Bewkes:
  Termination without Cause/Material Breach: Equal to the sum of (i) $1,040,218 representing the present value of the cost to the Company for maintaining his split-dollar life insurance policy for the estimated duration of his life (based on the assumption that Mr. Bewkes would no longer serve as an executive officer or a director of the Company after December 31, 2013), (ii) $125,000 for the cost of providing comparable office space and secretarial support for one year after termination (based on the maximum allowance for this benefit), (iii) $60,000 for the reimbursement of financial services for the severance period (based on an allowance of $30,000 per year) and (iv) $33,844 equal to the premiums that Mr. Bewkes would pay for GUL insurance coverage (with a value equal to twice his salary, minus $50,000) for the severance period.
  Retirement or Change in Control: Benefit would consist solely of the Company’s maintenance of Mr. Bewkes’ split-dollar life insurance policy for the estimated duration of his life. The present value of the cost to the Company for maintaining this policy is based on the following assumptions: (i) for the retirement scenario, the assumption that the Company would recommence its payment of premiums following the annual meeting preceding the term during which Mr. Bewkes would reach age 75, which is the mandatory retirement age for the Company’s directors under the Corporate Governance Policy, and (ii) for the change in control scenario, the assumption that Mr. Bewkes would no longer serve as an executive officer or a director of the Company after December 31, 2013 such that the Company would resume its payment of premiums on January 1, 2013.
  Disability: Equal to the sum of (i) $1,040,218 representing the present value of the cost to the Company for maintaining his split-dollar life insurance policy for the estimated duration of his life (based on the assumption that Mr. Bewkes would no longer serve as an executive officer or a director of the Company after December 31, 2013), (ii) $120,000 for the reimbursement of financial services for the disability period (based on an allowance of $30,000 per year) and (iii) $72,522 equal to the premiums that Mr. Bewkes would pay for GUL insurance coverage (with a value equal to twice his salary, minus $50,000) for the disability period.

The amounts relating to Mr. Bewkes’ split-dollar life insurance policy reflect the time value of money with respect to the premiums that the Company estimates it would pay from when Mr. Bewkes no longer serves as an executive officer or director of the Company until the date of his death (based on the RP-2000 Mortality Table). The actual premium amounts that the Company will pay, which the Company is entitled to recover following Mr. Bewkes’ death or on the earlier surrender of the policy by Mr. Bewkes, will depend on when Mr. Bewkes is no longer an executive officer or director of the Company and the length of his life.

(b)

Messrs. Martin, Cappuccio, Ginsberg and Olafsson: Following a termination without cause or due to material breach by the Company or disability, each of Messrs. Martin, Cappuccio, Ginsberg and Olafsson would receive (i) reimbursement of up to $30,000 per year during the NEO’s severance period or disability period, as applicable, for financial services and (ii) cash payments equal to two times the premiums that the NEO would pay for $3.0 million in GUL insurance coverage during the NEO’s severance period or disability period, as applicable.

74       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

SECTION 16(A) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no such filings were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements in a timely manner during 2013.

OTHER PROCEDURAL MATTERS

Procedures for Submitting Shareholder Proposals

Proposals for Inclusion in the Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. To be included for the 2014 annual meeting of shareholders, a proposal must be received by the Company no later than December 22, 2014, and must otherwise comply with the requirements of Rule 14a-8.

Proposals Not Included in the Proxy Statement

In addition, the Company’s By-laws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual shareholders meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, to be presented at the Company’s 2015 annual meeting of shareholders, such a proposal must be received by the Company on or after February 13, 2015 but no later than March 15, 2015. If the date of the annual shareholders meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a shareholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present the proposal at such meeting, the Company is not required to present the proposal for a vote at the meeting.

Procedures for Submitting Director Recommendations and Nominations

Submitting Director Recommendations to the Nominating Committee

The Nominating Committee has adopted a policy statement regarding its consideration of director candidates recommended by shareholders. It is the Nominating Committee’s policy to apply the same criteria in reviewing director candidates, regardless of whether the candidate is proposed by a shareholder or is identified through another source. If a shareholder would like the Nominating Committee to consider an individual as a candidate for

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       75

election to the Board of Directors, the shareholder must submit a written notice (containing the information specified in the policy statement to the Nominating Committee) by no later than September 1 of the year prior to the annual shareholders meeting at which the candidate would seek to be elected. The Policy Statement Regarding Director Nominations may be found on the Company’s website at www.timewarner.com/governance.

Shareholder Nominations Submitted to Shareholders

The Company’s By-laws provide that shareholders may nominate persons for election as directors at the Company’s shareholders meeting by complying with the requirements set forth in the By-laws. For elections to be held at an annual meeting of shareholders, the Company’s By-laws require that, to be timely and proper, notice of a nomination by a shareholder must be delivered to or mailed to and received at the Company’s principal executive offices at least 90 days and no more than 120 days before the first anniversary of the date of the annual meeting of shareholders for the prior year. Therefore, to be included in the nominees presented for election to the Board at the Company’s 2015 annual meeting of shareholders, the notice of nomination must be received by the Company on or after February 13, 2015 but no later than March 15, 2015. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be delivered or received no earlier than the 120th day before the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day after the day on which the date of such meeting is first publicly announced.

Address

All proposals and director recommendations or nominations by shareholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary of the Company at One Time Warner Center, New York, NY 10019-8016.

Communicating with the Board of Directors

The Company’s independent directors have adopted a policy statement that sets forth how shareholders may communicate with directors. Pursuant to that policy statement, shareholders, employees and others interested in communicating with the Company’s Chairman of the Board should write to the address below:

Jeffrey L. Bewkes
Chairman of the Board and Chief Executive Officer
c/o Office of the Corporate Secretary
Time Warner Inc.
One Time Warner Center
New York, NY 10019-8016

Shareholders and other interested parties who wish to communicate directly with the Board, any of the Board’s committees, the non-employee directors as a group or any individual non-employee director should write to the address below:

[Name of Director or Director Committee/Group]
c/o Office of the Corporate Secretary
Time Warner Inc.
One Time Warner Center
New York, NY 10019-8016

76       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

INFORMATION ABOUT THIS PROXY
STATEMENT AND THE ANNUAL MEETING

How many votes do I have?

Every holder of Common Stock on the record date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. On April 14, 2014, there were 883,972,103 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What does it mean to vote by proxy?

By submitting your proxy, you authorize the persons named in the proxy (Howard M. Averill, Paul T. Cappuccio and Karen Magee) to vote your shares at the Annual Meeting in accordance with your instructions. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. The Board does not currently know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent you would be entitled to vote. They may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting. In accordance with the Company’s By-laws, the Annual Meeting may be adjourned, including by the Chairman, to permit the solicitation of additional proxies. You may not appoint more than three persons to act as your proxy at the Annual Meeting.

May I change or revoke my proxy after I submit my proxy or voting instructions?

Yes, you may change your proxy at any time before it is exercised by either:

  Filing with the Corporate Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed new proxy, in either case dated later than the prior proxy relating to the same shares; or

  Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting without voting will not revoke a proxy).

The written notice of revocation or subsequent proxy should be delivered to Time Warner Inc., One Time Warner Center, New York, NY 10019-8016, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary before the taking of the vote at the Annual Meeting.

If you are a beneficial owner and hold shares through a broker or other nominee, you must contact your broker or nominee to revoke any prior voting instructions.

What if I submit my proxy card or voting instruction form but do not indicate how I am voting?

  If you sign and return your proxy card or voting instruction form without indicating your instructions for voting, your Common Stock will be voted FOR each of the Company proposals described as Proposals 1, 2 and 3, and AGAINST the shareholder proposal described as Proposal 4 in this Proxy Statement.
  If you hold an interest in the Time Warner Inc. Stock Fund under the Time Warner Savings Plan or the Time Inc. Savings Plan and you sign and return your voting instruction card without indicating your instructions for voting, Fidelity Management Trust Company, as Trustee, will vote your proportionate interest in the Common Stock held in the Time Warner Inc. Stock Fund FOR each of the Company proposals described as Proposals 1, 2 and 3, and AGAINST the shareholder proposal described as Proposal 4 in this Proxy Statement. If you do not provide any voting instructions via the Internet or by telephone and do not return a signed voting instruction card, your interest will be voted in the same proportion as other participants’ interests in the Time Warner Inc. Stock Fund for which Fidelity has received voting instructions, except that any interests you hold attributable to accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan and the WCI Employee Stock Ownership Plan will not be voted.

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What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting constitutes a quorum and is necessary for the conduct of business at the Annual Meeting.

What are broker discretionary votes and “non-votes”?

If you are a beneficial owner of shares held in street name and do not provide the bank or broker that holds your shares with specific voting instructions, then under NYSE rules, the bank or broker will have discretion to vote your shares on certain proposals, such as Proposal 2. These votes are also called “discretionary votes.” If the bank or broker does not have discretion to vote your shares with respect to certain proposals, such as Proposals 1, 3 and 4, and you do not provide the bank or broker with specific voting instructions, your shares will be counted as a “broker non-vote” on those proposals.

How are abstentions and broker “non-votes” counted?

Abstentions and broker “non-votes” are not included in the tabulation of the voting results on proposals requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes cast either in opposition or in favor. Each of the proposals included in this Proxy Statement require approval of a majority of the votes cast. Broker “non-votes” and shares with respect to which a shareholder abstains are included as “present” in determining whether a quorum is present at the Annual Meeting.

How can I find the voting results?

The Company will disclose the final results of the voting in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or set of proxy materials?

It means you have multiple accounts at the transfer agent and/or with banks and brokers. Please submit proxies or voting instructions for all your Common Stock.

I share the same address with another Time Warner shareholder. Why has our household received only one Notice of Internet Availability of Proxy Materials or set of proxy materials?

The SEC’s rules permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single set of proxy materials to an address shared by two or more of the Company’s shareholders. This practice is intended to reduce printing and postage costs. The Company has delivered only one Notice of Internet Availability of Proxy Materials or one set of proxy materials to shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless the Company received contrary instructions from any shareholder at that address.

If you have received only one copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials and wish to receive a separate copy for each shareholder in your household or if you have received multiple notices or sets of proxy materials and wish to receive only one, please notify your bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

78       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Who will bear the cost of solicitation?

Time Warner will bear all expenses of the solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and the proxy materials. In addition to solicitation by the use of the mail, directors, officers and employees of Time Warner may solicit proxies and voting instructions by telephone or other means of communication. Such directors, officers and employees will not be paid additional compensation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Time Warner has retained Georgeson Inc. at an estimated cost of $25,000 plus reimbursement of expenses to assist in its solicitation of proxies. Time Warner has also agreed to pay the reasonable expenses of banks, brokerage firms and other nominees for mailing the Notices of Internet Availability of Proxy Materials and proxy materials to beneficial owners of shares held of record by such banks, brokerage firms and other nominees.

BY ORDER OF THE BOARD OF DIRECTORS,

PAUL F. WASHINGTON
Corporate Secretary

April 21, 2014

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       79

Annex A

NON-GAAP FINANCIAL MEASURES

Definitions

“Adjusted Operating Income (Loss)” is defined as Operating Income (Loss) excluding the impact of noncash impairments of goodwill, intangible and fixed assets; gains and losses on operating assets (other than deferred gains on sale-leasebacks); gains and losses recognized in connection with pension and other postretirement benefit plan curtailments or settlements; external costs related to mergers, acquisitions or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; and amounts related to securities litigation and government investigations.

“Adjusted Divisional Pre-Tax Income” is defined as Adjusted Operating Income plus Income (loss) from equity method investments.

“Adjusted EPS” is defined as Diluted Income per Common Share from Continuing Operations attributable to Time Warner Inc. common shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on operating assets (other than deferred gains on sale-leasebacks), liabilities and investments; gains and losses recognized in connection with pension and other postretirement benefit plan curtailments or settlements; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; amounts related to securities litigation and government investigations; and amounts attributable to businesses classified as discontinued operations, as well as the impact of taxes and noncontrolling interests on the above items.

For periods ending on or after July 1, 2012, “Free Cash Flow” is defined as Cash Provided by Operations from Continuing Operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions, to the extent such costs are expensed, contingent consideration payments made in connection with acquisitions, and excess tax benefits from equity instruments, less capital expenditures, principal payments on capital leases and partnership distributions, if any. For periods ending prior to that date, “Free Cash Flow” is defined as Cash Provided by Operations from Continuing Operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions, to the extent such costs are expensed, and excess tax benefits from equity instruments, less capital expenditures, principal payments on capital leases and partnership distributions, if any. A change to the definition of Free Cash Flow for periods prior to July 1, 2012 to adjust for contingent consideration payments made in connection with acquisitions would have had no impact on the reported Free Cash Flow for such periods.

Reconciliation of Adjusted Operating Income to Operating Income
(In millions; Unaudited)

	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Adjusted Operating Income	$6,599	$6,126	$5,864	$5,400	$4,618	$4,193
Asset impairments	(140)	(186)	(44)	(20)	(85)	(7,213)
Gain (loss) on operating assets, net	142	9	7	70	(33)	(3)
Other(1)	4	(31)	(22)	(22)	(30)	(21)
Operating Income	$6,605	$5,918	$5,805	$5,428	$4,470	$(3,044)

(1)	For 2013 and 2012, the definition of Other includes gains and losses recognized in connection with pension and other postretirement benefit plan curtailments or settlements; external costs related to mergers, acquisitions or dispositions; and amounts related to securities litigation and government investigations. For 2011, the definition of Other includes external costs related to mergers, acquisitions or dispositions; and amounts related to securities litigation and government investigations. There were no pension and other postretirement benefit plan curtailments or settlements in 2011. For 2010, 2009 and 2008, the definition of Other includes only amounts related to securities litigation and government investigations.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       A-1

Reconciliation of Adjusted EPS to Diluted Income Per Common Share from Continuing Operations
(Unaudited)

	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Diluted income per common share from continuing operations	$3.77	$3.00	$2.71	$2.27	$1.74	$(4.27)
Less Impact of items affecting comparability on diluted income per
common share from continuing operations	—	(0.24)	(0.15)	(0.16)	(0.08)	(5.69)
Adjusted diluted income per common share from continuing
operations	$3.77	$3.24	$2.86	$2.43	$1.82	$1.42

Reconciliation of Cash Provided by Operations from Continuing Operations to Free Cash Flow
(In millions; Unaudited)

	Year Ended December 31,
	2013	2012	2011	2010	2009
Cash provided by operations from continuing operations	$3,716	$3,476	$3,448	$3,314	$3,386
Add payments related to securities litigation and government investigations	—	3	8	22	30
Add external costs related to mergers, acquisitions, investments or
dispositions and contingent consideration payments	232	33	14	—	21
Add excess tax benefits from equity instruments	179	83	22	7	1
Less capital expenditures	(602)	(643)	(772)	(631)	(547)
Less principal payments on capital leases	(9)	(11)	(12)	(14)	(18)
Free Cash Flow	$3,516	$2,941	$2,708	$2,698	$2,873

Reconciliation of Return on Invested Capital (ROIC)
(In millions; Unaudited)

Reconciliation of Operating Income to NOPAT

	Year Ended December 31,
	2013	2012	2011
Operating Income	$6,605	$5,918	$5,805
Asset impairments	140	186	44
Loss on Operating Assets	(142)	(9)	(7)
Other operating income items	(4)	31	22
Adjusted Operating Income	6,599	6,126	5,864
Add Amortization expense	251	248	269
Adjusted Operating Income before amortization expense	6,850	6,374	6,133
Less Income taxes(1)	(2,261)	(2,167)	(2,024)
Add equity loss, net of taxes	(152)	(183)	(79)
Adjust for items affecting comparability relating to equity method investments	30	94	1
NOPAT(2)	$4,467	$4,118	$4,031

A-2       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

ANNEX A

Reconciliation of Total Assets to Capital Employed

	Year Ended December 31,
	2013	2012	2011	2010
Total Assets	$67,994	$68,089	$67,801	$66,732
Less:
Deferred tax assets	(447)	(474)	(663)	(581)
Total current liabilities of continuing operations less debt due
within one year	(8,317)	(9,050)	(8,899)	(8,800)
Excess cash(3)	(362)	(1,341)	(1,976)	(2,163)
Capital employed	58,868	57,224	56,263	55,188
Less Purchase Price Adjustments(4)	(34,888)	(35,060)	(35,292)	(35,528)
Capital employed excluding PPA	$23,980	$22,164	$20,971	$19,660
Average Capital Employed(5)	$58,046	$56,744	$55,726
Average Capital Employed excluding PPA(5)	$23,072	$21,568	$20,316
ROIC(6)	8%	7%	7%
ROIC excluding PPA(6)	19%	19%	20%

(1)	Calculated using the Company’s adjusted effective tax rate — 33% for 2013, 34% for 2012 and 33% for 2011. The Company’s adjusted effective tax rate reflects the impact of the items affecting comparability on the Company’s Income from continuing operations as set forth as set forth below.

	2013			2012			2011
	Actual	Adjustments	As Adjusted	Actual	Adjustments	As Adjusted	Actual	Adjustments	As Adjusted
Income from continuing
operations before
income taxes	5,303	39	5,264	4,448	(335)	4,783	4,359	(201)	4,560
Income tax provision	(1,749)	(34)	(1,715)	(1,526)	100	(1,626)	(1,477)	43	(1,520)
Effective Tax rate	33%	87%	33%	34%	30%	34%	34%	21%	33%

	Year Ended December 31,
	2013	2012	2011
Items Affecting Comparability
Asset impairments	$(140)	$(186)	$(44)
Gains on operating assets, net	142	9	7
Other operating income items(1)	4	(31)	(22)
Gains (losses) on investments	61	(30)	(136)
Other
Amounts related to separation of Time Warner Cable Inc.	3	4	(5)
Amounts related to separation of Warner Music Group	(1)	(7)	—
Items affecting comparability relating to equity method investments	(30)	(94)	(1)
Total other	(28)	(97)	(6)
Total of above items affecting comparability	39	(335)	(201)
Income tax impact of above items(2)	(34)	100	43
Impact of items affecting comparability on income attributable to Time Warner Inc.
shareholders	$5	$(235)	$(158)

(1)	For 2013 and 2012, the definition of Other operating income items includes gains and losses recognized in connection with pension and other postretirement benefit plan curtailments or settlements; external costs related to mergers, acquisitions or dispositions; and amounts related to securities litigation and government investigations. For 2011, the definition of Other operating income items includes external costs related to mergers, acquisitions or dispositions; and amounts related to securities litigation and government investigations.

Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement       A-3

(2)	For the year ended December 31, 2012, includes $42 million that reflects the reversal of a valuation allowance related to the usage of capital loss carryforwards in connection with the 2013 sale of the Company’s investment in a joint venture in Japan. The sale of such investment closed in the first quarter of 2013.

(2)	Net operating profit after taxes (“NOPAT”) represents the Adjusted Operating Income before amortization expense, net of tax at the Company’s adjusted effective tax rate plus the equity income (loss), net of taxes from investments accounted for under the equity method adjusted for the Company’s share of items affecting comparability relating to such equity method investments.

(3)	Excess cash represents the amount of cash in excess of $1.5 billion.

(4)	Purchase Price Adjustments (“PPA”) reflect the net outstanding goodwill and intangible assets recognized in connection with the merger of Time Warner Inc. (now known as Historic TW Inc.) with America Online, Inc. (now known as Historic AOL LLC) in 2001 and the restructuring of Time Warner Entertainment Company, L.P. in 2003.

(5)	Average Capital Employed and Average Capital Employed excluding PPA are calculated using the respective amounts at December 31, 2013, 2012, 2011 and 2010 divided by two.

(6)	Return on Invested Capital (“ROIC”) is calculated as NOPAT divided by Average Capital Employed and ROIC excluding PPA is calculated as NOPAT divided by Average Capital Employed excluding PPA.

A-4       Time Warner Inc. Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

Directions to Time Warner’s Annual Meeting
At Warner Bros. Studios in Burbank, California

FROM BEVERLY HILLS/CENTURY CITY:
Take Beverly Drive North to Coldwater Canyon. Go North on Coldwater Canyon to the 101 Ventura Freeway East, to the 134 Ventura Freeway East. Exit at Pass Avenue. Go South (right) on Pass Avenue to Riverside Drive. Turn left onto Riverside Drive to Hollywood Way. Turn right on Hollywood Way and proceed across Olive Avenue to Gate 4.

FROM BURBANK-GLENDALE-PASADENA AIRPORT:
Take Hollywood Way South to Olive Avenue. Proceed across Olive Avenue to Gate 4.

FROM LOS ANGELES INTERNATIONAL AIRPORT:
Take Century Boulevard East to the 405 San Diego Freeway North. Take the 101 Ventura Freeway East (toward Los Angeles) to the 134 Ventura Freeway East. Exit at Pass Avenue. Go South (right) on Pass Avenue to Riverside Drive. Turn left onto Riverside Drive to Hollywood Way. Turn right on Hollywood Way and proceed across Olive Avenue to Gate 4.

FROM DOWNTOWN LOS ANGELES:
Take 101 Hollywood Freeway North and exit at Barham Boulevard (this is Cahuenga East). Turn right on Barham Boulevard. At bottom of hill go straight. The street name becomes Olive Avenue. Continue on Olive Avenue around Studio property to Hollywood Way. Turn right to Gate 4.

Return Directions
134 WEST – Exit Gate 4/Hollywood Way and turn right on Alameda.
134 EAST – Exit Gate 4/Hollywood Way and turn left on Riverside Drive.

002CSN389A

IMPORTANT ANNUAL MEETING INFORMATION

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 13, 2014.

Vote by Internet Go to www.envisionreports.com/TWX Or scan the QR code with your smartphone Follow the steps outlined on the secure website
Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	1234 5678 9012 345
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1.
1.	Election of Directors:			For	Against	Abstain				For	Against	Abstain				For	Against	Abstain

	01	-	James L. Barksdale	☐	☐	☐	02	-	William P. Barr	☐	☐	☐	03	-	Jeffrey L. Bewkes	☐	☐	☐

	04	-	Stephen F. Bollenbach	☐	☐	☐	05	-	Robert C. Clark	☐	☐	☐	06	-	Mathias Döpfner	☐	☐	☐

	07	-	Jessica P. Einhorn	☐	☐	☐	08	-	Carlos M. Gutierrez	☐	☐	☐	09	-	Fred Hassan	☐	☐	☐

	10	-	Kenneth J. Novack	☐	☐	☐	11	-	Paul D. Wachter	☐	☐	☐	12	-	Deborah C. Wright	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain
2.	Ratification of Appointment of Independent Auditor.	☐	☐	☐
		For	Against	Abstain
3.	Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

C	Proposal — The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain
4.	Shareholder Proposal on Independent Chairman of the Board.	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.

01TBBB

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — TIME WARNER INC.

Proxy Solicited on Behalf of the Board of Directors of
Time Warner Inc. for the Annual Meeting of Shareholders on June 13, 2014

The undersigned hereby acknowledges receipt of the Time Warner Inc. Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Howard M. Averill, Paul T. Cappuccio and Karen Magee, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Shareholders of Time Warner Inc. on Friday, June 13, 2014, and any adjournment or postponement thereof, and to vote on the matters indicated all the shares of Common Stock that the undersigned would be entitled to vote if personally present.

This proxy when properly executed will be voted in the manner directed herein. If this proxy is executed but no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

Please mark, date and sign this Proxy Card below and return it promptly in the enclosed reply envelope. To vote by telephone or the Internet, see the instructions on the reverse side.

Continued and to be voted on reverse side.

E	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.
☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.

TIME WARNER INC.
ONE TIME WARNER CENTER
NEW YORK, NY 10019

You must provide instructions to the Trustee by June 10, 2014 for your instructions to be tabulated. You may issue instructions by telephone or the Internet until 11:59 P.M. (Eastern Time) on that day. If you are sending instructions by mail, the Trustee must receive your executed instruction card by 5:00 P.M. (Eastern Time) on June 10, 2014. If you submit your instructions by telephone or the Internet, there is no need to mail back your instruction card. If you do not provide instructions to the Trustee, the Trustee will vote your interests as required by the terms of the applicable Plan and described on the reverse side of the card.

You may send your voting instructions to the Trustee via the Internet, telephone or mail, as follows:

PROVIDE VOTING INSTRUCTIONS BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2014. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PROVIDE VOTING INSTRUCTIONS BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2014. Have your voting instruction card in hand when you call and then follow the instructions.

PROVIDE VOTING INSTRUCTIONS BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M71762-P51732	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
TIME WARNER INC.

Instructions to Vote on Directors - The Board of Directors recommends a vote FOR all nominees in Proposal 1.

1.	Election of Directors.

	Nominees:		For	Against	Abstain

	1a.	James L. Barksdale	☐	☐	☐

	1b.	William P. Barr	☐	☐	☐

	1c.	Jeffrey L. Bewkes	☐	☐	☐

	1d.	Stephen F. Bollenbach	☐	☐	☐

	1e.	Robert C. Clark	☐	☐	☐

	1f.	Mathias Döpfner	☐	☐	☐

	1g.	Jessica P. Einhorn	☐	☐	☐

	1h.	Carlos M. Gutierrez	☐	☐	☐

	1i.	Fred Hassan	☐	☐	☐

	1j.	Kenneth J. Novack	☐	☐	☐

			For	Against	Abstain

	1k.	Paul D. Wachter	☐	☐	☐

	1l.	Deborah C. Wright	☐	☐	☐

Instructions to Vote on Proposals - The Board of Directors recommends a vote FOR Proposals 2 and 3, and AGAINST Proposal 4.

2.	Ratification of Appointment of Independent Auditor.		☐	☐	☐

3.	Advisory Vote to Approve Named Executive Officer Compensation.		☐	☐	☐

4.	Shareholder Proposal on Independent Chairman of the Board.		☐	☐	☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SUBMIT YOUR CONFIDENTIAL VOTING INSTRUCTIONS
BY TELEPHONE, INTERNET OR MAIL

TIME WARNER SAVINGS PLAN
TIME INC. SAVINGS PLAN

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Time Warner Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please fold and detach card at perforation before mailing.
M71763-P51732

Time Warner Inc.

CONFIDENTIAL VOTING INSTRUCTIONS

Instructions solicited by Fidelity Management Trust Company on behalf of the Board of Directors for the Time Warner Inc. Annual Meeting of Shareholders on June 13, 2014.

The undersigned hereby instructs Fidelity Management Trust Company ("Fidelity"), as Trustee, to vote as specified on the reverse side by proxy at the Annual Meeting of Shareholders of Time Warner Inc. to be held on June 13, 2014, and at any adjournment thereof, the undersigned's proportionate interest in the shares of Time Warner Inc. Common Stock held in the Time Warner Inc. Stock Fund under the Time Warner Savings Plan or the Time Inc. Savings Plan (the "Plans").

Under the provisions of the Trusts relating to the Plans, Fidelity, as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Time Warner Inc. Common Stock held in the Time Warner Inc. Stock Fund under the Plans (an "interest") is to be voted at the Annual Meeting of Shareholders on June 13, 2014. Your instructions to Fidelity will not be divulged to anyone at Time Warner Inc. If Fidelity does not receive your instructions on or prior to 5:00 P.M. (Eastern Time) via a voting instruction card or 11:59 P.M. (Eastern Time) via telephone or the Internet on June 10, 2014, your interest, if any, attributable to (a) accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan ("PAYSOP") and the WCI Employee Stock Ownership Plan ("WCI ESOP") will not be voted and (b) the remainder of the accounts in the Plans will be voted at the Annual Meeting in the same proportion as other participants' interests in the applicable Plan for which Fidelity has received voting instructions (excluding PAYSOP and WCI ESOP accounts). If this card is signed but no direction is made, Fidelity will vote the undersigned's proportionate interest FOR all nominees listed, FOR Proposals 2 and 3, and AGAINST Proposal 4.

(PLEASE SIGN AND DATE ON THE REVERSE SIDE)